Exhibit 4.1



                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                            DEFINED CONTRIBUTION PLAN
                          BASIC PLAN DOCUMENT NUMBER 03



                   As Amended To Incorporate the Provisions of
                    The Uruguay Round Agreements Act (GATT),
             The Small Business Job Protection Act of 1996 (SBJPA),
      The Internal Revenue Code section 414(u) provisions of the Uniformed
        Services Employment and Reemployment Rights Act of 1994 (USERRA),
                 The Taxpayer Relief Act of 1997 (TRA '97); and
    The Internal Revenue Service Restructuring and Reform Act of 1998 (RRA).




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                                TABLE OF CONTENTS

 SECTION                           CONTENTS                               PAGE

                             ARTICLE I - DEFINITIONS

1.1     Accrued Benefit .................................................... 1
1.2     Additional Matching Contributions .................................. 1
1.3     Additional Nonelective Contributions ............................... 1
1.4     Adoption Agreement ................................................. 1
1.5     Alternate Payee .................................................... 1
1.6     Annuity ............................................................ 1
1.7     Annuity Contract ................................................... 1
1.8     Annuity Starting Date .............................................. 1
1.9     Beneficiary ........................................................ 2
1.10    Board of Directors ................................................. 2
1.11    CODA ............................................................... 2
1.12    Code ............................................................... 2
1.13    Compensation ....................................................... 2
1.14    Considered Net Profits ............................................. 5
1.15    Contribution Period ................................................ 6
1.16    Davis-Beacon Act ................................................... 6
1.17    Disability ......................................................... 6
1.18    Disability Retirement Date ......................................... 6
1.19    Early Retirement Date .............................................. 6
1.20    Earned Income ...................................................... 7
1.21    Effective Date ..................................................... 7
1.22    Elective Deferral Contributions .................................... 7
1.23    Employee ........................................................... 7
1.24    Employee Contributions ............................................. 8
1.25    Employer ........................................................... 8
1.26    Entry Date ......................................................... 8
1.27    ERISA .............................................................. 8
1.28    Fiduciary .......................................................... 9
1.29    Forfeiture ......................................................... 9
1.30    Highly Compensated Employee ........................................ 9
1.31    Insurance Company ................................................. 11
1.32    Late Retirement Date .............................................. 11
1.33    Leased Employee ................................................... 11
1.34    Life Annuity ...................................................... 12
1.35    Life Insurance Policy ............................................. 12
1.36    Matching Contributions ............................................ 12
1.37    Money Purchase Pension Contributions .............................. 12
1.38    Named Fiduciary ................................................... 12
1.39    Nonelective Contributions ......................................... 12
1.40    Non-Trusteed ...................................................... 12
1.41    Normal Retirement Age ............................................. 13
1.42    Normal Retirement Date ............................................ 13
1.43    Owner-Employee .................................................... 13

                                      -i-


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1.44    Participant......................................................... 13
1.45    Participant's Account............................................... 13
1.46    Participant's Employer Stock Account................................ 14
1.47    Partner............................................................. 15
1.48    Partn ersh ip....................................................... 15
1.49    Person.............................................................. 15
1.50    Plan................................................................ 15
1.51    Plan Administrator.................................................. 15
1.52    Plan Year........................................................... 15
1.5 3   Prevailin g W age Law............................................... 16
1.54    Prior Employer Contributions........................................ 16
1.55    Prior Required Employee Contributions............................... 16
1.56    Prior Voluntary Employee Contributions.............................. 16
1.57    QDRO................................................................ 16
1.58    Qualified Matching Contributions.................................... 16
1.59    Qualified Nonelective Contributions................................. 16
1.60    QVEC Contributions.................................................. 16
1.61    Required Employee Contributions..................................... 17
1.62    Rollover Contribution............................................... 17
1.63    Salary Deferral Agreement........................................... 17
1.64    Self-Employed Individual............................................ 17
1.65    Serious Financial Hardship.......................................... 17
1.66    Shareholder-Employee................................................ 17
1.67    Social Security Integration Level................................... 17
1.68    Social Security Taxable Wage Base................................... 17
1.69    Sponsoring Organization............................................. 17
1.70    Spouse.............................................................. 17
1.71    Straight Life Annuity............................................... 18
1.72    Termination of Employment........................................... 18
1.73    True-Up Contributions............................................... 18
1.74    Trust............................................................... 18
1.75    Trustee............................................................. 18
1.76    Vested Interest..................................................... 18
1.77    Vesting Percentage.................................................. 19
1.78    Voluntary Employee Contributions.................................... 19


                  ARTICLE II - GENERAL PROVISIONS 2 A. SERVICE

2A.1    Service............................................................. 20
2A.2    Absence from Employment............................................. 20
2A.3    Hour of Service..................................................... 20
2A.4    1-Year Break-in-Service............................................. 21
2A.5    Year(s) of Service.................................................. 21
2A.6    Determining Vesting Percentage...................................... 22
2A.7    Excluded Years of Service for Vesting............................... 23
2A.8    Change in Plan Years................................................ 23
2A.9    Elapsed Time........................................................ 24
2A.10   Excluded Periods of Service for Vesting............................. 25

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2B.   ELIGIBILITY, ENROLLMENT AND PARTICIPATION

2B.1    Eligibility......................................................... 26
2B.2    Enrollment.......................................................... 26
2B.3    Reemployed Participant.............................................. 26
2B.4    Eligible Class...................................................... 27
2B.5    Waiver of Participation............................................. 27
2B.6    Trades of Businesses Controlled by Owner-Employees.................. 27

2C.   CONTRIBUTIONS AND ALLOCATIONS

2C.1    Profit Sharing/Thrift Plan with 401(k) Feature...................... 27
2C.2    Money Purchase Pension Plan......................................... 40
2C.3    Rollover Contributions.............................................. 43
2C.4    Participant Initiated Transfers..................................... 43
2C.5    Contributions Subject to Davis-Bacon Act............................ 44
2C.6    QVEC Contributions.................................................. 45


                          ARTICLE III - DISTRIBUTIONS

3A.   TIMING AND FORM OF BENEFITS

3A.1    Payment of Benefits................................................. 46
3A.2    Commencement of Benefits............................................ 49
3A.3    From Life Insurance Policies........................................ 50
3A.4    Nontransferable..................................................... 50
3A.5    Alternate Payee Special Distribution................................ 50

3B.   MINIMUM DISTRIBUTION REQUIREMENTS

3B.1    Definitions......................................................... 51
3B.2    Distribution Requirements........................................... 52
3B.3    Death Distribution Provisions....................................... 54
3B.4    Transitional Rule................................................... 55

3C.   JOINT AND SURVIVOR ANNUITY REQUIREMENTS

3C.1    Applicability....................................................... 57
3C.2    Definitions......................................................... 57
3C.3    Qualified Joint and Survivor Annuity................................ 58
3C.4    Qualified Preretirement Survivor Annuity............................ 58
3C.5    Notice Requirements................................................. 59
3C.6    Safe Harbor Rules................................................... 60
3C.7    Tran sition al Rules................................................ 61

3D.   TERMINATION OF EMPLOYMENT

3D.1    Distribution........................................................ 62
3D.2    Repayment of Prior Distribution..................................... 64
3D.3    Life Insurance Policy............................................... 65
3D.4    No Further Rights or Interest....................................... 65
3D.5    Forfeiture.......................................................... 65
3D.6    Lost Participant.................................................... 66
3D.7    Deferral of Distribution............................................ 66


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3E.   WITHDRAWALS

 3E.1   Withdrawal - Employee Contributions................................. 66
 3E.2   Withdrawal - Elective Deferral Contributions........................ 67
 3E.3   Withdrawal - Elective Qualified Deferral Contributions.............. 67
 3E.4   Withdrawal - Elective Deferral Contributions........................ 67
 3E.5   Withdrawal - Elective Deferral Contributions........................ 67
 3E.6   Withdrawal - Employer Contributions................................. 68
 3E.7   Withdrawal for Serious Financial Hardship of Contributions Other than
        Elective Deferral Contributions..................................... 69
 3E.8   Withdrawal for Serious Financial Hardship of Elective Deferral
        Contributions....................................................... 69
 3E.9   Withdrawal - QVEC Contributions and Rollover Contributions.......... 70
 3E.10  Notification........................................................ 70
 3E.11  Vesting Continuation................................................ 71
 3E.12  Withdrawal - Participant's Employer Stock Account................... 71

3F.   DIRECT ROLLOVERS

 3F.1   Definitions......................................................... 71
 3F.2   Direct Rollovers.................................................... 72


                   ARTICLE IV - LEGAL LIMITATIONS ON CONTRIBUTIONS

4A.   NONDISCRIMINATION TESTS

 4A.1   Definitions......................................................... 73
 4A.2   Actual Deferral Percentage Test..................................... 74
 4A.3   Special Rules - ADP Test............................................ 75
 4A.4   Actual Contribution Percentage Test................................. 76
 4A.5   Special Rules - ADP/ACP Tests....................................... 77

4B.   LIMITATIONS ON ALLOCATIONS

 4B.1   Definitions......................................................... 79
 4B.2   Basic Limitation.................................................... 84
 4B.3   Estimated Maximum Permissible Amount................................ 84
 4B.4   Actual Maximum Permissible Amount................................... 84
 4B.5   Participants Covered by Another Prototype Defined Contribution Plan. 84
 4B.6   Participants Covered by Non-Prototype Defined Contribution Plan..... 85
 4B.7   Participants Covered by Defined Benefit Plan........................ 86

4C.   TREATMENT OF EXCESSES

 4C.1   Definitions......................................................... 86
 4C.2   Excess Elective Deferral Contributions.............................. 87
 4C.3   Excess Annual Additions............................................. 87
 4C.4   Excess Contributions................................................ 88
 4C.5   Excess Aggregate Contributions...................................... 89

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                     ARTICLE V - PARTICIPANT PROVISIONS

5A.   ANNUITY CONTRACT AND PARTICIPANT'S ACCOUNT

5A.1    Participant's Account .............................................. 91
5A.2    Investment Transfers ............................................... 91
5A.3    Participant's Account Valuation .................................... 91

5B.   LIFE INSURANCE POLICIES

5B.1    Optional Purchase of Life Insurance ................................ 92
5B.2    Premiums on Life Insurance Policies ................................ 92
5B.3    Limitations on Premiums ............................................ 92
5B.4    Disposal ........................................................... 93
5B.5    Rights under Policies .............................................. 93
5B.6    Loans .............................................................. 93
5B.7    Conditions of Coverage ............................................. 93
5B.8    Policy Not Yet in Force ............................................ 93
5B.9    Value of Policy .................................................... 93
5B.10   Dividends .......................................................... 93
5B.11   Distribution ....................................................... 93
5B.12   Application ........................................................ 94

5C.   LOANS

5C.1    Loans to Participants .............................................. 94
5C.2    Loan Procedures .................................................... 95
5C.3    USERRA Loan Suspension ............................................. 96

5D.   PARTICIPANTS' RIGHTS

5D.1    General Rights of Participants and Beneficiaries ................... 96
5D.2    Filing a Claim for Benefits ........................................ 96
5D.3    Denial of Claim .................................................... 96
5D.4    Remedies Available to Participants ................................. 96
5D.5    Limitation of Rights ............................................... 97
5D.6    100% Vested Contributions .......................................... 97
5D.7    Reinstatement of Benefit ........................................... 97
5D.8    Non-Alienation ..................................................... 97


                      ARTICLE VI - OVERSEER PROVISIONS

6A.   FIDUCIARY DUTIES AND RESPONSIBILITIES

6A.1    General Fiduciary Standard of Conduct ............................. 100
6A.2    Service in Multiple Capacities .................................... 100
6A.3    Limitations on Fiduciary Liability ................................ 100
6A.4    Investment Manager ................................................ 100

6B.   THE PLAN ADMINISTRATOR

6B.1    Designation and Acceptance .........................................100
6B.2    Duties and Responsibility ..........................................100
6B.3    Special Duties .....................................................101
6B.4    Expenses and Compensation ..........................................101
6B.5    Information from Employer ..........................................101

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6B.6    Administrative Committee; Multiple Signatures ......................101
6B.7    Resignation and Removal; Appointment of Successor...................102
6B.8    Investment Manager .................................................102
6B.9    Delegation of Duties................................................102

6C.   TRUST AGREEMENT

6C.1   Creation and Acceptance of Trust.....................................102
6C.2   Trustee Capacity; Co-Trustees........................................102
6C.3   Resignation and Removal; Appointment of Successor Trustee............103
6C.4   Taxes, Expenses and Compensation of Trustee..........................103
6C.5   Trustee Entitled to Consultation.....................................103
6C.6   Rights, Powers and Duties of Trustee.................................104
6C.7   Evidence of Trustee Action...........................................106
6C.8   Investment Policy....................................................106
6C.9   Period of the Trust..................................................106

6D.   THE INSURANCE COMPANY

6D.1   Duties and Responsibilities..........................................106
6D.2   Relation to Employer, Plan Administrator and Participants............106
6D.3   Relation to Trustee..................................................107

6E.   ADOPTING EMPLOYER

6E.1   Election to Become Adopting Employer.................................107
6E.2   Definition...........................................................107
6E.3   Effective Date of Plan...............................................107
6E.4   Forfeitures..........................................................107
6E.5   Ciontributions.......................................................107
6E.6   Expenses.............................................................107
6E.7   Substitution of Plans................................................108
6E.8   Termination of Plans.................................................108
6E.9   Amendment............................................................108
6E.10  Plan Administrator's Authority.......................................108


       ARTICLE VII - SPECIAL CIRCUMSTANCES WHICH MAY AFFECT THE PLAN

7A.   TOP-HEAVY PROVISIONS

7A.1   Definitions..........................................................109
7A.2   Minimum Allocation...................................................111
7A.3   Minimum Vesting Schedule.............................................113

7B.   AMENDMENT, TERMINATION OR MERGER OF THE PLAN

7B.1   Amendment of Elections under Adoption Agreement by Employer..........113
7B.2   Amendment of Plan, Trust, and Form of Adoption Agreement.............115
7B.3   Conditions of Amendment..............................................115
7B.4   Termination of the Plan..............................................115
7B.5   Full Vesting.........................................................115
7B.6   Application of Forfeitures...........................................115
7B.7   Merger with Other Plan...............................................115
7B.8   Transfer from Other Plans............................................116

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7B.9   Transfer to Other Plans..............................................116
7B.10  Approval by the Internal Revenue Service.............................116
7B.11  Subsequent Unfavorable Determination.................................117

7C. SUBSTITUTION OF PLANS

7C.1    Substitution of Plans...............................................117
7C.2    Transfer of Assets..................................................117
7C.3    Substitution for Pre-Existing Master or Prototype Plan..............117
7C.4    Partial Substitution or Partial Transfer of the Plan or Assets......118


                       ARTICLE VIII - MISCELLANEOUS

8.1     Nonreversion........................................................119
8.2     Gender and Number...................................................119
8.3     Reference to the Internal Revenue Code and ERISA....................119
8.4     Governing Law.......................................................119
8.5     Compliance with the Internal Revenue Code and ERISA.................119
8.6     Contribution Recapture..............................................119

                  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                           DEFINED CONTRIBUTION PLAN
                         BASIC PLAN DOCUMENT NUMBER 03


The Plan set forth herein may be adopted by an Employer and accepted by the Plan Administrator and, if applicable, the Trustee by executing an Adoption Agreement, which together shall constitute the Employer's Plan, for the exclusive benefit of its eligible Employees and their Beneficiaries, as fully as if set forth in said Adoption Agreement; provided, however, no Employer may adopt this Plan except with the consent of Connecticut General Life Insurance Company.

An Employer's adoption of this Plan shall not supersede any previously adopted amendments made to reflect the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001(EGTRRA) or Code section 401(a)(9) final regulations.

                            ARTICLE I - DEFINITIONS

1.1 ACCRUED BENEFIT. The term Accrued Benefit means the value of the Participant's Account on any applicable date.

1.2 ADDITIONAL MATCHING CONTRIBUTIONS. The term Additional Matching Contributions means additional discretionary Matching Contributions made to the Plan by the Employer, as authorized by its Board of Directors by resolution. Additional Matching Contributions shall be treated as Matching Contributions for nondiscrimination testing and allocation purposes.

1.3 ADDITIONAL NONELECTIVE CONTRIBUTIONS. The term Additional Nonelective Contributions means additional discretionary Nonelective Contributions made to the Plan by the Employer, as authorized by its Board of Directors by resolution.

1.4 ADOPTION AGREEMENT. The term Adoption Agreement means the prescribed agreement by which the Employer adopts this Plan, and which sets forth the elective provisions of this Plan as specified by the Employer.

1.5 ALTERNATE PAYEE. The term Alternate Payee means a person, other than the Participant, identified under a QDRO to be a recipient of part or all of the Participant's benefit under the Plan.

1.6 ANNUITY. The term Annuity means a series of payments made over a specified period of time.

1.7 ANNUITY CONTRACT. The term Annuity Contract means the group annuity contract form issued by the Insurance Company to fund the benefits provided under this Plan, as such contract may be amended from time to time in accordance with the terms thereof. The Employer will specify and communicate to its Employees the types of investments available under this Plan and Annuity Contract.

1.8 ANNUITY STARTING DATE. The term Annuity Starting Date means the first day of the first period for which an amount is paid as an Annuity or any other form.

Article I - Definitions                -9-                     February 6, 2002

1.9 BENEFICIARY. The term Beneficiary means the beneficiary or beneficiaries entitled to any benefits under a Participant's Account hereunder upon the death of a Participant, Beneficiary or Alternate Payee pursuant to a QDRO. If any Life Insurance Policy is purchased on the life of a Participant hereunder, the Beneficiary under such Policy shall be designated separately therein. However, any such Beneficiary designation shall be subject to the terms of Section 3C.

      A Participant's Beneficiary shall be his Spouse, if any, unless the Participant designates a person or persons other than his Spouse as Beneficiary with his Spouse's written consent. A Participant may designate a Beneficiary on the form approved by the Plan Adm in istrator.

      If any distribution is made to a Beneficiary in the form of an Annuity, and if such Annuity provides for a death benefit, then such Beneficiary shall also have a right to designate a beneficiary and to change that beneficiary from time to time. As an alternative to receiving the benefit in the form of an Annuity, the Beneficiary may elect to receive a single cash payment or any other form of payment provided by the Employer's election in the Adoption Agreement.

      If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving Spouse, then the Beneficiary under the Plan shall be the deceased Participant's surviving children in equal shares or, if there are no surviving children, the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary for the balance of the distribution.

      If the Employer so elects in the Adoption Agreement, an Alternate Payee and/or Beneficiary shall be allowed to direct the investment of his segregated portion of the Participant's Account, pursuant to Section 5A. An individual who is designated as an Alternate Payee in a QDRO relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

1.10 BOARD OF DIRECTORS. The term Board of Directors means the Employer's board of directors or other comparable governing body.

1.11 CODA. The term CODA means cash or deferred arrangement as described in Code section 401(k) and the regulations thereunder.

1.12 CODE. The term Code means the Internal Revenue Code of 1986, as amended from tim e to tim e.

1.13 COMPENSATION. The term Compensation means Compensation as defined below. For any Self-Employed Individual covered under the Plan, Compensation shall mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable Determination Period. Except as provided elsewhere in this Plan, the "Determination Period" shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the Determination Period shall be the Plan Year.

Article I - Definitions                -10-                    February 6, 2002

An Employer may elect in the Adoption Agreement to use one of the following definitions of Compensation for purposes of allocating all contributions:

(a) Wages, Tips, and Other Compensation Box on Form W-2. (Information required to be reported under Code sections 6041, 6051 and 6052). Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

(b) Section 3401(a) wages. Wages as defined in Code section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

(c) 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Code section 1.62-2(c)), and excluding the following:

      (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

      (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

      (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

      (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

Article I - Definitions                -11-                    February 6, 2002

(d) Modified Wages, Tips, and Other Compensation Box on Form W-2. Compensation as defined in subsection (a) above, but reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

(e)   Modified Section 3401(a) wages. Compensation as defined in subsection
      (b) above, but reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

(f) Modified 415 safe-harbor compensation. Compensation as defined in subsection (c) above, but reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits

(g) Regular or base salary or wages. Regular or base salary or wages (excluding overtime and bonuses) received during the applicable period by the Employee from the Employer. This definition may not be used by standardized plans or plans using a contribution or allocation formula that is integrated with Social Security.

(h) Regular or base salary wages plus overtime and/or bonuses. Regular or base salary or wages, plus either or both overtime and/or bonuses, as elected by the Employer in the Adoption Agreement, received during the applicable period by the Employee from the Employer. This definition may not be used by standardized plans or plans using a contribution or allocation formula that is integrated with Social Security.

(i) A reasonable alternative definition of compensation, as that term is used in Code section 414(s)(3) and the regulations thereunder, provided that the definition does not favor Highly Compensated Employees and satisfies the nondiscrimination requirements under Code section 414(s). This definition may not be used by standardized plans or plans using a contribution or allocation formula that is integrated with Social Security.

For years beginning before January 1, 1998, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h)(1)(B) or 403(b).

For years beginning on or after January 1, 1998, if elected by the Employer in the Adoption Agreement, Compensation shall exclude any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income of the Employee under Code sections 125, 402(e)(3), 402 (h)(1)(B) or 403(b).

Effective for years beginning on or after January 1, 2001 (or such earlier date specified in section IV.C of the Adoption Agreement which cannot be earlier than January 1, 1998), Code section 132(f)(4) deferrals shall be treated in the same manner as section 125 deferrals.



Article I - Definitions                -12-                    February 6, 2002

For years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any Determination Period beginning in such calendar year.

If a Determination Period consists of fewer than 12 calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by 12.

For Determination Periods beginning before January 1, 1997, in determining the Compensation of a Participant for purposes of this limit, the rules of Code section 414(q)(6), as in effect prior to January 1, 1997, shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted annual Compensation limit is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan uses a contribution or allocation formula that is integrated with Social Security), the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limit. The provisions of this paragraph shall not apply for Determination Periods beginning on or after January 1, 1997.

In determining allocations in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for Determination Periods beginning before that date is $150,000.

1.14 CONSIDERED NET PROFITS. The term Considered Net Profits means the entire amount of the accumulated or current operating profits (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Employer after all expenses and charges other than (1) the Employer contribution to this and any other qualified plan, and (2) federal, state or local taxes based upon or measured by income, as determined by the Employer, either on an estimated basis or a final basis, in accordance with the generally accepted accounting principles used by the Employer. When, for any Plan Year, the amount of Considered Net Profits has been determined by the Employer, and the Employer contribution made on the basis of such determination, such determination and contribution shall be final and conclusive and shall not be subject to change because of any adjustments in income or expense which may be required by the Internal Revenue Service or otherwise. Such determination and contribution shall not be open to question by any Participant either before or after the Employer contribution has been made.

      In the case of an Employer that is a non-profit entity, the term Considered Net Profits means the entire amount of the accumulated or current operating surplus (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Employer after all expenses and charges other than (1) the contribution made by the Employer to the Plan, and (2) federal, state or local taxes based upon or measured by income, in accordance with the generally accepted accounting principles used by the Employer.

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1.15 CONTRIBUTION PERIOD. The term Contribution Period means that regular period, specified by the Employer in its Adoption Agreement, for which the Employer shall make Employer contributions, if any, and that regular period specified by the Employer in its Adoption Agreement, for which Participants may make Employee Contributions, if any, and Elective Deferral Contributions, if any. The first Contribution Period may be an irregular period, not longer than one month, commencing not prior to the Effective Date. However, the first Contribution Period for Elective Deferral Contributions may not commence before the later of the Plan's Effective Date or adoption date.

1.16 DAVIS-BACON ACT The term Davis-Bacon Act means the Davis-Bacon Act (40 U.S.C. section 276(a) et seq., as amended from time to time), which guarantees minimum wages to laborers and mechanics employed on Federal government contracts for the construction, alteration, or repair of public buildings or works. The minimums are the amounts found by the Secretary of Labor to be prevailing for similar workers in the area in which the work is to be done.

      The term "wages" as used in the Davis-Bacon Act includes, in addition to the basic hourly rate of pay, contributions irrevocably made to trustees for pension benefits for laborers and mechanics employed on Federal government contracts and the cost of other fringe benefits. However, overtime pay is to be computed only on the basis of the basic hourly rate of pay. Davis-Bacon contributions are only allowed in non-standardized plans.

1.17 DISABILITY. The term Disability means a Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. All Participants in similar circumstances shall be treated alike.

      If elected by the Employer in the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of all disabled Participants.

1.18 DISABILITY RETIREMENT DATE. The term Disability Retirement Date means the first day of the month after the Plan Administrator has determined that a Participant's incapacity is a Disability. A Participant who retires from the Service of the Employer as of his Disability Retirement Date shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account and any Life Insurance Policies, or the values thereof, as of his Disability Retirement Date, subject to the provisions of Section 3A and Section 3C.

1.19 EARLY RETIREMENT DATE. If the Employer has specified in its Adoption Agreement that Early Retirement is permitted, then the term Early Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer for any reason other than death or Disability, provided that on such date the Participant has attained the conditions specified by the Employer in its Adoption Agreement and has not attained his Normal Retirement Age. A Participant who retires from the Service of the Employer on or after his Early Retirement Date shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account and any Life Insurance Policies, or the values thereof, as of his Early Retirement Date, subject to the provisions of Section 3A and Section 3C.

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      If a Participant separates from Service before satisfying the age requirement for Early Retirement, but has satisfied the Service requirement, the Participant shall be 100% vested as of his Termination of Employment date, but he will not be eligible for a distribution of the entire value of his Participant's Account until satisfying such age requirement.

1.20 EARNED INCOME. The term Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, and for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by the Employer to a qualified plan to the extent deductible under Code section 404.

      Net earnings shall be determined with regard to the deductions allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

1.21 EFFECTIVE DATE. The term Effective Date means the date specified by the Employer in its Adoption Agreement as the Effective Date of the Plan.

1.22 ELECTIVE DEFERRAL CONTRIBUTIONS. The term Elective Deferral Contributions means contributions made by the Employer to the Plan at the election of the Participant (or, if elected by the Employer in the Adoption Agreement, through a deemed election by an Employee), in lieu of cash compensation, and shall include contributions made pursuant to a Salary Deferral Agreement or other deferral mechanism.

      With respect to any taxable year, a Participant's elective deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any CODA, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any SIMPLE IRA plan described in section 408(p), any eligible deferred compensation plan as described in section 457, any plan described in section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under section 403(b) pursuant to a salary reduction agreement.

      Elective Deferral Contributions shall not include those contributions properly distributed as Excess Annual Additions, as defined in Section 4C.1(b).

1.23 EMPLOYEE. The term Employee means any employee of the Employer maintaining the Plan or any other employer required to be aggregated with such Employer under Code sections 414(b), (c), (m), or (o).

Article I - Definitions                -15-                    February 6, 2002

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      The term Employee also includes any Leased Employee deemed to be an
      Employee of the Employer in accordance with Code sections 414(n) or (o).

      If elected by the Employer in the Adoption Agreement, an individual shall not be treated as an Employee unless he or she is reported on the payroll, income tax withholding, wage tax liability, or worker compensation coverage records, or any such similar record, of the Employer as a common law employee, or is otherwise explicitly covered as a Leased Employee. Under this provision, individuals not treated as common law employees by the Employer on the type of records previously described shall be excluded from participation in the Plan even if a court or administrative agency later determines that such individuals are common law employees. This provision applies only to nonstandardized plans.

1.24 EMPLOYEE CONTRIBUTIONS. The term Employee Contributions means contributions to this Plan or any other plan, that are designated or treated at the time of contribution as after-tax contributions made by the Employee and are allocated to a separate account to which attributable earnings and losses are allocated. Such term includes Required Employee Contributions, Voluntary Employee Contributions, Prior Required Employee Contributions, and Prior Voluntary Employee Contributions.

1.25 EMPLOYER. The term Employer means the employer that adopts this Plan. In the case of a group of Employers that constitutes a controlled group of corporations (as defined in Code section 414(b)) or that constitutes trades or businesses (whether or not incorporated) that are under common control (as defined in section 414(c)) or that constitutes an affiliated service group (as defined in section 414(m)), Service with all such employers shall be considered Service with the Employer for purposes of eligibility and vesting. The term Employer shall also mean any Adopting Employer as defined in Section 6E.2.

      A state or local government or political subdivision thereof, or any agency or instrumentality thereof, may not elect a 401(k) option (CODA) in the Adoption Agreement, unless the sponsoring entity is a rural cooperative as defined in Code section 401(k)(7)(E)(iv).

1.26 ENTRY DATE. The term Entry Date means either the Effective Date or each applicable date thereafter as specified by the Employer in its Adoption Agreement, when an Employee who has fulfilled the eligibility requirements commences participation in the Plan .

      If an Employee is not in the active Service of the Employer as of his initial Entry Date, his subsequent Entry Date shall be the date he returns to the active Service of the Employer, provided he still meets the eligibility requirements. If an Employee does not enroll as a Participant as of his initial Entry Date, his subsequent Entry Date shall be the applicable Entry Date as specified by the Employer in the Adoption Agreement when the Employee actually enrolls as a Participant.

1.27 ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974 (PL93-406) as it may be amended from time to time, and any regulations issued pursuant thereto as such Act and such regulations affect this Plan and Trust.

Article I - Definitions                -16-                    February 6, 2002

1.28 FIDUCIARY. The term Fiduciary means any or all of the following, as applicable:

      (a) Any Person who exercises any discretionary authority or control respecting the management of the Plan or its assets;

      (b) Any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or has authority or responsibility to do so;

      (c) Any Person who has discretionary authority or responsibility in the administration of the Plan;

      (d) Any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

1.29 FORFEITURE. The term Forfeiture means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest upon the occurrence of an immediate Break-in-Service, a 1-Year Break-in-Service or 5 consecutive 1-Year Breaks-in-Service, as elected by the Employer in its Adoption Agreement pursuant to Section 3D.5, following such Participant's Termination of Employment.

1.30 HIGHLY COMPENSATED EMPLOYEE. The term Highly Compensated Employee includes both Highly Compensated Active Employees and Highly Compensated Former Employees.

      (a) Standard Method: Effective for Plan Years beginning after December 31, 1996, a "Highly Compensated Active Employee" includes any Employee who performs service for the Employer during the Plan Year and who:

            (1) During either the current Plan Year (the "Determination Period") or the immediately preceding 12-month period (the "Look-Back Year"), owns (or is considered to own within the meaning of section 318 of the Code, as modified by section 416(I)(1)(B)(iii) of the Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total voting power of all stock of the Employer, or, if the Employer is other than a corporation, owns more than 5% of the capital or profits interest in the Employer. The determination of 5% ownership shall be made separately for each member of a controlled group of corporations (as defined in Code section 414(b)), or a group of businesses under common control (as defined in Code section 414(c)), or for an affiliated service group (as defined in Code section 414(m)); or

            (2)   During the Look-Back Year,

                  (A) Received Compensation in excess of $80,000 (as indexed); and

                  (B) If elected by the Employer in the Adoption Agreement, was in the top 20% of Employees of the Employer ranked by Compensation (the "Top-Paid Group").

Article I - Definitions                -17-                    February 6, 2002

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            A "Highly Compensated Former Employee" includes any Employee who separated from Service (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer during the Determination Year, and was a highly compensated active employee for either the separation year or any Determination Year ending on or after the Employee's 55th birth day.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the Employees in the top-paid group, will be made in accordance with Code section 414(q) and the regulations thereunder.

            If elected by the Employer in the Adoption Agreement, a Plan with a non- calendar year Plan Year may elect to treat the calendar year beginning with or within the Look-Back Year as the Look-Back Year for purposes of determining whether an Employee is a Highly Compensated Employee on account of the Employee's Compensation for a Look-Back Year.

            For purposes of this definition, Compensation shall mean compensation as defined in Code section 415(c)(3). For Plan Years beginning before January 1, 1998, for purposes of this definition, Compensation also includes elective or salary reduction contributions to a cafeteria plan, CODA or tax-sheltered annuity even though excluded from the definition under Code section 415(c)(3) for those years.

            Effective for Plan Years beginning on or after the date specified by the Employer in section XIII.C of the Adoption Agreement (Limitations on Allocations), Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

            (b) Highly Compensated Employee Determination On Snapshot Basis:
            If elected by the Employer in the Adoption Agreement, the Employer may determine who is a Highly Compensated Employee and substantiate that the Plan complies with the nondiscrimination requirements on the basis of the Employer's work force on a single day during the Plan Year, provided that day is reasonably representative of the Employer's work force and the Plan's coverage throughout the Plan Year. The day elected by the Employer and indicated on the Adoption Agreement shall be the "Snapshot Day."

            To apply the snapshot basis methodology:

            (1) The Employer determines who is a Highly Compensated Employee on the basis of the data as of the Snapshot Day, except as provided in (3) below.

            (2)   If the determination of who is a Highly Compensated
                  Employee is made earlier than the last day of the Plan Year, the Employee's Compensation that is used to determine an Employee's status must be projected for the Plan Year under a reasonable method established by the Employer.

            (3) If there are Employees not employed on the Snapshot Day who are taken into account in testing, they must be determined to be either Highly Compensated Employees or non-Highly Compensated Employees. In addition to those Employees who are determined to be Highly Compensated Employees on the Plan's Snapshot Day, the Employer must treat as a Highly Compensated Employee any eligible Employee for the Plan Year who:

Article I - Definitions                -18-                    February 6, 2002

                  (a) Terminated employment prior to the Snapshot Day and was a 5% Owner in the prior or current Plan Year;

                  (b) Terminated employment prior to the Snapshot Day and had Compensation for the Look-Back Year greater than or equal to the Compensation in the Look-Back Year of any Employee who is treated as a Highly Compensated Employee on the Snapshot Day (except for Employees who are Highly Compensated Employees solely because they are 5-percent owners; or

                  (c) Becomes employed during the Plan Year but after the Snapshot Day and is a 5-percent owner.

1.31 INSURANCE COMPANY. The term Insurance Company means Connecticut General Life Insurance Company, a legal reserve life insurance company of Hartford, Connecticut. If any company other than Connecticut General Life Insurance Company has issued any Life Insurance Policy held by the Trustee under the Plan, then with respect to such Policy only and matters pertaining directly thereto, the term Insurance Company shall be deemed to refer to such other issuing company.

1.32 LATE RETIREMENT DATE. The term Late Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer after his Normal Retirement Age, for any reason other than death.

1.33 LEASED EMPLOYEE. The term Leased Employee means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person ("leasing organization"), has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

      A Leased Employee shall not be considered an Employee of the recipient Employer if such employee is covered by a money purchase pension plan of the leasing organization providing: (a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B), section 403(b) or section 132(f)(4) of the Code, (b) immediate participation, and (c) full and immediate vesting; and Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

Article I - Definitions                -19-                    February 6, 2002

1.34 LIFE ANNUITY The term Life Annuity means an Annuity payable over the life or life expectancy of one or more individuals.

1.35 LIFE INSURANCE POLICY. The term Life Insurance Policy (or Policy) means a policy of individual life insurance purchased from the Insurance Company on the life of any Participant.

1.36 MATCHING CONTRIBUTIONS. The term Matching Contributions means contributions made by the Employer to the Plan for a Participant on account of either Elective Deferral Contributions or Required Employee Contributions. In addition, any Forfeiture reallocated as a Matching Contribution shall be considered a Matching Contribution for purposes of this Plan. If elected by the Employer in the Adoption Agreement, Matching Contributions shall be made out of Considered Net Profits in an amount specified by the Employer in its Adoption Agreement for each $1.00 contributed as either an Elective Deferral Contribution or a Required Employee Contribution, as further specified by the Employer in its Adoption Agreement. The term Matching Contributions shall include Additional Matching Contributions, True-Up Contributions, ADP Test Safe Harbor Contributions, and ACP Test Safe Harbor Matching Contributions.

      Should there be insufficient Considered Net Profits of the Employer for such Employer contribution, the amount of such Matching Contributions may be diminished to the amount that can be made from the Employer's Considered Net Profits.

      The Employer may designate at the time of contribution that all or a portion of such Matching Contributions be treated as Qualified Matching Contributions.

      If elected by the Employer in the Adoption Agreement, Partners shall not be entitled to receive Matching Contributions. If Partners are entitled to receive Matching Contributions, for Plan Years prior to 1998, such Contributions shall be considered Elective Deferral Contributions for all purposes under this Plan.

1.37 MONEY PURCHASE PENSION CONTRIBUTIONS. The term Money Purchase Pension Contributions means contributions made to the Plan by the Employer in accordance with a definite formula as specified in the Adoption Agreement.

1.38 NAMED FIDUCIARY. The term Named Fiduciary means the Administrator and any other Fiduciary designated by the Employer, and any successor thereto.

1.39 NONELECTIVE CONTRIBUTIONS. The term Nonelective Contributions means contributions made to the Plan by the Employer in accordance with a definite formula as specified in the Adoption Agreement. The Employer may designate at the time of contribution that the Nonelective Contribution shall be treated as a Qualified Nonelective Contribution. The term Nonelective Contributions shall include nonelective contributions that are ADP Test Safe Harbor Contributions.

1.40 NON-TRUSTEED. The term Non-Trusteed means that the Employer has specified in the Adoption Agreement that there will not be a Trust as a part of the Plan. Contributions under a Non-Trusteed plan will be made directly to the Insurance Company. If the Employer specifies in the Adoption Agreement that the Plan is Non-Trusteed, then the terms and provisions of this Plan relating to the Trust shall be of no force or effect.

Article I - Definitions                -20-                    February 6, 2002

1.41 NORMAL RETIREMENT AGE. The term Normal Retirement Age means the age selected in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

      Notwithstanding the vesting schedule elected by the Employer in the Adoption Agreement, an Employee's right to his or her account balance shall be nonforfeitable upon the attainment of Normal Retirement Age.

1.42 NORMAL RETIREMENT DATE. The term Normal Retirement Date means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age. If a Participant retires from the Service of the Employer on his Normal Retirement Date, he shall receive a distribution of the entire value of his Participant's Account, as of his Normal Retirement Date, subject to the provisions of Section 3A and Section 3C.

1.43 OWNER-EMPLOYEE. The term Owner-Employee means an individual who is a sole proprietor, or who is a Partner owning more than 10 percent of either the capital or profits interest of the Partnership.

1.44 PARTICIPANT. The term Participant means any person who has a Participant's Account in the Plan and/or Trust. Notwithstanding the foregoing, for purposes of making or receiving contributions under the plan, the term Participant means a current or former Employee who is or was employed during the Contribution Period or Plan Year, as applicable, and who meets or met the eligibility and allocation requirements for participation, as further described in the Adoption Agreement.

      If elected by the Employer in the Adoption Agreement, and only for purposes of the investment of contributions as described in Section 5A, the term Participant shall include former Participants, Beneficiaries, and Alternate Payees. Former Participants shall include those Participants who upon Termination of Employment elected to defer distribution in accordance with Section 3A of the Plan.

1.45 PARTICIPANT'S ACCOUNT. The term Participant's Account means the sum of the following sub-accounts maintained on behalf of each Participant.

      (a) Money Purchase Pension Contributions, if any, plus any income and minus any loss thereon;

      (b) Nonelective Contributions, including any Nonelective Contributions that are ADP Test Safe Harbor Contributions, if any, plus any income and minus any loss thereon;

      (c) Matching Contributions, including any Matching Contributions that are ADP Test Safe Harbor Contributions, ACP Test Safe Harbor Matching Contributions, or True-Up Contributions, if any, plus any income and minus any loss thereon;

Article I - Definitions                -21-                    February 6, 2002

      (d) Qualified Nonelective Contributions, if any, plus any income and minus any loss thereon;

      (e) Qualified Matching Contributions, if any, plus any income and minus any loss thereon;

      (f) Prior Employer Contributions, if any, plus any income and minus any loss thereon;

      (g) Elective Deferral Contributions, if any, plus any income and minus any loss thereon;

      (h) Employee Contributions, if any, plus any income and minus any loss thereon;

      (i) QVEC Contributions, if any, plus any income and minus any loss thereon;

      (j) Rollover Contributions, if any, plus any income and minus any loss thereon.


            A Participant's Account shall be invested in accordance with rules established by the Plan Administrator that shall be applied in a consistent and nondiscriminatory manner.

1.46 PARTICIPANT'S EMPLOYER STOCK ACCOUNT. The term Participant's Employer Stock Account means that portion, if any, of the Participant's Account which is invested in shares of the Employer's stock. Such Participant's Employer Stock Account shall be credited with dividends paid, if any. Such Participant's Employer Stock Account will be valued on each day that the public exchange, over which the Employer's stock is traded, is open for unrestricted trading. In the event that the Employer's stock is not publicly traded, it shall be valued not less frequently than annually.

      Amounts that are invested in the Participant's Employer Stock Account may be invested in any short term account prior to actual investment in the Participant's Employer Stock Account.

      As elected by the Employer in the Adoption Agreement:

      (a) The Trustee will vote the shares of the Employer's stock invested in the Participant's Employer Stock Account; or

      (b) The Trustee will vote the shares of the Employer's stock in accordance with any instructions received by the Trustee from the Participant; or

      (c) The Trustee may request voting instructions from the Participants provided this is done in a consistent and nondiscriminatory manner.

      As elected by the Employer in the Adoption Agreement, the Employer may offer investment in, and Participants may invest in, shares of any or all Employers (as designated by the sponsoring Employer) that are part of the same controlled group of corporations or trades or business under common control as the sponsoring employer, whether or not a Participant is employed by that particular entity. Alternatively, as elected by the Employer in the Adoption Agreement, investment may be limited to the stock of the specific Employer or Adopting Employer that employees the Participant.

Article I - Definitions                -22-                    February 6, 2002

      The ability of a Participant who is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with the rules under section 16(b) of the Act.

      Effective January 1, 1999, plans that contain a CODA may invest no more than 10% of the Plan's assets attributable to elective deferrals Contributions in Employer stock, unless (a) Participants direct the investment in Employer stock, (b) an Elective Deferral Contribution of no more than 1% of Compensation (as defined in the Plan for purposes of making Elective Deferral Contributions) is required to be invested in Employer stock, or (c) on the last day of the preceding Plan Year, the fair market value of all assets in all the defined contribution plans of the Employer equal no more than 10% of all of the Employer's plans' assets (excluding any multiemployer plans).

      A money purchase pension plan making an initial investment in shares of the Employer's stock after December 31, 1974, may not acquire shares to the extent that the aggregate fair market value of the Employer's stock held by the Plan will exceed 10 percent of the fair market value of the assets of the Plan.

1.47 PARTNER. The term Partner means a member of a Partnership.

1.48 PARTNERSHIP. The term Partnership means a partnership as defined in Code section 7701(a)(2) and the regulations thereunder and includes a syndicate, group, pool, joint venture, or other unincorporated organization through or by means of which any business, financial operation, or venture is carried on, and which is not a corporation or a trust or estate within the meaning of the Code. A joint undertaking merely to share expenses is not a Partnership. In addition, mere co-ownership of property which is maintained, kept in repair, and rented or leased does not constitute a Partnership.

1.49 PERSON. The term Person means any natural person, partnership, corporation, trust or estate.

1.50 PLAN. The term Plan means this Connecticut General Life Insurance Company Defined Contribution Plan and the Adoption Agreement as adopted by the Employer and as both may be amended from time to time.

1.51 PLAN ADMINISTRATOR. The term Plan Administrator means the Person or Persons designated by the Employer in its Adoption Agreement and any successor(s) thereto. If more than one Person shall be designated, the committee thus formed shall be known as th e Admin istrative Comm ittee and all references in the Plan to the Plan Admin istrator shall be deemed to apply to the Admin istrative Committee. The Plan
      Admin istrator shall signify in writing his acceptance of his responsibility as a Named Fiduciary.

1.52 PLAN YEAR. The term Plan Year means the 12-consecutive month period specified by the Employer in the Adoption Agreement.

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


      If the Plan Year changes to a different 12-consecutive month period, the first new Plan Year shall begin before the end of the last old Plan Year. In this event, the period beginning on the first day of the last old Plan Year and ending on the day before the first day of the first new Plan Year shall be treated as a short Plan Year for purposes of determining Highly Compensated Employees, performing the Nondiscrimination Tests set forth in Section 4A, and applying the Top-Heavy provisions of Section 7A. However, Service will be credited in accordance with the provisions of Section 2A.8.

1.53 PREVAILING WAGE LAW The term Prevailing Wage Law means any statute or ordinance that requires the Employer to pay its Employees working on public contracts at wage rates not less than those determined pursuant to that statute classes of workers in the geographical area where the contract is performed, including the Davis-Bacon Act and similar Federal, state, or municipal prevailing wage statutes.

1.54 PRIOR EMPLOYER CONTRIBUTIONS. The term Prior Employer Contributions means contributions of a type no longer allowed under the terms of this Plan and the Adoption Agreement made by the Employer prior to the date indicated on the Adoption Agreement.

1.55 PRIOR REQUIRED EMPLOYEE CONTRIBUTIONS The term Prior Required Employee Contributions means Employee post-tax contributions that the Employer required as either a condition of participation, or for receiving an Employer contribution, prior to the date indicated on the Adoption Agreement.

1.56 PRIOR VOLUNTARY EMPLOYEE CONTRIBUTIONS The term Prior Voluntary Employee Contributions means post-tax contributions made voluntarily by an Employee prior to the date indicated on the Adoption Agreement.

1.57 QDRO. The term QDRO means a Qualified Domestic Relations Order as determined in accordance with Code section 414(p) and regulations thereunder.

1.58 QUALIFIED MATCHING CONTRIBUTIONS. The term Qualified Matching Contributions means Matching Contributions which are subject to the distribution and nonforfeitability requirements of Code section 401(k) when made.

1.59 QUALIFIED NONELECTIVE CONTRIBUTIONS. The term Qualified Nonelective Contributions means Nonelective Contributions made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferral Contributions and Qualified Matching Contributions.

1.60 QVEC CONTRIBUTIONS. The term QVEC Contributions means voluntary amounts contributed by the Participant prior to January 1, 1987, which the Participant designated in writing were eligible for a tax deduction under Code section 219(a).

      QVEC Contributions will be maintained in a separate account, which will be nonforfeitable (i.e., 100% vested) at all times. The account will share in the gains and losses under the Plan in the same manner as described in Section 5A.3 of the Plan.

Article I - Definitions                -24-                    February 6, 2002

1.61 REQUIRED EMPLOYEE CONTRIBUTIONS. The term Required Employee
      Contributions means Employee post-tax contributions that the Employer requires either as a condition of participation or for receipt of an Employer contribution.

1.62 ROLLOVER CONTRIBUTION. The term Rollover Contribution means an amount representing all or part of a distribution from a pension or profit sharing plan meeting the requirements of Code section 401(a), which is eligible for rollover to this Plan in accordance with the requirements set forth in Code section 402 (including Direct Rollovers) or Code section 408(d)(3), whichever is applicable.

1.63 SALARY DEFERRAL AGREEMENT. The term Salary Deferral Agreement means an agreement between a Participant and the Employer to defer receipt of a portion of the Participant's Compensation by making Elective Deferral Contributions to the Plan. If elected by the Employer in the Adoption Agreement, the term Salary Deferral Agreement shall also include a deemed election by an Employee to defer receipt of Compensation by making Elective Deferral Contributions to the Plan.

1.64 SELF-EMPLOYED INDIVIDUAL. The term Self-Employed Individual means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year.

1.65 SERIOUS FINANCIAL HARDSHIP. The term Serious Financial Hardship means an immediate and heavy financial need of the Participant where such Participant lacks the available resources to meet the hardship. The Plan Administrator shall make a determination of whether a Serious Financial Hardship exists in accordance with the applicable provisions of Section 3E.

1.66 SHAREHOLDER-EMPLOYEE The term Shareholder-Employee means an Employee or officer of an electing small business S corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1)), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

1.67 SOCIAL SECURITY INTEGRATION LEVEL. The term Social Security Integration Level means the Social Security Taxable Wage Base or such lesser amount specified by the Employer in the Adoption Agreement. If the Social Security Taxable Wage Base is amended, the Social Security Integration Level will be deemed to have been amended.

1.68 SOCIAL SECURITY TAXABLE WAGE BASE. The term Social Security Taxable Wage Base means the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

1.69 SPONSORING ORGANIZATION. The term Sponsoring Organization means Connecticut General Life Insurance Company, a legal reserve life insurance company of Hartford, Connecticut.

1.70 SPOUSE. The term Spouse means the lawful wife of a male Participant, or the lawful husband of a female Participant. However, a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a QDRO.

Article I - Definitions                -25-                    February 6, 2002

1.71 STRAIGHT LIFE ANNUITY. The term Straight Life Annuity means an annuity payable in equal installments for the life of the Participant, and that terminates upon the Participant's death.

1.72 TERMINATION OF EMPLOYMENT. The term Termination of Employment means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal Retirement Age for any reason other than Early Retirement, Disability, or death.

1.73 TRUE-UP CONTRIBUTIONS. The term True-Up Contributions means Matching Contributions made to the Plan by the Employer so that total Matching Contributions for each Participant are calculated on an annual basis rather than on the basis selected by the Employer in the Adoption Agreement.

1.74 TRUST. The term Trust means the Trust Agreement if the Employer specifies in the Adoption Agreement that the Plan is Trusteed. The Trust Agreement is entered into by the Employer, the Plan Administrator and the Trustee by completing and signing the Adoption Agreement, which Trust Agreement forms a part of, and implements the provisions of the Plan as it applies to the Employer. If the Employer specifies in the Adoption Agreement that the Plan is Non-Trusteed, then the terms and provisions of this Plan relating to the Trust shall be of no force and effect.

1.75 TRUSTEE. The term Trustee means the trustee(s) designated by the Employer in its Adoption Agreement, if applicable, and any successor(s) thereto.

1.76 VESTED INTEREST. The term Vested Interest means the nonforfeitable right to an immediate or deferred benefit on any date in the amount which is equal to the sum of (a), (b) and (c) below:

      (a) The value on that date of that portion of the Participant's Account that is attributable to and derived from Employee Contributions, if any;

      (b) The value on that date of the portion of the Participant's Account attributable to Elective Deferral Contributions, if any; Qualified Nonelective Contributions, if any; QVEC Contributions, if any; Rollover Contributions, if any; ADP Test Safe Harbor Contributions, if any; ACP Test Safe Harbor Matching Contributions, if any; and Qualified Matching Contributions, if any;

      (c) The value on that date of that portion of the Participant's Account that is attributable to and derived from contributions made by the Employer (and Forfeitures, if any), multiplied by his Vesting Percentage determined on the date applicable.

      Employer contributions described in subsection (c), plus the earnings thereon, shall be, at any relevant time, a part of the Participant's Vested Interest equal to an amount ("X") determined by the following formula:

      X = P (AB + D) - D

Article I - Definitions                -26-                    February 6, 2002

      For purposes of applying this formula:

      P  = The Participant's Vesting Percentage at the relevant time.

      AB = The account balance attributable to such contributions, plus the earnings thereon, at the relevant time.

      D = The amount of any distribution. A deemed distribution shall not be treated as an actual distribution for purposes of applying this calculation. The amount of any deemed distribution shall not be included in "D."

1.77 VESTING PERCENTAGE. The term Vesting Percentage means the Participant's nonforfeitable interest in Money Purchase Pension Contributions, Matching Contributions, Nonelective Contributions, or Prior Employer Contributions credited to his Participant's Account, plus any income and minus any loss thereon. The Vesting Percentage for each such Employer contribution is computed in accordance with one of the schedules listed below, based on Years of Service with the Employer, as specified by the Employer in its Adoption Agreement:

      (a)   100% full and immediate;

      (b)   100% after 3 Years of Service;

      (c)   20% per Year of Service, 100% at 5 Years of Service;

      (d) 20% after 3 Years of Service, 20% per Year of Service thereafter, 100% at 7 Years of Service;

      (e) 20% after 2 Years of Service, 20% per Year of Service thereafter, 100% at 6 Years of Service;

      (f)   100% after 5 Years of Service;

      (g)   25% after 1 Year of Service, 100% after 4 Years of Service;

      (h)   Other.

      However, if a Participant dies prior to attaining his Normal Retirement Age, his Vesting Percentage shall be 100%.

      Any Employer Contributions under the Plan made pursuant to the Davis-Bacon Act or any other prevailing wage law shall always have a vesting percentage of 100%.

1.78 VOLUNTARY EMPLOYEE CONTRIBUTIONS. The term Voluntary Employee Contributions means post-tax contributions made voluntarily by an Employee.

Article I - Definitions                -27-                    February 6, 2002

                     ARTICLE II - GENERAL PROVISIONS


                                 2 A. SERVICE



2A.1 SERVICE. The term Service means active employment with the Employer as an Employee. Service shall be credited for purposes of Eligibility, Contributions, and Benefits with respect to qualified military service in accordance with section 414(u) of the Internal Revenue Code.

2A.2 ABSENCE FROM EMPLOYMENT. Absence from employment on account of a leave of absence authorized by the Employer pursuant to the Employer's established leave policy will be counted as employment with the Employer provided that such leave of absence is of not more than two years' duration. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as employment with the Employer. Service will be credited for any qualified military service as required by Code section 414(u). If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date the Plan Administrator receives notice that the Employee will not return. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.

      For purposes of determining an Employee's eligibility and vesting status for periods while the Employee is absent from work for reasons covered under the Family and Medical Leave Act, Service will be credited in accordance with and to the extent required by the provisions of the Family and Medical Leave Act.


IF the Employer has elected in the Adoption agreement to determine Service based upon 1,000 Hours, then the following Sections 2A.3 through 2A.8 shall apply.

2A.3 HOUR OF SERVICE. The term Hour of Service means:

      (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the Computation Period or Periods, as defined in Section 2A.5, in which the duties were performed; and

      (b) Each hour for which an Employee is paid or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for a single Computation Period (whether or not the period occurs in a single Computation Period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by this reference;
            and

Article II - General Provisions        -28-                    February 6, 2002

      (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. The same Hours of Service will not be credited under subsection (a) or subsection (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made; and Hours of Service will be credited for employment with other members of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), or a group of trades or businesses under common control (under Code section 414(c)), of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code section 414(o).

      (d) Each hour of qualified military service as defined in Code section 414(u)(5).

      Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

      Solely for purposes of determining whether a 1-Year Break-in-Service, as defined in Section 2A.4, for participation and vesting purposes has occurred in a Computation Period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that period, or (2) in all other cases, in the following Computation Period.

      Service shall be determined on the basis of the method selected in the Adoption Agreement.

2A.4 1-YEAR BREAK-IN-SERVICE. The term 1-Year Break-in-Service means any
      Computation Period during which an Employee fails to complete more than 500 Hours of Service.

2A.5 YEAR(S) OF SERVICE. The term Year(s) of Service means a 12-consecutive month period ("Computation Period") during which an Employee has completed at least 1,000 Hours of Service.

      (a) Eligibility Computation Period. For purposes of determining Years of Service and Breaks-in-Service for eligibility, the 12-consecutive month period shall begin with the date on which the Employee first performs an Hour of Service for the Employer and, where additional periods are necessary, as elected in the Adoption Agreement, either succeeding anniversaries of his employment commencement date or the Plan Year beginning within the Employee's initial 12-consecutive month period of employment and, if necessary, succeeding anniversaries thereof. The employment commencement date is the date on which the Employee first performs an Hour of Service for the Employer maintaining the Plan.

Article II - General Provisions        -29-                    February 6, 2002

      (b) Vesting Computation Period. As elected by the Employer in the Adoption Agreement, for computing Years of Service and Breaks-in-Service for vesting, the 12-consecutive month period:

            (1)   Shall be the Plan Year; or

            (2) Shall begin with the date on which the Employee first performs an Hour of Service for the Employer and, where additional periods are necessary, succeeding anniversaries of that date.

            However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

      (c) Contribution Computation Period. If the Employer specifies an annual Contribution Period in its Adoption Agreement for the purpose of determining a Participant's eligibility to receive a contribution, the 12-consecutive month period shall be any Plan Year during which the Participant is credited with at least 1,000 Hours of Service. However, when an Employee first becomes a Participant or resumes active participation in the Plan following a 1-Year Break-in-Service on a date other than the first day of the Plan Year, all Hours of Service credited to the Participant during that Plan Year, including those Hours credited prior to the date the Employee enrolls (or reenrolls) as an Participant in the Plan shall be counted. Furthermore, the Employer may require in its Adoption Agreement that a Participant be a Participant as of the last day of the Plan Year in order to be eligible to receive a contribution for a Plan Year.

      (d) If in its Adoption Agreement the Employer permits Early Retirement, the 12-consecutive month period for determining Early Retirement shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service.

      Service with a predecessor organization of the Employer shall be treated as Service with the Employer for the purposes of subsections (a), (b) and (d) above in any case in which the Employer maintains the plan of such predecessor organization. In addition, if elected by the Employer in the Adoption Agreement, service with a predecessor organization of the Employer shall be treated as Service with the Employer, even if the Employer does not maintain the plan of such predecessor organization.

      If elected in the Adoption Agreement, service with a subsidiary or affiliate of the Employer that is not related to the Employer under the provisions of Code sections 414(b), (c) or (m) shall be treated as Service with the Employer for purposes of (a), (b) and (d) above.

2A.6 DETERMINING VESTING PERCENTAGE. Vesting credit shall be given for each Year of Service except those periods specifically excluded in the Adoption Agreement.

Article II - General Provisions        -30-                    February 6, 2002

      If a Participant completes less than 1,000 Hours of Service during a Plan Year while remaining in the service of the Employer, his Vesting Percentage shall not be increased for such Plan Year. However, at such time as the Participant again completes at least 1,000 Hours of Service in any subsequent Plan Year, his Vesting Percentage shall then take into account all Years of Service with the Employer except those specifically excluded in the Adoption Agreement.

      If an individual who ceases to be an Employee and is subsequently rehired as an Employee enrolls (or reenrolls) in the Plan, upon his participation (or reparticipation) his Vesting Percentage shall then take into account all Years of Service except those specifically excluded in the Adoption Agreement.

      In the case of a Participant who has 5 consecutive 1-Year Breaks-in-Service, all Years of Service after such Breaks-in-Service will be disregarded for the purpose of vesting the Employer-derived account balance that accrued before such breaks. However, both pre-break and post-break Service will count for the purpose of vesting the Employer-derived account balance that accrues after such Breaks-in-Service. Both accounts will share in the earnings and losses of the fund. In the case of a Participant who does not have 5-consecutive 1-Year Breaks-in-Service, both the pre-break and post-break Service will count in vesting both the pre-break and post-break Employer-derived account balance.

2A.7 EXCLUDED YEARS OF SERVICE FOR VESTING. In determining the Vesting
      Percentage of an Employee, all Years of Service with the Employer(s) maintaining the Plan shall be taken into account, except that the following periods may be excluded, as specified by the Employer in its Adoption Agreement:

      (a)   Years of Service prior to the time a Participant attained age 18;

      (b) Years of Service during which the Employer did not maintain the Plan or a predecessor plan;

      (c) Years of Service during a period for which the Employee made no Required Employee Contributions;

      (d) Years of Service prior to any 1-Year Break-in-Service, until the Employee completes one Year of Service following such 1-Year Break-in-Service.

      (e) In the case of an Employee who has no Vested Interest in Employer contributions, Years of Service before any period of consecutive 1-Year Breaks-in-Service if the number of such consecutive 1-Year Breaks-in-Service equals or exceeds the greater of (i)5, or (ii) the total number of Years of Service before such break.

      For the purposes of this Section, a predecessor plan shall mean a plan of the Employer that was terminated within five years preceding or following the Effective Date of this Plan .

2A.8 CHANGE IN PLAN YEARS. If the Plan Year is changed, the following special rules shall apply.

Article II - General Provisions        -31-                    February 6, 2002

      (a) Vesting Computation Periods. If the Vesting Computation Period is the Plan Year, Years of Service and 1-Year Breaks-in-Service shall be measured over two overlapping 12-consecutive month periods. The first such period shall begin on the first day of the last old Plan Year and the second such period shall begin on the first day of the first new Plan Year, thereby creating an overlap. All Hours of Service performed during the overlap period must be counted in both Vesting Computation Periods. A Participant who completes at least 1,000 Hours of Service during each such period shall be credited with two Years of Service for Vesting.

      (b) Contribution Computation Periods. To determine a Participant's eligibility to receive a contribution for a short Plan Year, the 1,000 Hours of Service requirement shall be prorated by multiplying by a fraction, the numerator of which is the number of full months in the short Plan Year and the denominator of which is 12.


If the Employer has elected in the Adoption Agreement to determine Service based upon Elapsed time, then the following Sections 2A.9 and 2A.10 shall apply.

2A.9 ELAPSED TIME. If the Employer has selected an eligibility or vesting requirement in the Adoption Agreement that is or includes a fractional Year(s) of Service requirement, or applies elapsed time provisions to a full year service requirement, the provisions of this Section shall apply.

      (a) For purposes of determining an Employee's initial or continued eligibility to participate in the Plan, or the Participant's Vested Interest in Employer contributions, an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee's first day of employment or reemployment and ending on the date a Break-in-Service (as defined in this Section) begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than 12-consecutive months. Fractional periods of a year will be expressed in term s of days.

      (b) For purposes of this Section, "Hour of Service" shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer, and each hour of qualified military service as defined in Code section 414(u)(5).

      (c) For purposes of this Section, a "Break-in-Service" is a Period of Severance of at least 12 consecutive months.

      (d) A "Period of Severance" is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from Service.

Article II - General Provisions        -32-                    February 6, 2002

      (e) In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break-in-Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

            Each Employee will share in Employer contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

      (f) If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), Service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code section 414(n) or Code section 414(o) to be considered an Employee of any Employer aggregated under Code sections 414(b), (c), or (m) of such group.

2A.10 EXCLUDED PERIODS OF SERVICE FOR VESTING. In determining the Vesting
      Percentage of an Employee, all Periods of Service with the Employer(s) maintaining the Plan shall be taken into account, except that the following periods may be excluded, as specified by the Employer in its Adoption Agreement:

      (a)   Periods of Service prior to the time a Participant attained age
            18;

      (b) Periods of Service during which the Employer did not maintain the Plan or a predecessor plan;

      (c) Periods of Service during which the Employee made no Required Employee Contributions;

      (d) Periods of Service prior to any one-year Period of Severance, until the Employee completes a one-year period of Service following such Period of Severance;

      (e) In the case of an Employee who has no Vested Interest in Employer contributions, Periods of Service before any Period of Severance if the number of consecutive one-year Periods of Severance equals or exceeds the greater of (i) 5, or (ii) the total number of one-year Periods of Service before such Period of Severan ce.

      For the purposes of this Section, a predecessor plan shall mean a plan of the Employer that was terminated within five years preceding or following the Effective Date of this Plan .

Article II - General Provisions        -33-                    February 6, 2002

                2B. ELIGIBILITY, ENROLLMENT AND PARTICIPATION

2B.1 ELIGIBILITY. Each Employee shall be eligible to participate in the Plan and receive an appropriate allocation of Employer contributions as of the Entry Date following the day he meets the following requirements, if any, specified by the Employer in its Adoption Agreement, relating to:

      (a)   Required service;

      (b)   Minimum attained age;

      (c)   Job class requirements.

      In addition to the eligibility conditions stated above, the Employer may specify in the Adoption Agreement certain groups of Employees who are not eligible to participate in the Plan.

      Notwithstanding the foregoing, if the Employer's Plan as set forth herein replaces or amends a preceding plan, then those Employees participating under the Plan as written prior to such replacement or amendment shall be eligible to be Participants hereunder without regard to length of Service or minimum attained age otherwise required herein.

      There shall be no required service or minimum attained age requirements for any Employer Contributions under the Plan made pursuant to the Davis Bacon Act or any other Prevailing Wage Law.

2B.2 ENROLLMENT. Each eligible Employee may enroll as of his Entry Date by completing and delivering to the Plan Administrator an enrollment form and, if applicable, a payroll deduction authorization and/or a Salary Deferral Agreement.

      If deemed elections by Employees for Elective Deferral Contributions are elected by the Employer in the Adoption Agreement, such Employees shall become Participants and shall be deemed to have enrolled in the Plan as of the date Elective Deferral Contributions begin.

2B.3 REEMPLOYMENT. In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, the following provisions shall apply in determining eligibility to again participate in the Plan:

      (a) If the Employee had met the eligibility requirements as specified in Section 2B.1, such Employee will become a Participant in the Plan in accordance with Section 2B.2 as of the date he is reemployed as an Employee.

      (b) If the Employee had not formerly met the eligibility requirements specified in Section 2B.1, such Employee will become a Participant in the Plan after meeting the requirements of Section 2B.1 in accordance with Section 2B.2.

Article II - General Provisions        -34-                    February 6, 2002

2B.4 ELIGIBLE CLASS. If a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Participant incurs a Break-in-Service, eligibility will be determined under the Break-in-Service rules of the Plan .

      If an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he been in the eligible class. If such Participant incurs a Break-in-Service, eligibility will be determined under the Break-in-Service rules of the Plan.

2B.5 WAIVER OF PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, if Required Employee Contributions are elected by the Employer in the Adoption Agreement, any Employee in accordance with the rules of the Plan may decline to become a Participant by filing a written waiver of participation with the Plan Administrator in the manner prescribed.

      An Employee may make a one-time irrevocable waiver of participation upon the later of his commencement of employment with the Employer or the date he is first eligible to participate in the Plan.

      Any Employee who files such a waiver shall not become a Participant and such Employee shall not receive any additional Compensation or other sums by reason of his waiver of p articip ation .

      No Employee who is eligible to participate in a standardized plan may waive participation or voluntarily reduce his or her Compensation for purposes of this Plan.



                   2C. CONTRIBUTIONS AND ALLOCATIONS

2C.1 PROFIT SHARING/THRIFT PLAN WITH 401(k) FEATURE.(a)
          Contributions - Employer.


         For each Plan Year, as specified in the Adoption Agreement, the Employer shall make one or more of the following contributions.

         (1)   Elective Deferral Contributions.

         (2)   Matching Contributions.


Article II - General Provisions        -35-                    February 6, 2002

      (3) Nonelective Contributions.

(b)   Contributions - Participant.

      For Plans that contain a CODA, for each Plan Year, as specified in the Adoption Agreement, each Participant may make periodic Required Employee Contributions or Voluntary Employee Contributions.

      For Plans that contain a CODA, a Participant may elect to make a Voluntary Employee Contribution in a lump sum. Such lump sum Voluntary Employee Contribution may be made (1) as of the Effective Date, or (2) as elected by the Employer in the Adoption Agreement. Voluntary Employee Contributions shall be subject to the terms of Section 4B.

(c)   Fail-Safe Contribution.

      The Employer reserves the right to make a discretionary Nonelective Contribution to the Plan for any Plan Year, if the Employer determines that such a contribution is necessary to ensure the Actual Deferral Percentage test or the Actual Contribution Percentage test will be satisfied for that Plan Year, and provided the Employer has elected in the Adoption Agreement to use the Current Year Testing method. Such amount shall be designated by the Employer at the time of contribution as a Qualified Nonelective Contribution and shall be known as a Fail-Safe Contribution.

      The Fail-Safe Contribution must be allocated as of a date within the plan year to which it relates and must be paid to the Trust by the last day of the 12-month period following the Plan Year to which it relates.

      The Fail-Safe Contribution shall be made on behalf of all eligible non-Highly Compensated Employees who are Participants and who are considered under the Actual Deferral Percentage test or, if applicable, the Actual Contribution Percentage test, and shall be allocated to the Participant's Account of each such Participant in an amount equal to a fixed percentage of such Participant's Compensation. The fixed percentage shall be equal to the minimum fixed percentage necessary to be contributed by the Employer on behalf of each eligible non-Highly Compensated Employee who is a Participant so that the Actual Deferral Percentage test or, if applicable, the Actual Contribution Percentage test, is satisfied.

(d)   USERRA Contribution.

      An Employee who is reemployed following a period of qualified military service (as defined in Code section 414(u)) shall be entitled to make up Elective Deferral Contributions and Voluntary Employee Contributions, and to receive related Matching Contributions and Nonelective Contributions to the extent required by Code section 414(u).


 Article II - General Provisions            -36-               February 6, 2002

(e)   Contributions - Changes.

      For each Plan Year, a Participant may change the amount of his Required Employee Contributions, Voluntary Employee Contributions, or Elective Deferral Contributions as often as the Plan Administrator allows (on a consistent and nondiscriminatory basis), on certain dates prescribed by the Plan Administrator.

(f)   Contributions - Timing.

      (1) Elective Deferral Contributions shall be paid by the Employer to the Trust or the Insurance Company, as elected by the Employer in the Adoption Agreement, but never later than 15 days after the close of the month in which they were deferred.

      (2) Matching Contributions made on other than an annual basis shall be paid to the Trust or Insurance Company, as elected by the Employer in the Adoption Agreement. Matching Contributions, including Additional Matching Contributions, made on an annual basis shall be paid to the Trust or the Insurance Company, as applicable, at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in no event later than the date prescribed by law for filing the Employer's income tax return, including any extension thereof. To the extent that Matching Contributions are used to purchase Life Insurance Policies, then such contributions for any Plan Year may be paid to the Trust when premiums for such Policies are due during the Plan Year.

      (3) Nonelective Contributions made on other than an annual basis shall be paid to the Trust or Insurance Company, as applicable, as elected by the Employer in the Adoption Agreement. Nonelective Contributions, including Additional Nonelective Contributions, made on an annual basis shall be paid to the Trust or the Insurance Company, as applicable, at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in any event not later than the date prescribed by law for filing the Employer's income tax return, including any extension thereof. To the extent that Nonelective Contributions are used to purchase Life Insurance Policies, then such contributions for any Plan Year may be paid to the Trust when premiums for such Policies are due during the Plan Year.

      (4) Employee Contributions shall be transferred by the Employer to the Trust or the Insurance Company, as elected by the Employer in the Adoption Agreement, but never later than 15 days following the close of the month in which such contributions are made by the Employee.

      (5) The Fail-Safe Contribution for any Plan Year as determined above shall be paid to the Insurance Company at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in no event later than the date which is prescribed by law for filing the Employer's income tax return, including any extensions thereof.


Article II - General Provisions             -37-               February 6, 2002

(g)   Contributions - Allocations.

      The allocation of Nonelective Contributions shall be made in accordance with (1), (2), (3), (4) or (5) below, as specified by the Employer in the Adoption Agreement.

      (1)    Formula A: Compensation Ratio - Not Integrated with Social
             Security.

             The allocation to each Participant shall be made in the proportion that the Compensation paid to each Participant eligible to receive an allocation bears to the Compensation paid to all Participants eligible to receive an allocation.

      (2)    Formula B: Integrated with Social Security - Step Rate Method.

             Base Contribution: An amount equal to a percentage (as specified in the Adoption Agreement) of the Compensation of each Participant up to the Social Security Integration Level;

             Excess Contribution: In addition, an amount equal to a percentage (as specified in the Adoption Agreement) of the Participant's Compensation which is in excess of the Social Security Integration Level, subject to the Limitations on Allocations in accordance with Section 4B. This Excess Contribution percentage shall not exceed the lesser of:

             (A)    twice the Base Contribution or

             (B)    the Base Contribution plus the greater of:

                    (i) the old age insurance portion of the Old Age Survivor Disability (OASDI) tax rate; or

                    (ii)  5.7%.

             If the Employer has elected in the Adoption Agreement to use a Social Security Integration Level that in any Plan Year is the greater of $10,000 or 20% but less than 100% of the Social Security Taxable Wage Base, then the 5.7% limitation specified in 2C.1(f)(2)(B)(ii) shall be adjusted in accordance with the following table:


                 If the Social Security Integration Level
                 ----------------------------------------
                 is more                             But not more                        Adjust
                  than                                   than                            5.7% to
                 -------                             ------------                        -------

                  the greater of $10,000 or          80% of the Social Security           4.3%
                  20% of the Social Security         Taxable Wage Base
                  Taxable Wage
                  Base

                  80% of the Social Security         100% of the Social Security          5.4%
                  Taxable Wage                       Taxable Wage Base
                  Base


Article II - General Provisions            -38-               February 6, 2002

             In the case of any Participant who has exceeded the Cumulative Permitted Disparity Limit described in Section 2C.1(g), Nonelective Contributions shall be allocated in an amount equal to the Excess Contribution percentage of two times such Participant's total Compensation for the Plan Year.

             Any remaining Nonelective Contributions or Forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that Plan Year.

      (3)    Formula B: Integrated with Social Security - Maximum Disparity
             Method.

             Subject to the Limitations on Allocations specified in Section 4B, for each Plan Year the allocation to each Participant shall be made in accordance with the following:

             (A) An amount equal to 5.7% of the sum of each Participant's total Compensation plus Compensation that is in excess of the Social Security Integration Level shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, an amount shall be allocated to each Participant's Account equal to the same proportion that each Participant's total Compensation plus Compensation that is in excess of the Social Security Integration Level bears to the total Compensation plus Compensation in excess of the Social Security Integration Level of all Participants in the Plan. In the case of any Participant who has exceeded the Cumulative Permitted Disparity Limit described in Section 2C.1(g), two times such Participant's total Compensation for the Plan Year will be taken into account.

                    If the Employer has elected in the Adoption Agreement to use a Social Security Integration Level that in any Plan Year is the greater of $10,000 or 20% but less than 100% of the Social Security Taxable Wage Base, then the 5.7% limitation specified in this subsection shall be adjusted in accordance with the following table:


                 If the Social Security Integration Level
                 ----------------------------------------
                 is more                             But not more                        Adjust
                  than                                   than                            5.7% to
                 -------                             ------------                        -------

                 the greater of $10,000 or          80% of the Social Security           4.3%
                 20% of the Social Security         Taxable Wage Base
                 Taxable Wage
                 Base

                 80% of the Social Security         100% of the Social Security          5.4%
                 Taxable Wage                       Taxable Wage Base
                 Base


Article II - General Provisions            -39-               February 6, 2002

             (B) The balance of the Nonelective Contribution (if any), shall be allocated to the Participant's Account in the proportion that each Participant's Compensation bears to the total Compensation of all Participants.

      (4)    Formula C: Flat Dollar Amount.

                    The allocation to each Participant shall be a flat dollar amount as elected by the Employer in the Adoption Agreement.

      (5)    Formula D: Uniform Points Allocation.

                    The allocation to each Participant shall be based on a Uniform Points Allocation as elected by the Employer in the Adoption Agreement. Formula D may not be used under a Standardized plan.

(h)   Allocation Requirements.

      Employer contributions shall be allocated to the accounts of Participants in accordance with the allocation requirement as specified by the Employer in its Adoption Agreement. If the Employer has adopted a standardized plan, the allocation of any nonannual contribution made by the Employer shall be made to each Participant who is a Participant on any day of the Contribution Period regardless of Hours of Service.

      Annual Overall Permitted Disparity Limit. Notwithstanding the preceding paragraph, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and Forfeitures will be allocated to the account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed as of the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

      Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years mean the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's Cumulative Permitted Disparity Limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no Cumulative Permitted Disparity Limit.

Article II - General Provisions            -40-               February 6, 2002

(i)   Forfeitures.

      Forfeitures will be used in the manner elected in the Adoption Agreement as follows:

      (1) Allocated in accordance with the allocation formula elected in the Adoption Agreement for the contributions from which the Forfeitures were generated; or

      (2) First, to reduce Employer contributions or pay Plan expenses, with any remaining Forfeitures allocated in accordance with the allocation formula elected in the Adoption Agreement for the contributions from which the Forfeitures were generated.

(j)   Expenses.

      The Employer may contribute to the Plan the amount necessary to pay any reasonable expenses of administering the Plan. In lieu of the Employer contributing the amount necessary to pay such charges, these expenses may be paid from Plan assets.

(k)   Special Rules - Elective Deferral Contributions.

      (1) Each Participant may elect (or shall be deemed to have elected if the Employer has elected deemed elections by Participants in the Adoption Agreement) to defer his Compensation in an amount specified in the Adoption Agreement, subject to the limitations of this Section. A Salary Deferral Agreement (or modification of an earlier Salary Deferral Agreement) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election, or if later, the later of the date the Employer adopts this CODA, or the date such arrangement first becomes effective. Any elections made pursuant to this Section shall become effective as soon as administratively feasible.

      (2) Elective Deferral Contributions will be allocated to the Participant's Account and shall be 100 percent vested and nonforfeitable at all times.

      (3) During any taxable year, no Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer, in excess of the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year. If a Participant takes a withdrawal of Elective Deferral Contributions due to a Serious Financial Hardship, as provided in Section 3E.5, his Elective Deferral Contributions for his taxable year immediately following the taxable year of such distribution may not exceed the Code section 402(g) limit for such taxable year less the amount of Elective Deferral Contributions made for the Participant in the taxable year of the distribution.

Article II - General Provisions            -41-               February 6, 2002

      (4) Elective Deferral Contributions that are not in excess of the limits described in subsection (3) above shall be subject to the Limitations on Allocations in accordance with Section 4B.

      (3) Elective Deferral Contributions that are in excess of the limits described in above shall also be subject to the Section 4B limitations, as further provided in Section 4C.2.

      (5) An Employee's eligibility to make Elective Deferral Contributions under a CODA may not be conditioned upon the completion of more than one (1) Year-of-Service or the attainment of more than age twenty-one (21).

      (6) A Participant may modify the amount of Elective Deferral Contributions such Participant makes to the Plan as often as the Plan Administrator allows, as specified in the Adoption Agreement, but in no event not less frequently than once per calendar year. Such modification may be made by filing a written notice with the Plan Administrator within the time period prescribed by the Plan Administrator.

      Safe Harbor 401(k) Plans - Special Rules.

(l)
      (1) If elected by the Employer in the Adoption Agreement, the Employer may establish a Safe Harbor 401(k) Plan, and the provisions of this section 2.C.1(l) shall apply for the Plan Year and any other provisions relating to the ADP Test or ACP Test shall not apply.

             Notwithstanding the foregoing, to the extent that the Employer elects in the Adoption Agreement to make Matching Contributions or Nonelective Contributions that do not meet the requirements of this section 2.C.1(l), then the other provisions of this Plan relating to such contributions shall apply thereto. Moreover, any such contributions shall be required to meet the Actual Contribution Percentage test requirements using Current Year Testing methods. In addition, if the Employer elects in the Adoption Agreement to allow Participants to make Voluntary Employee Contributions or Required Employee Contributions, the Safe Harbor 401(k) rules shall not apply to these contributions. Any such contributions shall be required to meet the Actual Contribution Percentage test requirements.

             If the Employer elects in the Adoption Agreement to establish a Safe Harbor 401(k) Plan, the election must apply to all Eligible Employees under the Plan even if they comprise two or more groups of Employees who, but for this election, must be mandatorily disaggregated for nondiscrimination testing.

      (2) To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section shall apply to a Safe Harbor 401(k) Plan.

      (3)    Definitions.

Article II - General Provisions            -42-               February 6, 2002

             (A) ACP Test Safe Harbor. ACP Test Safe Harbor is the method described in section 2.C.1(l)(5) for satisfying the Actual Contribution Percentage Test.

             (B) ACP Test Safe Harbor Matching Contributions. ACP Test Safe Harbor Matching Contributions are matching contributions described in section 2.C.1(l)(5) of the Plan.

             (C) ADP Test Safe Harbor. ADP Test Safe Harbor is the method described in section 2.C.1(l)(4) for satisfying the Actual Deferral Percentage Test.

             (D) ADP Test Safe Harbor Contributions. ADP Test Safe Harbor Contributions are matching contributions and nonelective contributions described in section 2.C.1(l)(4) of the Plan.

             (E) Compensation. Compensation is as defined in section 1.13 of the Plan, except that for purposes of this section 2.C.1(l), no dollar limit, other than that imposed by Code section 401(a)(17), may apply to a Nonhighly Compensated Employee. To the extent that an Employer elects to use a reasonable alternative definition of Compensation, as defined in section 1.13(I), for determining the Compensation subject to a Participant's elective deferral election, that definition must permit each Employee to elect sufficient Elective Deferrals to receive the maximum amount of any Matching Contributions available to the Participant under the Plan.

             (F) Eligible Employee. Eligible Employee means any Employee eligible to make Elective Deferral Contributions under the Plan for any part of the Plan Year, or who would be eligible but for a suspension due to a Serious Financial Hardship Withdrawal described in section 3.E.7(b) of the Plan, or any statutory limitation, such as that imposed under sections 402(g) and 415 of the Code.

             (G) Matching Contributions. Matching Contributions are contributions made by the Employer on account of an Eligible Employee's Elective Deferral Contributions.

      (4)    ADP Test Safe Harbor.

             (A)    ADP Test Safe Harbor Contributions.

                    (i) Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer shall contribute for the Contribution Period a Safe Harbor Matching Contribution equal to:

                           (a) $1.00 for each $1.00 of any Employee's Elective Deferral Contributions up to three (3) percent of the

Article II - General Provisions            -43-               February 6, 2002

                           Employee's Compensation for the Contribution
                           Period; plus

                           (b) $.50 for each $1.00 of the Employee's Elective Deferral Contribution in excess of three
                           (3) percent of the Employee's Compensation but that do not exceed five (5) percent of the Employee's Compensation.

                    The ADP Test Safe Harbor Contribution in this section 2.C.1(l)(4)(A) shall be known as Basic Matching Contributions.

                    (ii) Notwithstanding the requirements of (i) above that the Employer make the ADP Test Safe Harbor Contribution to this Plan, if the Plan is a non-standardized plan and the Employer elects in the Adoption Agreement, the ADP Test Safe Harbor Contribution will be made to the defined contribution plan of the Employer indicated in the Adoption Agreement. However, the ADP Test Safe Harbor Contribution must be made to this Plan unless (a) each Employee eligible under this Plan is also eligible under the other plan, and (b) the other Plan has the same Plan Year as this Plan.

                   (iii) ADP Test Safe Harbor Contributions are nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Code section 401(k)(10), or, in the case of a profit sharing plan, attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Code section 414(l).

             (B)   Notice Requirement.

                   At least 30 days, but not more than 90 days, before the beginning of each Plan Year, the Employer shall provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If the Employee become eligible after the 90th day before the beginning of the Plan Year (including any Employee who become eligible during the Plan
                   Year), and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee become eligible.

             (C)   Election Periods.

                   In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30- day period immediately following receipt of the notice described in (B) above.

Article II - General Provisions             -44-               February 6, 2002

      (5)    ACP Test Safe Harbor.

             ACP Test Safe Harbor Matching Contributions.

             (A) In addition to the ADP Safe Harbor Matching Contributions described in section 2.C.1(l)(4) above, the Employer will make the ACP Test Safe Harbor Contributions, if any, indicated in the Adoption Agreement for the Contribution Period.

             (B) ACP Test Safe Harbor Contributions will be vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be 100% vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

             (C) Forfeitures of any nonvested ACP Test Safe Harbor Contributions shall be applied in the manner elected by the Employer in the Adoption Agreement.

      (6)    Other Requirements.

             All contributions made to a Safe Harbor 401(k) Plan shall not be based on Considered Net Profits of the Employer.

      Suspension of Contributions.

(m)   (1)    Elective Deferral Contributions. The following provisions shall apply with respect to suspension of Elective Deferral
             Contributions, including Elective Deferral Contributions made under a Safe Harbor 401(k) Plan.

             (A) Voluntary Suspension. A Participant may elect to suspend his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Plan Administrator. Such Contributions shall be suspended on the date specified in such notice, which date must be at least 15 days after such notice is filed. The notice shall specify the period for which such suspension shall be effective.

             (B) Suspension for Leave. A Participant who is absent from employment on account of an authorized unpaid leave of absence, military leave, or for a period of qualified military service, shall have his Salary Deferral Agreement suspended during such leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation resumes.

              (C) Withdrawal Suspension. A Participant who elects a withdrawal in accordance with Section 3E may have his Elective Deferral Contributions suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified therein. If a Participant receives a serious financial hardship withdrawal of Elective Deferral Contributions, all employee contributions (both pre-tax and post-tax contributions) will be suspended in accordance with section 3E.8 of the Plan.

Article II - General Provisions             -45-               February 6, 2002

             (D) Non-Elective Suspension. A Participant who ceases to meet the eligibility requirements as specified in Section 2B.1 but who remains in the employ of the Employer shall have his Elective Deferral Contributions suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

             The Participant may elect to reactivate his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Plan Administrator. The Salary Deferral Agreement shall be reactivated following the expiration of the suspension period described above.

      (2) Required Employee Contributions. The following provisions shall apply with respect to suspension of Required Employee Contributions by Participants. In the event that a Participant suspends his Required Employee Contributions, he shall automatically have his Voluntary Employee Contributions suspended for the same period of time.

             (A) Voluntary Suspension. A Participant may elect to suspend his payroll deduction authorization for his Required Employee Contributions by filing a written notice thereof with the Plan Administrator. Such notice shall be effective, and his applicable contributions shall be suspended, on the date specified in such notice, which date must be at least 15 days after such notice is filed. The notice shall specify the period for which such suspension shall be effective. Such period must be a minimum of one month and may extend indefinitely.

             (B) Suspension for Leave. A Participant who is absent from employment on account of an authorized unpaid leave of absence, military leave, or for a period of qualified military leave, shall have his payroll deduction authorization for Required Employee Contributions suspended during such leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation resumes.

             (C) Withdrawal Suspension. A Participant who elects a withdrawal in accordance with Section 3E may have his Required Employee Contributions suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified under the provisions of Section 3E. If a Participant receives a serious financial hardship withdrawal of Elective Deferral Contributions, all employee contributions (both pre-tax and post-tax contributions) will be suspended in accordance with section 3E.8 of the Plan.


Article II - General Provisions             -46-               February 6, 2002

             (D) Involuntary Suspension. A Participant who ceases to meet the eligibility requirements as specified in Section 2B.1 but who remains in the employ of the Employer shall have his Required Employee Contributions suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

             The Participant may elect to reactivate his payroll deduction authorization by filing a written notice thereof with the Plan Administrator. The payroll deduction authorization shall be reactivated following the expiration of the suspension period described above.

      (3) Voluntary Employee Contributions. The following provisions apply with respect to suspension of Voluntary Employee Contributions by Participants.

             (A) Voluntary Suspension. A Participant may elect to suspend his payroll deduction authorization for his Voluntary Employee Contributions by filing a written notice thereof with the Plan Administrator. Such notice shall be effective, and his applicable contributions shall be suspended, on the date specified in such notice, which date must be at least 15 days after such notice is filed. The notice shall specify the period for which such suspension shall be effective.

             (B) Suspension for Leave. A Participant who is absent from employment on account of an authorized unpaid leave of absence, military leave, or for a period of qualified military leave, shall have his payroll deduction order for Voluntary Employee Contributions suspended during such leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation resumes.

             (C) Withdrawal Suspension. A Participant who elects a withdrawal in accordance with Section 3E may have his Voluntary Employee Contributions suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified therein. If a Participant receives a serious financial hardship withdrawal of Elective Deferral Contributions, all employee contributions (both pre-tax and post-tax contributions) will be suspended in accordance with section 3E.8 of the Plan.

             (D) Involuntary Suspension. A Participant who ceases to meet the eligibility requirements as specified in Section 2B.1 but who remains in the employ of the Employer shall have his Voluntary Employee Contributions suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

             The Participant may elect to reactivate his payroll deduction authorization by filing a written notice thereof with the Plan Administrator. The payroll deduction authorization shall be reactivated following the expiration of the suspension period described above.

Article II - General Provisions             -47-               February 6, 2002

2C.2 MONEY PURCHASE PENSION PLAN.

     (a) Contributions - Employer. As specified in the Adoption Agreement, the Employer shall contribute an amount equal to a fixed percentage of each Participant's Compensation, a flat dollar amount, or an amount integrated with Social Security in accordance with (1), (2) or (3) below:

            (1) Formula A: Not Integrated with Social Security. An amount equal to a percentage from l% to 25% of the Compensation of each Participant, as elected by the Employer in the Adoption Agreement, subject to the Limitations on Allocations in accordance with Section 4B.

            (2) Formula B: Flat Dollar Amount. An amount, as elected by the Employer in the Adoption Agreement.

            (3)   Formula C: Integrated with Social Security.

                  Base Contribution: An amount equal to a percentage (as specified in the Adoption Agreement) of Compensation of each Participant up to the Social Security Integration Level;

                  Excess Contribution: In addition, an amount equal to a percentage (as specified in the Adoption Agreement) of the Participant's Compensation which is in excess of the Social Security Integration Level, subject to the Limitations on Allocations in accordance with Section 4B. This Excess Contribution percentage shall not exceed the lesser of:

                  (A)   twice the Base Contribution or

                  (B)   the Base Contribution plus the greater of:

                        (i) old age insurance portion of the Old Age Survivor Disability (OASDI) tax rate; or

                        (ii)  5.7%.

                  If the Employer has elected in the Adoption Agreement to use a Social Security Integration Level that in any Plan Year is the greater of $10,000 or 20% but less than 100% of the Social Security Taxable Wage Base, then the 5.7% limitation specified in 2C.2(a)(3)(B)(ii) shall be adjusted in accordance with the following table:

Article II - General Provisions             -48-               February 6, 2002


                 If the Social Security Integration Level
                 ----------------------------------------
                 is more                             But not more                        Adjust
                  than                                   than                            5.7% to
                 -------                             ------------                        -------

                  the greater of $10,000 or          80% of the Social Security           4.3%
                  20% of the Social Security         Taxable Wage Base
                  Taxable Wage
                  Base

                  80% of the Social Security         100% of the Social Security          5.4%
                  Taxable Wage                       Taxable Wage Base
                  Base


                  However, in the case of any Participant who has exceeded the Cumulative Permitted Disparity Limit described below, the Employer will contribute for each Participant who either completes more than 500 hours of Service during the Plan Year or is employed on the last day of the Plan Year, an amount equal to the Excess Contribution percentage multiplied by the Participant's total Compensation.

            Annual Overall Permitted Disparity Limit. Notwithstanding the preceding provisions of this Section 2C.2(a), for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension plan, as defined in Code section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions and Forfeitures will be allocated to the account of each Participant who either completes more than 500 Hours of Service during the Plan Year or who is employed as of the last day of the Plan Year in the ratio that such Participant's total Compensation bears to the total Compensation of all Participants.

            Cumulative Permitted Disparity Limit. Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years mean the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's Cumulative Permitted Disparity Limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no Cumulative Permitted Disparity Limit.

Article II - General Provisions            -49-               February 6, 2002

     (b)   Contributions - Participant.

           The Plan Administrator will not accept Required Employee Contributions or Voluntary Employee Contributions that are made for Plan Years beginning after the Plan Year in which this document is being adopted by the Employer. Required Employee Contributions and Voluntary Employee Contributions for Plan Years beginning after December 31, 1986, but before the Plan Year in which this document is adopted, will be limited so as to meet the nondiscrimination test of Code section 401(m) as provided in Section 4A.4.

     (c)   Contributions - Timing.

           Contributions made on other than an annual basis shall be paid to the Trust or Insurance Company, as applicable, not less frequently than monthly or every four weeks. Contributions made on an annual basis shall be paid to the Trust or the Insurance Company, as applicable, at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in any event not later than the date prescribed by law for filing the Employer's income tax return, including any extension thereof. To the extent that contributions are used to purchase Life Insurance Policies, such contributions for any Plan Year may be paid to the Trust when premiums for such Policies are due during the Plan Year.

     (d)   Contributions - Allocation.

           Employer Contributions shall be allocated to the Participants' Account in accordance with the allocation requirements as specified by the Employer in the Adoption Agreement. If the Employer has adopted a standardized plan, the allocation of any nonannual contribution made by the Employer shall be made for each Participant who is a Participant on any day of the Contribution Period regardless of Hours of Service.

     (e)   Forfeitures.

           Forfeitures will be used in the manner elected in the Adoption Agreement as follows:

           (1) Allocated in the same manner elected in the Adoption Agreement for the allocation of Employer contributions; or

           (2) First, to reduce Employer contributions or pay Plan expenses, with any remaining Forfeitures allocated in the same manner elected in the Adoption Agreement for the allocation of Employer contributions.

     (f)    Expenses.

            The Employer may contribute to the Plan the amount necessary to pay any applicable expense charges and administration charges. In lieu of the Employer contributing the amount necessary to pay such charges, these expenses may be paid from Plan assets.

Article II - General Provisions            -50-               February 6, 2002

2C.3 ROLLOVER CONTRIBUTIONS.

      If elected by the Employer in the Adoption Agreement, and without regard to the limitations imposed under Section 4B, the Plan may receive Rollover Contributions on behalf of an Employee, if the Employee is so entitled under Code sections 402(c), 403(a)(4), or 408(d)(3)(A). Contributions may be rolled over into the Plan either directly or indirectly, in the form of cash, and, if elected by the Employer in the Adoption Agreement, in the form of a loan note from a prior Code section 401(a) qualified plan in which the employee was a participant, and may be all or a portion of the funds eligible for rollover. Receipt of Rollover Contributions shall be subject to the approval of the Plan Administrator. Before approving the receipt of a Rollover Contribution, the Plan Administrator may request any documents or other information from an Employee or opinions of counsel which the Plan Administrator deems necessary to establish that such amount is a Rollover Contribution.

      If Rollover Contributions are elected by the Employer in the Adoption Agreement, they may, if also elected by the Employer in the Adoption Agreement, be received from an Employee who is not otherwise eligible to participate in the Plan. Rollover Contributions may be withdrawn by such Employee pursuant to the provisions of the Adoption Agreement and Section 3E. In addition, such Employee may direct the investment and transfer of amounts in his Participant's Account pursuant to the terms of Section 5A. Upon Termination of Employment, such Employee shall be entitled to a distribution of his Participant's Account.

2C.4 PARTICIPANT INITIATED TRANSFERS.

      For plan amendments adopted and effective on or after September 6, 2000, and if elected by the Employer in the Adoption Agreement, a Participant may elect to transfer amounts directly from a qualified plan to this qualified plan, or vice versa, provided the following requirements are met.

      (a)   Elective Transfers.

            (1) The Participant must be eligible for an immediate distribution of benefits from the transferor plan.

            (2) The Participant must voluntarily elect, with spousal consent, if necessary, to transfer the benefits. Such a transfer will eliminate all protected forms of benefits that were available under the transferor plan. The Participant must have the option of leaving the benefits in the transferor plan, or to take an optional form of benefit if the transferor plan is terminating.

            (3)   The Participant's transferred benefit must be 100% vested.

            (4) The amount transferred, plus the amount of any allowable simultaneous direct rollover, must equal 100% of the Participant's vested benefit.

            (5) On or after January 1, 2002, the transfer occurs only when the Participant is not eligible to receive an immediate distribution of his or her entire nonforfeitable benefit in a single sum distribution consisting entirely of a distribution eligible for a direct rollover. In such an instance, the amount transferred may consist of either the benefit that may not be directly rolled over or the entire benefit. In either case, the entire amount is treated as an elective transfer.


Article II - General Provisions            -51-               February 6, 2002

     (b)   Transaction Transfers.

           (1) The transaction must be made in connection with an asset acquisition, stock acquisition, merger, or other similar transaction, involving a change in the employer of the employees of a trade or business.

           (2) The transfer may be made only between like-kind defined contribution plans [e.g., section 401(k) plan to section 401(k) plan, money purchase pension plan to money purchase pension plan], except that a transfer from a non-section 401(k) profit sharing plan or a non-employee stock ownership plan (ESOP) stock bonus plan may be made to any type of defined contribution plan.

           (3) The Plan receiving the transferred benefits must provide Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity benefits on the transferred assets if those rules applied to the assets while in th e transfer or plan .

           (4) The rules of Code section 411(a)(10) and Section 7B.1, applicable to a plan amending its vesting schedule, shall apply to the transferred benefits.

     (c)   Employment Change Transfers.

           (1) The transfer is made in connection with a change in the Participant's employment status such that the Participant would not be entitled to additional allocations under the transferor plan.

           (2)    All requirements of subparagraph (b), above, apply.


2C.5 CONTRIBUTIONS UNDER THE PLAN SUBJECT TO DAVIS-BACON ACT.

      If the Employer designates under the Adoption Agreement that Employer contributions under the Plan are to be made in different amounts for different contracts subject to the Davis-Bacon Act or other Prevailing Wage Law, the Employer shall file with the Plan Administrator an irrevocable written designation for each Prevailing Wage Law project, stating the hourly contribution rate to be contributed to the Plan by the Employer for each class of Employees working on the project in order to comply with the Prevailing Wage Law applicable to the project. The contribution rate designation shall be irrevocable with respect to work on that project, although the hourly contribution rate may be increased prospectively by the filing of a new written contribution rate designation with the Plan Administrator.

Article II - General Provisions            -52-               February 6, 2002

 2C.6 QVEC CONTRIBUTIONS.

      The Plan Administrator will not accept QVEC Contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account that will be nonforfeitable at all times. The account will share in the gains and losses under the Plan in the same manner as described in Section
      5A.3 of the Plan. No part of the QVEC Contributions portion of the Participant's Account will be used to purchase Life Insurance Policies. No part of the QVEC Contributions portion of the Participant's Account will be available for loans. Subject to Section 3C, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of his QVEC Contributions by making a written application to the Plan Administrator.

Article II - General Provisions            -53-               February 6, 2002

                           ARTICLE III - DISTRIBUTIONS



                         3A. TIMING AND FORM OF BENEFITS




3A.1 PAYMENT OF BENEFITS. The rules and procedures for electing the timing and form of distribution effective for each Participant or Beneficiary shall be formulated and administered by the Plan Administrator in a consistent manner for all Participants in similar circumstances. For money purchase and target benefit plans, the normal form of distribution shall be a Life Annuity. For a profit sharing plan, the normal form of distribution shall be a single sum cash payment. For any plan, the distribution shall be made within an administratively reasonable time following the date the application for distribution is filed with the Plan Administrator.

      If elected by the Employer in the Adoption Agreement, a Participant, or his Beneficiary as the case may be, may elect to receive distribution of all or a portion of his Vested Interest in one or a combination of the following forms of payment:

     (a)   Single sum cash payment;

     (b)   Life Annuity;

     (c) Installment Payments (i.e., a series of periodic single-sum cash payments over time, with no life contingency);

     (d) Installment Refund Annuity (i.e., an Annuity that provides for fixed monthly payments for a period certain of not less than 3 nor more than 15 years. If a Participant dies before the period certain expires, the Annuity will be paid to the Participant's Beneficiary for the remainder of the period certain. The period certain shall be chosen by the Participant at the time the Annuity is purchased with the Participant's Vested Interest. The Installment Refund Annuity is not a Life Annuity and in no event shall the period certain extend to a period which equals or exceeds the life expectancy of the Participant);

     (e)   Employer stock, to the extent the Participant is invested therein.

     (f) In-kind distribution from self-directed brokerage account, to the extent the Participant is invested therein.

     The election of the form of distribution shall be irrevocable.

     If elected by the Employer in the Adoption Agreement, upon termination of the Plan, all distributions shall be made in a single lump sum distribution.

     All distributions are subject to the provisions of Section 3C, Joint and Survivor Annuity Requirements.

Article III - Distributions            -54-                   February 6, 2002

     For plan amendments adopted and effective on or after September 6, 2000, the Employer may amend the Plan to eliminate or restrict the ability of Participants to receive a distribution under any form, or combination of forms, benefit, provided that thereafter the forms of benefit available to the Participant include the right to take a single sum cash payment form of distribution under the same conditions as to timing and eligibility as the form of benefit eliminated or restricted. Any amendment under the provisions of the preceding sentence shall not apply to any participant with an Annuity Starting Date that precedes the earlier of (a) the 90th day after the date such Participant receives a summary of material modification reflecting the change, or (b) the first day of the second year beginning after the date the amendment is adopted. However, a Qualified Joint and Survivor Annuity form of payment may not be removed from a money purchase pension plan, or from that portion of a profit sharing plan, including a section 401(k) plan, that maintains assets transferred to it from a plan that was subject to the Qualified Joint and Survivor Annuity requirements.

     In addition, any amendment eliminating the ability of a Participant to receive a distribution in the form of Employer Stock may only be made with respect to amounts not already invested in Employer Stock as of the date of amendment or some future date. The employer shall maintain a list of those Participants who are eligible for a distribution of Employer Stock.

     If the value of a Participant's Vested Interest is $5,000 or such lesser amount as indicated by the Employer in the Adoption Agreement, the Employer shall indicate in the Adoption Agreement whether a distribution shall be made in the form of a single sum cash payment upon such Participant's Termination of Employment and may not be deferred or the Participant may elect to defer distribution until the Employee's Required Beginning Date. If the Employer permits Participants to defer such distributions, failure to make an election will be deemed to be an election to defer to the Employee's Required Beginning Date.

     If the Participant's Vested Interest exceeds $5,000 or such lesser amount as indicated by the Employer on the Adoption Agreement, and such amount is immediately distributable, the Participant and the Participant's Spouse, if required, (or where the either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's Spouse, if required, shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The "Annuity Starting Date" is the first day of the first period for which an amount is paid as an Annuity or any other form.

     An account balance is considered immediately distributable if any part of the account balance could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

     Instead of consenting to a distribution, the Participant may elect to defer the distribution until his or her Required Beginning Date. Failure to make an election will be deemed to be an election to defer to the Required Beginning Date.

     Notwithstanding any prior provision, if a former Participant maintains an account balance in the Plan subsequent to termination, the Employer may mandate a distribution in the form of an immediate single sum cash pay-out if the value of such account ceases to exceed $5,000 or such lesser amount as indicated by the Employer in the Adoption Agreement. The preceding sentence shall not apply to any annuity or installment payments for which one or more scheduled periodic payments remain.

Article III - Distributions            -55-                   February 6, 2002

     The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution. Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

     If the distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Code regulation section 1.411(a)-11(c) is given, provided that:

     (a) The Plan Adm in istrator clearly in form s th e Participant th at the Participant h as a right to a period of at least 30 days after receiving he notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

     (b) The Participant, after receiving the notice, affirmatively elects a distribution;

     (c) The Participant may revoke any affirmative distribution election prior to the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period beginning the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and

     (d) The Annuity Starting Date is a Date after the date the written explanation is provided to the Participant. For distributions on or after December 31, 1996, the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant, provide the distribution does not commence until at least 30 days after the written explanation is provided, and the other provisions of this paragraph are met.

     Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to
     Section 3C.6 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or section 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7), then the Participant's account balance will be transferred without the Participant's consent to the other plan if the Participant does not consent to an immediate distribution.

Article III - Distributions            -56-                   February 6, 2002

     For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to QVEC Contributions made between December 31, 1981 and January 1, 1987, plus gains and minus losses thereon ("accumulated QVEC Contributions").

     The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

     A Participant who terminates employment and does not consent to an immediate distribution shall have his distribution deferred. Such a distribution shall commence no later than his Required Beginning Date. Loans may not be initiated for Participants covered by this paragraph except if, after his Termination of Employment, the Participant is still a party-in-interest (as defined in ERISA). A Participant who continues to maintain an account balance under the Plan may elect to withdraw an amount which is equal to any whole percentage (not to exceed 100%) from his Participant's Account. Such an election shall be made in accordance with Section 3E. Such Participant as described herein shall have the authority to direct the transfer of his Vested Interest in accordance with Section 5A.2. The election to defer distribution may be revoked at any time by submitting a written request to the Plan Administrator. Any Forfeiture attributable to withdrawals shall be subject to the requirements of Sections 3D.1 and 3E.8 of the Plan. A Participant whose Termination of Employment is on or after his Early Retirement Date may elect to defer the distribution subject to the requirements of Section 3B.

3A.2 COMMENCEMENT OF BENEFITS. Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which :

 (a)  The Participant attains age 65 (or Normal Retirement Age, if earlier);

 (b) The 10th anniversary of the year in which the Participant commenced participation in the Plan occurs; or,

 (c) The Participant terminates Service with the Employer.

     Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution, if required, while a benefit is immediately distributable within the meaning of Section 3A.1 of the Plan, shall be deemed to be an election to defer distribution to the Participant's Required Beginning Date.

     However, in no event shall distribution of that portion of a Participant's Account attributable to Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions be made prior to the earliest of the Participant's Retirement, death, Disability, separation from Service, attainment of age 59-1/2, or, with respect to Elective Deferral Contributions only, due to Serious Financial Hardship, unless such distribution is made on account of:


Article III - Distributions            -57-                   February 6, 2002

     (a) The Employer's sale, to an unrelated entity, of its interest in a subsidiary (within the meaning of Code section 409(d)(3)), where the Employer continues to maintain this Plan and the Participant continues employment with the subsidiary; or

     (b) The Employer's sale, to an unrelated corporation, of substantially all assets (within the meaning of Code section 409(d)(2)) used in its trade or business, where the Employer continues to maintain this Plan and the Participant continues employment with the employer acquiring such assets; or

     (c) The termination of the Plan, as provided in Section 7B, without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code sections 4975(e)(7), a simplified employee pension plan (as defined in Code section 408(k)), or a SIMPLE IRA plan (as described in Code section 408(p)).

     All distributions that may be made in accordance with one or more of the preceding distributable events are subject to the spousal and Participant consent requirements (if applicable) of Code sections 401(a)(11) and 417. In addition, distributions made after March 31, 1988, which are triggered by any of the events described in the immediately preceding paragraphs
     (a), (b), or (c), must be made in a lump sum.

3A.3 FROM LIFE INSURANCE POLICIES. The Trustee shall arrange with the Insurance
     Company any distribution due to any Participant during his lifetime from any Life Insurance Policy or Policies on his life. The manner of distribution shall be a transfer of the values of said Policy or Policies to the Participant's Account for distribution as a portion thereof in accordance with this Section.

     Subject to Section 3C, Joint and Survivor Annuity Requirements, the Policies on a Participant's life will be converted to cash or an Annuity or distributed to the Participant upon commencement of benefits.

     In the event of any conflict between the terms of this Plan and the terms of any Life Insurance Policy purchased hereunder, the Plan provisions shall control.

3A.4 NONTRANSFERABLE. Any Annuity Contract distributed Hereford must be non transferable.

3A.5 ALTERNATE PAYEE SPECIAL DISTRIBUTION. Distributions pursuant to Section
     5D.8 may be made without regard to the age or employment status of the Participant.


Article III - Distributions            -58-                   February 6, 2002

              3B. MINIMUM DISTRIBUTION REQUIREMENTS

3B.1 DEFINITIONS.


     (a) APPLICABLE LIFE EXPECTANCY. The term Applicable Life Expectancy means the Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

     (b) DESIGNATED BENEFICIARY. The term Designated Beneficiary means the individual who is designated as the Beneficiary under the Plan in accordance with Code section 401(a)(9) and the regulations thereunder. If a Participant's Beneficiary, as determined in accordance with Section 1.9, is his estate, such Participant shall be treated as having no Designated Beneficiary.

     (c) DISTRIBUTION CALENDAR YEAR. The term Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 3B.3 below.

     (d) 5-PERCENT OWNER. For purposes of this Section, the term 5-Percent Owner means a 5-percent owner as defined in Code section 416(i) (determined in accordance with section 416 but without regard to whether the Plan is Top- Heavy) at any time during the Plan Year ending with or within the calendar year in which such Employee attains age 70-1/2 or any later Plan Year.

           Once distributions have begun to a 5-Percent Owner under this section, they must continue to be distributed even if the Employee ceases to be a 5-Percent Own er.

     (e) LIFE EXPECTANCY. The term Life Expectancy means life expectancy and joint and last survivor expectancy as computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the Income Tax Regulations.

           Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 3B.3(b)(2)) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.
     (f)   PARTICIPANT'S BENEFIT. The term Participant's Benefit means:


Article III - Distributions            -59-                   February 6, 2002

           (1) The Participant's Vested Interest as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year ("Valuation Calendar Year") increased by the amount of any contributions or Forfeitures allocated to the Participant's Account as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date.

           (2) Exception for second Distribution Calendar Year. For purposes of paragraph (1) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     (g) REQUIRED BEGINNING DATE. As elected by the Employer in the Adoption Agreement, the term Required Beginning Date shall mean either:

           (1) The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2 (Pre-SBJPA RBD); or

           (2) The Required Beginning Date of a Participant is the later of the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, except that benefit distributions to a 5-Percent Owner must commence by the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2 (SBJPA RBD).

           As elected by the Employer in the Adoption Agreement:

           (1) The Pre-SBJPA RBD may be removed and replaced entirely by the SBJPA RBD at any time elected by the Employer in the Adoption Agreement, provided the date is a date after December 31, 1996, or

           (2) The Pre-SBJPA RBD may be replaced for any calendar year, as elected by the Employer in the Adoption Agreement, provided the calendar year is a calendar year after 1998, or

           (3) The Pre-SBJPA RBD may be replaced for any calendar year, as elected by the Employer in the Adoption Agreement, provided the calendar year is a calendar year after 1998. However, non-5% Owners may make an irrevocable election to receive payments beginning the April 1 following the calendar year in which they attain age 70-1/2, or

           (4)   The Pre-SBJPA RBD shall apply to all Employees, or

           (5) The Pre-SBJPA RBD shall apply to all Employees, except that non-5% Owner who reach age 70-1/2 in any calendar year after 1998 may defer their Required Beginning Date to their SBJPA RBD.

3B.2 DISTRIBUTION REQUIREMENTS.

     (a) Except as otherwise provided in Section 3C, Joint and Survivor Annuity Requirements, the requirements of this Section 3B shall apply to any distribution of a Participant's Accrued Benefit and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.



Article III - Distributions            -60-                   February 6, 2002

     (b) All distributions required under this Section 3B shall be determined and made in accordance with regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of regulations section 1.401(a)(9)-2.

           A Participant's entire Vested Interest must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

          (1)   The life of the Participant;

          (2)   The life of the Participant and a Designated Beneficiary;

          (3) A period certain not extending beyond the Life Expectancy of the Participant; or

          (4) A period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

     (d) Determination of amount to be distributed each year. If the Participant's Vested Interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

          (1) If the Participant's entire Vested Interest is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's benefit by the Applicable Life Expectancy.

          (2) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

Article III - Distributions            -61-                   February 6, 2002

          (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in regulation s section 1.401(a)(9)-2, Q&A-4. Distribution s after the death of the Participant shall be distributed using the Applicable Life Expectancy in Section 3B.2(d)(1) above, as the relevant divisor without regard to regulation s section 1.401(a)(9)-2.

          (4) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

      (e) Other Forms. If the Participant's benefit is distributed in the form of an Annuity purchased from an Insurance Company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the regulations thereunder.

3B.3 DEATH DISTRIBUTION PROVISIONS. Upon the death of the Participant, the following distribution provisions shall take effect:

      (a) Distributions Beginning Before Death. If the Participant dies after distribution of his entire Vested Interest has begun, the remaining portion of such entire Vested Interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

      (b) Distributions Beginning After Death. If the Participant dies before distribution of his entire Vested Interest begins, distribution of the Participant's entire Vested Interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

            (1) If any portion of the Participant's entire Vested Interest is payable to a Designated Beneficiary, distributions may be made over the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

            (2) If the Designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attain ed age 70-1 /2.


Article III - Distributions            -62-                   February 6, 2002

       If the Participant has not made an election pursuant to this Section 3B.3(b) by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the Participant's date of death. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Vested Interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death and will be paid in the form of a single sum cash p aym en t.

(c) For purposes of Section 3B.3(b) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of this Section, with the exception of paragraph (b)(2) therein, shall be applied as if the surviving Spouse were the Participant.

(d) For purposes of this Section, distribution of a Participant's entire Vested Interest pursuant to Section 3B.3(b) is considered to begin on the Participant's Required Beginning Date (or, if paragraph (c) above is applicable, the date distribution is required to begin to the Surviving Spouse). If distribution in the form of an Annuity irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

3B.4 TRANSITIONAL RULE.

      (a) Notwithstanding the other requirements of this Section 3B and subject to the requirements of Section 3C, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

            (1) The distribution by the Plan is one which would not have disqualified such Plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (2) The distribution is in accordance with a method of distribution designated by the Employee whose entire Vested Interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

            (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

            (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

            (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

   Article III-Distributions          -63-                February 6, 2002

(b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distribution to be made upon the death of the Employee.

(c) For any distribution that commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a)(1) and
      (5).

(d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and related regulations. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and related regulations, except for the TEFRA section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in regulations section 1.401(a)(9)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of regulation section 1.401(a)(9)-1 shall apply.





   Article III-Distributions          -64-                February 6, 2002

                   3C. JOINT AND SURVIVOR ANNUITY REQUIREMENTS

3C.1 APPLICABILITY. Except as provided in Section 3C.6, the provisions of this
      Section 3C shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 3C.7.

3C.2 DEFINITIONS. The following definitions shall apply to this Section 3C.

      (a) EARLIEST RETIREMENT AGE. The term Earliest Retirement Age means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

      (b) ELECTION PERIOD. The term Election Period means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to the Vested Account Balance as of the date of separation, the election period shall begin on the date of separation.

            Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 3C.5(a). Except as provided in Section 3C.6, Qualified Preretirement Survivor coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this
            Section 3C.

      (c) QUALIFIED ELECTION. The term Qualified Election means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public.

            Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election . Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in
            Section 3C.5 below.

   Article III-Distributions          -65-                February 6, 2002

      (d) QUALIFIED JOINT AND SURVIVOR ANNUITY. The term Qualified Joint and Survivor Annuity means an immediate Annuity for the life of the Participant with a survivor Annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the Annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50 percent (unless a different percentage is elected by the Participant).

      (e) VESTED ACCOUNT BALANCE. The term Vested Account Balance means the aggregate value of the Participant's vested account balances derived from contributions made by both the Participant and Employer, whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life and Rollover Contributions. The provisions of this Section 3C shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee Contributions (or both) made under this Plan at the time of death or distribution.

3C.3 QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a Life Annuity. The Participant may elect to have such Annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

3C.4 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then no less than 50 percent (or 100 percent if so elected in the Adoption Agreement) of the Participant's Vested Account Balance shall be applied toward the purchase of an Annuity for the life of the surviving Spouse. If less than 100 percent is selected, then the remaining portion of the Vested Account Balance shall be paid to the Participant's Beneficiary. If less than 100 percent of the Vested Account Balance is paid to the surviving Spouse, the amount of Employee Contributions allocated to the surviving Spouse will be in the same proportion as the Employee Contributions bears to the total Vested Account Balance of the Participant. The surviving Spouse may elect to have such Annuity distributed within a reasonable period after the Participant's death.

   Article III-Distributions          -66-                February 6, 2002

3C.5 NOTICE REQUIREMENTS.

      (a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity, (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date the written explanation was provided to the Participant. For distributions on or after December 31, 1996, the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not commence until at least 30 days after such written explanation is provided. The 30-day period may be waived providing the provisions of the preceding paragraph are met.

      (b) In the case of a Qualified Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant within the applicable period (described in subsection (c) below) for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 3C.5(a) applicable to a Qualified Joint and Survivor Annuity.

      (c) The "applicable period" for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after the Qualified Joint and Survivor Annuity is no longer fully subsidized; (iv) a reasonable period ending after this Section 3C first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service before attaining age 35.

            For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates

   Article III-Distributions          -67-                February 6, 2002
            from Service before the Plan Year in which he attains age 35, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

      (d) Notwithstanding the other requirements of this Section, the respective notices prescribed by this Section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section 3C.5(d), a Plan fully subsidizes the costs of a benefit if no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

3C.6 SAFE HARBOR RULES.

      (a) This Section shall apply to a Participant in a profit sharing plan, and to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated QVEC Contributions (as described in Section 3A.1), and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are met: (1) the Participant does not or cannot elect payments in the form of a Life Annuity; and (2) the Plan provides that upon the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary.

      (b) The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distribution s.

      (c) The Participant may waive the spousal death benefit described in this Section 3C.6 at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 3C.2(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

      (d) If this Section 3C.6 is operative, then the other provisions of this Section 3C, other than Section 3C.7, shall be inoperative, except to the extent the Employer elects to apply those provisions to loans, withdrawals, or distributions by making the appropriate elections in the Adoption Agreement.

            This Section 3C.6 shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan

   Article III-Distributions          -68-                February 6, 2002
            that is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417.

      (e) For purposes of this Section 3C.6, the term Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate account balance attributable solely to accumulated QVEC Contributions (as described in Section 3A.1). In the case of a profit sharing plan, the term Vested Account Balance shall have the same meaning as provided in Section 3C.2(e).

3C.7 TRANSITIONAL RULES.

      (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Section 3C must be given the opportunity to elect to have the prior Sections of this Section 3C apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of vesting Service when he separated from Service.

      (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with Section 3C.7(d).

      (c) The respective opportunities to elect (as described in Sections 3C.7(a) and 3C.7(b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

      (d) Any Participant who has elected pursuant to Section 3C.7(b), and any Participant who does not elect under Section 3C.7(a), or who meets the requirements of Section 3C.7(a), except that such Participant does not have at least 10 years of vesting Service when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a Life Annuity:

            (1) Automatic Joint and Survivor Annuity. If benefits in the form of a Life Annuity become payable to a married Participant who:

                  (A) Begins to receive payments under the Plan on or after Normal Retirement Age; or

                  (B) Dies on or after Normal Retirement Age while still working for the Employer; or

                  (C) Begins to receive payments on or after the Qualified Early Retirement Age; or

                  (D) Separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the

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

                        eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                  then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

            (2) Election of Early Survivor Annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the Election Period, to have a survivor Annuity payable on death. If the Participant elects the survivor Annuity, payments under such Annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

            (3)   For purposes of this Section 3C.7(d):

                  (A)   Qualified Early Retirement Age is the latest of:

                       (i) The earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

                       (ii) The first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                       (iii) The date the Participant begins participation.

                  (B) Qualified Joint and Survivor Annuity is an Annuity for the life of the Participant with a survivor Annuity for the life of the Spouse as described in Section 3C.2(d).


                         3D. TERMINATION OF EMPLOYMENT

3D.1 DISTRIBUTION. A Participant who terminates employment shall be entitled to receive a distribution of his entire Vested Interest. Such distribution shall be further subject to the terms and conditions of Section 3C. The method used, as elected by the Employer in the Adoption Agreement, is one of the following:

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

(a)    Immediate (Cash-Out Method).

      If at the time of his Termination of Employment the Participant is not 100% vested and does not take a distribution from the portion of his Vested Interest that is attributable to contributions made by the Employer, the non-vested portion of his Participant's Account will become a Forfeiture upon the date such terminated Participant incurs 5 consecutive 1-Year Breaks-in-Service.

      However, if at the time of his Termination of Employment the Participant is not 100% vested and does take a distribution from the portion of his Vested Interest that is attributable to contributions made by the Employer, or if the Participant is 0% vested, the non-vested portion of his Participant's Account will become a Forfeiture immediately upon the Participant's Termination of Employment date.

      If a Participant whose non-vested portion of his Participant's Account became a Forfeiture in accordance with the terms of the preceding paragraph is later rehired by the Employer and re-enrolls in the Plan before incurring 5 consecutive 1-Year Breaks-in-Service, then the amount of the Forfeiture shall be restored to the Participant's Account by the Employer in accordance with the repayment provision elected by the Employer in the Adoption Agreement and described in Section 3D.2.

(b)    1-Year Break-in-Service (Cash-Out Method).

      If at the time of his Termination of Employment the Participant is not 100% vested and does not take a distribution from the portion of his Vested Interest that is attributable to contributions made by the Employer, the non-vested portion of his Participant's Account will become a Forfeiture upon the date such terminated Participant incurs 5 consecutive 1-Year Breaks-in-Service.

      However, if at the time of his Termination of Employment the Participant is not 100% vested and does take a distribution from the portion of his Vested Interest that is attributable to contributions made by the Employer, or if the Participant is 0% vested, the non-vested portion of his Participant's Account will become a Forfeiture upon the date such terminated Participant incurs a 1-Year Break-in-Service.

      If a terminated Participant, whose non-vested portion of his Participant's Account became a Forfeiture in accordance with the terms of the preceding paragraph, is later rehired by the Employer and re-enrolls in the Plan before incurring 5 consecutive 1-Year Breaks-in-Service, then the amount of the Forfeiture shall be restored to the Participant's Account by the Employer in accordance with the repayment provision elected by the Employer in the Adoption Agreement and described in Section 3D.2.

(c)    5 Consecutive 1-Year Breaks-in-Service.

      If at the time of his Termination of Employment the Participant is not 100% vested, the non-vested portion of his Participant's Account will become a


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

      Forfeiture upon the date the terminated Participant incurs 5 consecutive 1-Year Breaks-in-Service.

3D.2 REPAYMENT OF PRIOR DISTRIBUTION

      If a terminated Participant is later rehired by the Employer and re-enrolls in the Plan, the following Optional Payback or Required Payback provisions, as elected by the Employer in the Adoption Agreement, will apply:

      (a)   Optional Payback:

           (1) If the Participant was 0% vested at his Termination of Employment and did not incur 5 consecutive 1-Year Breaks-in-Service after such date, the amount which became a Forfeiture, if any, shall be restored by the Employer at the time such Participant re-enrolls in the Plan.

           (2) If the Participant was vested but not 100% vested at his Termination of Employment and did not incur 5 consecutive 1-Year Breaks-in-Service after such date, the amount which became a Forfeiture, if any, shall be restored by the Employer at the time such Participant re-enrolls in the Plan. In addition, the Participant may repay the full amount of the distribution attributable to Employer contributions, if any, made at his Termination of Employment. Such repayment of Employer contributions, however, must be made before the Participant has incurred 5 consecutive 1-Year Breaks-in- Service following the date he received the distribution or five years after the Participant is rehired by the Employer, whichever is earlier.

           (3) If the Participant had incurred 5 consecutive 1-Year Breaks-in-Service after his termination of Employment, the amount of the Participant's Account that became a Forfeiture shall remain a Forfeiture and such Participant shall be prohibited from repaying a distribution made at his Termination of Employment.

(b)         Required Payback:

           (1) If the Participant was 0% vested at his Termination of Employment and did not incur 5 consecutive 1-Year Breaks-in-Service after such date, the amount which became a Forfeiture, if any, shall be restored by the Employer at the time such Participant re-enrolls in the Plan.

           (2) If the Participant was vested but not 100% vested at his Termination of Employment and did not incur 5 consecutive 1-Year Breaks-in-Service after such date, the Participant shall be required to repay the full amount of the distribution attributable to Employer contributions, if any, made at his Termination of Employment. Such repayment of Employer contributions, however, must be made before the Participant has incurred 5 con secutive 1-Year Breaks-in-Service followin g th e date h e received th e distribution or five years after the Participant is rehired by the Employer, wh ich ever is earlier.

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

                  When the Participant makes such repayment, the amount which became a Forfeiture, if any, shall be restored by the Employer at the same time such repayment is made. However, if the Participant does not repay the distribution made in accordance with this Section 3D within the period of time specified above, that Forfeiture shall remain a Forfeiture.

           (3) If the Participant had incurred 5 consecutive 1-Year Breaks-in-Service after his Termination of Employment, the amount of the Participant's Account that became a Forfeiture shall remain a Forfeiture and such Participant shall be prohibited from repaying the distribution made at his Termination of Employment.

3D.3 LIFE INSURANCE POLICY. If all or any portion of the value of any Life
      Insurance Policy on the Participant's life will become a Forfeiture, the Participant shall have the right to buy such policy from the Trustee for the then value of such policy less the value of any Vested Interest therein, within 30 days after written notice from the Trustee is mailed to his last known address.

3D.4 NO FURTHER RIGHTS OR INTEREST. A Participant shall have no further interest in or any rights to any portion of his Participant's Account that becomes a Forfeiture due to his Termination of Employment once the Participant incurs 5 consecutive 1-Year Breaks-in-Service in accordance with Section 2A.4.

3D.5 FORFEITURE. Any Forfeiture arising in accordance with the provisions of
      Section 3D.1 shall be treated as follows:

      Any amount of Forfeitures shall be used in accordance with (a) or (b) below, in the manner set forth in Section 2C.

      (a) Reallocation. Forfeitures shall be allocated in accordance with the allocation formula of the contributions from which they arose.

      (b) Employer Credit and Reallocation of Remainder. Forfeitures shall first be used to reduce and in lieu of the Employer contribution next due under Section 2C, or to pay Plan expenses, at the earliest opportunity after such Forfeiture becomes available. Any Forfeitures remaining following use as an Employer credit shall be allocated in accordance with the allocation formula of the contributions from which they arose.

       Notwithstanding anything above to the contrary, if Forfeitures are generated immediately or upon the occurrence of a 1-Year Break-in-Service, and a former Participant returns to employment with the Employer after Forfeitures are generated but prior to the occurrence of 5 consecutive 1-Year Breaks-in-Service, Forfeitures, if any, will first be used to make whole the nonvested account of such Participant, equal to the value of the nonvested account at the time the Participant terminated employment with the Employer in accordance with the applicable provisions of Section 3D.2. In the event that the available Forfeitures are not sufficient to make whole the nonvested account, the Employer will make an additional contribution sufficient to make the nonvested account whole.

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

3D.6 LOST PARTICIPANT. If a benefit is forfeited because the Participant or Beneficiary cannot be found, as discussed in Section 5D.7, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

3D.7 DEFERRAL OF DISTRIBUTION. If elected by the Employer, and as discussed in
      Section 3A.1, a Participant who terminates employment and does not consent to an immediate distribution shall have his distribution deferred (and may be responsible for all reasonable fees and expenses associated with maintaining his account in a deferred status, as permitted by ERISA).

                             3E. WITHDRAWALS

3E.1 WITHDRAWAL - EMPLOYEE CONTRIBUTIONS.

      (a) Required Employee Contributions. If the Employer has elected in its Adoption Agreement to allow for a withdrawal of Required Employee Contributions and earnings thereon, then a Participant may elect to withdraw from his Participant's Account an amount equal to any whole percentage (not exceeding 100%) of his entire Vested Interest in his Participant's Account attributable to Required Employee Contributions plus any income and minus any loss thereon. On the date the election becomes effective, the Participant shall be suspended from making any further contributions to the Plan, and from having any Matching Contributions made on his behalf for a period, as elected by the Employer in its Adoption Agreement.

      (b) Voluntary Employee Contributions. If the Employer has elected in its Adoption Agreement to allow for withdrawal of Voluntary Employee Contributions and earnings thereon, then a Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of the entire Vested Interest in his Participant's Account attributable to Voluntary Employee Contributions plus any income and minus any loss thereon.

      (c) Prior Required Employee Contributions. If the Employer has elected in its Adoption Agreement to allow for a withdrawal of Prior Required Employee Contributions and earnings thereon, then a Participant may elect to withdraw from his Participant's Account an amount equal to any whole percentage (not exceeding 100%) of his entire Vested Interest in his Participant's Account attributable to Prior Required Employee Contributions plus any income and minus any loss thereon.

      (d) Prior Voluntary Employee Contributions. If the Employer has elected in its Adoption Agreement to allow for withdrawal of Prior Voluntary Employee Contributions and earnings thereon, then a Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of the entire Vested Interest in his Participant's Account attributable to Prior Voluntary Employee Contributions plus any income and minus any loss thereon.


Article III-Distributions             -74-                     February 6, 2002

      If a Participant elects a withdrawal under the provisions of this Section, he may not elect another withdrawal under this Section for an additional period specified by the Employer in its Adoption Agreement.

      The Participant shall notify the Plan Administrator in writin gofh is election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

      No Forfeitures will occur solely as a result of an Employee's withdrawal of Employee Contributions.

3E.2 WITHDRAWAL - ELECTIVE DEFERRAL CONTRIBUTIONS. If the Participant has attained age 59-1/2, and if selected by the Employer in its Adoption Agreement, the Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to his Elective Deferral Contributions and earnings thereon.

      The Participant shall notify the Plan Administrator in writin go fh is election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

3E.3 WITHDRAWAL - QUALIFIED MATCHING CONTRIBUTIONS. If the Participant has attained age 59-1/2, and if selected by the Employer in its Adoption Agreement, the Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to his Qualified Matching Contributions and earnings there on .

      The Participant shall notify the Plan Administrator in writin g o f h is election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

3E.4 WITHDRAWAL - QUALIFIED NONELECTIVE CONTRIBUTIONS. If the Participant has attained age 59-1/2, and if selected by the Employer in its Adoption Agreement, the Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to his Qualified Nonelective Deferral Contributions and earnings thereon.

      The Participant shall notify the Plan Administrator in writin g o f h is election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

3E.5 WITHDRAWAL - SAFE HARBOR 401(K) ELECTIVE DEFERRAL CONTRIBUTIONS AND ADP
      TEST SAFE HARBOR CONTRIBUTIONS . If the Participant has attained age 59-1/2, and if selected by the Employer in its Adoption Agreement, the Participant may elect to withdraw from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested


Article III-Distributions             -75-                     February 6, 2002

      Interest in his Participant's Account attributable to his Safe Harbor 401(k) Elective Deferral Contributions and ADP Test Safe Harbor Contributions.

      If the Employer has selected in its Adoption Agreement, a distribution may be made to a Participant on account of Serious Financial Hardship from his Participant's Account an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to his Safe Harbor 401(k) Elective Deferral Contributions. Serious Financial Hardship withdrawals of Safe Harbor 401(k) Elective Deferral Contributions shall be subject to the provisions of subparagraphs (a) and (b) of Section 3E.8 of the Plan.

      The Participant shall notify the Plan Administrator in writing of his election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

3E.6 WITHDRAWAL - EMPLOYER CONTRIBUTIONS. If the Employer has specified in its
      Adoption Agreement that withdrawals of Matching Contributions, Nonelective Contributions, Prior Employer Contributions, or ACP Test Safe Harbor Contribution, if applicable, are permitted, a Participant, who has been a Participant for at least 60 consecutive months, may elect to withdraw from his Participant's Account an amount equal to a whole percentage (not to exceed 100%) of his Vested Interest in his Participant's Account attributable to Matching Contributions (and reallocated Forfeitures, if applicable), Nonelective Contributions, (and reallocated Forfeitures, if applicable), or Prior Employer Contributions (and reallocated Forfeitures, if applicable), along with earnings. On the date the election becomes effective, the Participant may be suspended from making Employee Contributions and Elective Deferral Contributions, if any, and from having Employer contributions made on his behalf for a period of time, as selected by the Employer in its Adoption Agreement. This suspension provision shall only apply to non-standardized plans. In lieu of or in addition to the 60-months of participation requirement, the Employer may specify in the Adoption Agreement that withdrawal of Employer contributions, to the extent vested, shall be available upon or following the attainment of age 59-1/2.

      In lieu of, or in addition to the 60 consecutive months of participation or attainment of age 59-1/2 requirements in the preceding paragraph, the Employer may specify in the Adoption Agreement that withdrawals of Employer Contributions to the extent vested shall be available after a contribution has accumulated under the Plan for a fixed number of years (not to be less than 2 years) as elected by the Employer in the Adoption Agreement. This provision shall apply separately and independently to each separate contribution made by the Employer.

      In the event a Participant's suspension period occurs during a year (or years) when no Employer contributions are made, such suspension shall be taken into account when the next Employer contribution(s) is made.

      The Participant shall notify the Plan Administrator in writin g o f h is election to make a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

Article III-Distributions             -76-                     February 6, 2002

3E.7 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF CONTRIBUTIONS OTHER THAN
      ELECTIVE DEFERRAL CONTRIBUTIONS. Except as provided in Sections 7B.1 and 7B.7(e), if the Plan is a profit sharing plan or a thrift plan, and if the Employer has elected in its Adoption Agreement to permit withdrawals due to the occurrence of events that constitute Serious Financial Hardships to a Participant, such Participant may withdraw all or a portion of his Vested Interest (excluding Elective Deferral Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings on these contributions). Such Serious Financial Hardship must be shown by positive evidence submitted to the Plan Administrator that the hardship is of sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Participant's rights under the Plan to make additional withdrawals or to continue to be a Participant.

3E.8 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF ELECTIVE DEFERRAL
      CONTRIBUTIONS. If the Employer has selected in its Adoption Agreement, a distribution may be made on account of Serious Financial Hardship if subparagraphs (a) and (b) of this Section are satisfied. The funds available for withdrawal shall be the portion of a Participant's Account attributable to Elective Deferral Contributions, including any earnings credited to such contributions as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989 ("pre-1989 earnings"), and if applicable, Qualified Matching Contributions credited to the Participant's Account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989, Qualified Nonelective Contributions credited to the Participant's Account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989, and any pre-1989 earnings attributable to Qualified Matching Contributions, or Qualified Nonelective Contributions. Qualified Matching Contributions credited to the Participant's Account after the end of the last Plan Year ending before July 1, 1989, Qualified Nonelective Contributions credited to the Participant's Account after the end of the last Plan Year ending before July 1, 1989, and earnings on Elective Deferral Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions credited after the end of the last Plan Year ending before July 1, 1989 shall not be eligible for withdrawal under this Section. For purposes of this Section, a distribution may be made on account of a hardship only if the distribution is made on account of an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in sections 401(a)(11) and 417 of the Code.

      (a) The following are the only financial needs considered immediate and heavy for purposes of this Section:

            (i) Expenses for medical care described in Code section 213(d) previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee (as defined in Code section
                  152) or necessary for these persons to obtain medical care described in Code section 213(d);

            (ii) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

Article III-Distributions             -77-                     February 6, 2002

            (iii) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence; or

            (iv) Tuition payments, related educational fees and amounts distributed for the payment of room-and-board expenses for the next 12 months of postsecondary education for the Employee, his or her Spouse, or any of his or her dependents.

      (b) To the extent the amount of distribution requested does not exceed the amount required to relieve the Participant's financial need, such distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

            (i) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

            (ii) All plans maintained by the Employer provide that the Employee's Elective Deferral Contributions and if applicable, Employee Contributions, will be suspended for 12 months after the receipt of the hardship distribution;

            (iii) The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

            (iv) All plans maintained by the Employer provide that the Employee may not make Elective Deferral Contributions for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Employee's Elective Deferral Contributions for the taxable year of the hardship distribution.

3E.9 WITHDRAWAL - QVEC CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS. If selected by the Employer in its Adoption Agreement, a Participant may elect to withdraw from his Participant's Account as often during each Plan Year as elected by the Employer in the Adoption Agreement, any amount up to 100% of his entire Vested Interest in his Participant's Account attributable to his QVEC Contributions or Rollover Contributions alon g with earn in gs th ereon .

      The Participant shall notify the Plan Administrator in writin g
      o f h is election to m ake a withdrawal under this Section. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after notice is filed.

3E.10 NOTIFICATION. The Participant shall notify the Plan Administrator in writing of his election to make a withdrawal under Section 3E. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after such notice is filed. Payment of the withdrawal shall be subject to the terms and conditions of

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

      Section 3A. All withdrawals made under the provisions of Section 3E shall be subject to the spousal consent requirements of Section 3C, as applicable.

3E.11 VESTING CONTINUATION. In the event a partially vested Participant takes a withdrawal of less than 100% of his Vested Interest in accordance with
       Section 3E.6 or 3E.7, or 3E.8, the remaining portion of his Participant's Account attributable to Employer contributions shall vest according to the formula as set forth in Section 1.76.

3E.12 WITHDRAWAL - PARTICIPANT'S EMPLOYER STOCK ACCOUNT. The ability of a
       Participant who is subject to the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with the rules under section 16(b) of the Act.


                           3F. DIRECT ROLLOVERS

3F.1 DEFINITIONS

      (a) DIRECT ROLLOVER. The term Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      (b) DISTRIBUTEE. The term Distributee means an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse who is the Alternate Payee under a QDRO, are Distributees with regard to the interest of the Spouse or former Spouse.

      (c) ELIGIBLE RETIREMENT PLAN. The term Eligible Retirement Plan means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified plan described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

      (d) ELIGIBLE ROLLOVER DISTRIBUTION. The term Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or Life Expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year. In addition, unless the Employer elects some other effective date within its' Plan's 1999 Plan Year, effective May 1, 1999, an Eligible Rollover Distribution shall not include any distribution of Elective Deferral Contribution made due to a Serious Financial Hardship withdrawal.


Article III-Distributions             -79-                     February 6, 2002

3F.2 DIRECT ROLLOVERS. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.









Article III-Distributions             -80-                     February 6, 2002

                 ARTICLE IV - LEGAL LIMITATIONS ON CONTRIBUTIONS


                          4A. NONDISCRIMINATION TESTS

4A.1 DEFINITIONS.

      (a) ACTUAL CONTRIBUTION PERCENTAGE. The term Actual Contribution Percentage (ACP) means the average of the Actual Contribution Ratios of the Eligible Participants in a group.

      (b) ACTUAL CONTRIBUTION RATIO. The term Actual Contribution Ratio means the ratio (expressed as a percentage) of a Participant's Contribution Percentage Amounts to that Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

            The Actual Contribution Percentage for an Employee who is eligible to be a Participant but fails to make Employee Contributions, receive Matching Contributions, or receive Qualified Matching Contributions or Qualified Nonelective Contributions (to the extent not taken into account for the ADP Test) shall be zero.

      (c)   ACTUAL DEFERRAL PERCENTAGE. The term Actual Deferral Percentage
            (ADP) means the average of the Actual Deferral Ratios for a specified group of Participants.

      (d) ACTUAL DEFERRAL RATIO. The term Actual Deferral Ratio means the ratio (expressed as a percentage) of a Participant's Deferral Percentage Amounts to that Participant's Compensation for such Plan Year. The Actual Deferral Ratio for an Employee who is eligible to be a Participant but fails to make Elective Deferral Contributions shall be zero.

      (e) AGGREGATE LIMIT. The term Aggregate Limit means the sum of: (i) 125 percent of the greater of the ADP of the non-Highly Compensated Employees for the Prior Plan Year or the ACP of non-Highly Compensated Employees under the plan subject to Code section
            401(m) for the Plan Year beginning with or within the Prior Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the Current Year testing method, then in calculating the Aggregate Lim it for a Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the Prior Plan year, is used.

      (f) CONTRIBUTION PERCENTAGE AMOUNTS. The term Contribution Percentage Amounts means the sum of the Employee Contributions, Matching Contributions, Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) and Qualified Nonelective Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution



Article IV - Legal Limitations          -81-                   February 6, 2002

            Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferral Contributions, Excess Contributions, or Excess Aggregate Contributions. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts as long as the ADP test (as described in Section 4A.2) is met before the Elective Deferrals are used in the ACP test (as described in Section 4A.4) and the ADP test continues to be met following the exclusion of those Elective Deferrals that are used to meet th e ACP test.

      (g) DEFERRAL PERCENTAGE AMOUNTS. The term Deferral Percentage Amounts means any Elective Deferral Contributions made pursuant to the Participant's deferral election, including Excess Elective Deferral Contributions of Highly Compensated Employees, but excluding Elective Deferral Contributions that are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferral Contributions). In addition, the Employer may choose to make Qualified Nonelective Contributions and Qualified Matching Contributions.

      (h) ELIGIBLE PARTICIPANT. The term Eligible Participant means any Employee who is eligible to make an Employee Contribution or Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Actual Contribution Ratio), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made the Required Employee Contribution shall be treated as an Eligible Participant on behalf of whom no Employee Contributions are made.


If the Employer has elected in its Adoption Agreement to provide for Elective Deferral Contributions, then Sections 4a.2 through 4a.5 shall apply.

4A.2 ACTUAL DEFERRAL PERCENTAGE TEST.

      (a) Prior Year Testing. The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the Prior Year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

            (1) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

            (2) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the prior year's ADP for Participants who were


Article IV - Legal Limitations          -82-                   February 6, 2002
                  non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

                  For the first Plan Year in which the Plan exists and for which it permits any Participant to make Elective Deferral Contributions, and provided the Plan is not a successor plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employee's ADP shall be either 3 percent or the current Plan Year's ADP for these Participants, as elected by the Employer in the Adoption Agreement.

      (b) Current Year Testing. If elected by the Employer in the Adoption Agreement, the ADP Tests in 4A.2(a)(1) and (2) above will be applied comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participant's who are non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or succeeding guidance).

      (c) Safe Harbor 401(k) Plan. If elected by the Employer in the Adoption Agreement, the Plan may elect to be treated as a Safe Harbor 401(k) Plan and will be subject to the provisions of section 2.C.1(l) of this Plan, and the provisions of these sections 4.A.2(a) and (b) shall not apply thereto.

4A.3 SPECIAL RULES - ADP TEST.
      (a) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a Plan Year if he or she does not meet the definition of Highly Compensated Employee in effect for that Plan Year.

      (b) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more CODAs maintained by the Employer, shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single CODA. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, such CODAs are treated as a single CODA with respect to the Plan Years ending with or within the same calendar year. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

      (c) If this Plan satisfies the requirements of Code sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year will be made in accordance with IRS Notice 98-1 (and any superceding guidance), unless the Employer has elected

Article IV - Legal Limitations          -83-                   February 6, 2002
            in its Adoption Agreement to use the Current Year Testing method. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year, and use the same ADP testing method.

      (d) For Plan Years beginning on or after January 1, 1997, the family aggregation rules of section 414(q)(6) shall no longer apply.

      (e) For purposes of determining the ADP test, Elective Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

      (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

If the Prior Year testing method is elected by the Employer in the Adoption Agreement, Qualified Nonelective Contributions and Qualified Matching Contributions may not be contributed after the end of the Plan Year for which the ADP Test is being conducted in order to meet the requirements for their use and inclusion in that year's ADP Test.

      (g) The determination and treatment of the Deferral Percentage Amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (h) If the Employer determines before the end of the Plan Year that the Plan may not satisfy the ADP test for the Plan Year, the Employer may require that the amounts of Elective Deferral Contributions being allocated to the accounts of Highly Compensated Employees be reduced to the extent necessary to prevent Excess Contributions from being made to the Plan.

            Although the Employer may reduce the amounts of Elective Deferral Contributions that may be allocated to the Participant's Accounts of Highly Compensated Employees, the affected Employees shall continue to participate in the Plan. When the situation that resulted in the reduction of Elective Deferral Contributions ceases to exist, the Employer shall reinstate the amounts of Elective Deferral Contributions elected by the affected Participants in their Salary Deferral Agreement to the fullest extent possible.

If the Employer has elected in its Adoption Agreement, to provide for Employee Contributions and/or Matching Contributions required to be tested under Code section 401(m), then Sections 4a.4 and 4a.5 shall apply.

4A.4 ACTUAL CONTRIBUTION PERCENTAGE TEST.

      (a) Prior Year Testing. The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:


Article IV - Legal Limitations          -84-                   February 6, 2002

            (1) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

            (2) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

For the first Plan Year in which the Plan exists and for which it provides any Participant with contributions subject to the ACP Test, and provided the Plan is not a successor plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employee's ACP shall be either 3 percent or the current Plan Year's ACP for these Participants, as elected by the Employer in the Adoption Agreement.

      (b) Current Year Testing. If elected by the Employer in the Adoption Agreement, the ACP Tests in 4A.2(a)(1)and (2) above will be applied comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees with the current Plan Year's ACP for Participant's who are non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance).

      (c) Safe Harbor 401(k) Plan. If elected by the Employer in the Adoption Agreement, the Plan may elect to be treated as a Safe Harbor 401(k) Plan and will be subject to the provisions of section 2.C.1(l) of this Plan, and the provisions of these sections 4.A.4(a) and (b) shall not apply thereto.


4A.5 SPECIAL RULES - ADP/ ACP TESTS.
      (a) Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a Plan Year if he or she does not meet the definition of Highly Compensated Employee in effect for that Plan Year.


      (b) Multiple Use: If one or more Highly Compensated Employees participates in both a CODA and a plan subject to the ACP test maintained by the Employer, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose Actual Contribution Ratio is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts are reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP

Article IV - Legal Limitations          -85-                   February 6, 2002
            of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the non-Highly Compensated Employees.

      (c) For purposes of this Section, the Actual Contribution Ratio for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code section 401(a), or CODAs that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODAs that have different Plan Years, all CODAs ending with or within the same calendar year are treated as a single
            CODA. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

      (d) If this Plan satisfies the requirements of Code sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Ratio of Employees as if all such plans were a single plan. Any adjustments to the non-Highly Compensated Employee ACP for the prior Plan Year will be made in accordance with IRS Notice 98-1 (and any superceding guidance) unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year and use the same ACP testing method.

      (e) For Plan Years beginning on or after January 1, 1997, the family aggregation rules of former Code section 414(q)(6) shall no longer apply.

      (f) For purposes of determining the ACP test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Qualified Matching Contributions and Qualified Nonelective Contributions are considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year. However, if the Prior Year Testing Method is elected by the Employer in the Adoption Agreement, Qualified Matching Contributions and Qualified Nonelective Contributions may not be contributed after the end of the Plan Year for which the ACP Test is being conducted in order to meet the requirements for their use and inclusion in the ACP Test.

      (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

      (h) The determination and treatment of the Contribution Percentage Amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Article IV - Legal Limitations          -86-                   February 6, 2002

                      4B. LIMITATIONS ON ALLOCATIONS

4B.1 DEFINITIONS. The following definitions apply for purposes of Section 4B.

      (a) ANNUAL ADDITIONS. The term Annual Additions means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

            (1)   All contributions made by the Employer which shall include:

                  Elective Deferral Contributions;
                  Money Purchase Pension Contributions Matching Contributions; Nonelective Contributions;
                  Qualified Nonelective Contributions;
                  Qualified Matching Contributions;
                  Prior Employer Contributions.

            (2)   Employee Contributions;

            (3)   Forfeitures; and

            (4) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Code section 419A(d)(3), under a welfare benefit fund as defined in Code section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan; and

            (5)   Allocations under a simplified employee pension plan.

            For this purpose, any Excess Annual Additions applied under Sections 4C.3 or 4B.5(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

      (b) COMPENSATION. As elected by the Employer in the Adoption Agreement, the term Compensation means all of a Participant's:

            (1) Wages, Tips, and Other Compensation Box on Form W-2. (Information required to be reported under Code sections 6041, 6051 and 6052). Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined

Article IV - Legal Limitations          -87-                   February 6, 2002
            without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

      (2) Section 3401(a) wages. Wages as defined in Code section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

      (3) 415 safe-harbor compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Code section 1.62-2(c)), and excluding the following:

            (A) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

            (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

      For any Self-Employed Individual, Compensation means Earned Income.

      For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Section 4B, Compensation for a Limitation Year is the


Article IV - Legal Limitations          -88-                   February 6, 2002

            Compensation actually paid or includable in gross income during such Limitation Year.

            Notwithstanding the preceding, for Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Article 4B, Compensation paid or made available during such Limitation Year shall include any elective deferral contributions (as defined in Code section 402(g)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in gross income of the Employee by reason of Code sections 125 or 457. Effective for Plan Years beginning on or after the date specified by the Employer in section XIII.C of the Adoption Agreement (Limitations on Allocations), Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

            Notwithstanding the preceding two sentences, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. For Limitation Years beginning before January 1, 1997, such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made. For Limitation Years beginning after December 31, 1996, such imputed Compensation for the disabled Participant may be taken into account only if such contributions are made on behalf of all such Participants and nonforfeitable when made.

      (c) DEFINED BENEFIT FRACTION. The term Defined Benefit Fraction means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Code sections 415(b) and (d), or 140 percent of the Highest Average Compensation including any adjustments under Code section 415(b).

            Notwithstanding the above, if the Participant was a Participant as of the first day of the Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

            Notwithstanding the foregoing, for any Top-Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in the Adoption Agreement. However, for any Plan

Article IV - Legal Limitations          -89-                   February 6, 2002

            Year in which this Plan is a Super Top-Heavy Plan, 100 shall be substituted for 125 in any event.

      (d) DEFINED CONTRIBUTION DOLLAR LIMITATION. The term Defined Contribution Dollar Limitation means $30,000, as adjusted for cost-of-living increases in accordance with Code section 415(d).

      (e) DEFINED CONTRIBUTION FRACTION. The term Defined Contribution Fraction means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Code section 419(e), individual medical accounts, as defined in Code section 415(l)(2), and simplified employee pension plans, as defined in Code section 408(k), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

            If the Employee was a Participant as of the end of the first day of theb first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

            Notwithstanding the foregoing, for any Top-Heavy Plan Year, 100 shall be substituted for 125 unless the extra minimum allocation is being made pursuant to the Employer's election in the Adoption Agreement. However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 100 shall be substituted for 125 in any event.

            The Annual Additions for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions.

      (f) EMPLOYER. For purposes of this Section 4B, the term Employer means the Employer that adopts this Plan, and all members of a controlled group of

Article IV - Legal Limitations          -90-                   February 6, 2002
            corporations (as defined in Code section 414(b) as modified by section 415(h)), a group of commonly controlled trades or businesses (as defined in Code section 414(c) as modified by section 415(h)) or affiliated service groups (as defined in Code section 414(m)) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

      (g) HIGHEST AVERAGE COMPENSATION. The term Highest Average Compensation means the average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in Section 2A.5.

      (h) LIMITATION YEAR. The term Limitation Year means a calendar year, or the 12-consecutive month period elected by the Employer in the Limitation Year section of the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

      (i) MASTER OR PROTOTYPE PLAN. The term Master or Prototype Plan means a plan the form of which is the subject of a favorable opinion letter from the national office of the Internal Revenue Service.

      (j) MAXIMUM PERMISSIBLE AMOUNT. The term Maximum Permissible Amount means the maximum Annual Additions that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, which shall not exceed the lesser of:

            (1)   The Defined Contribution Dollar Limitation, or

            (2) 25 percent of the Participant's Compensation for the Limitation Year.

            The Compensation limitation referred to in (2) above, shall not apply to any contribution for medical benefits (within the meaning of Code section 401(h) or 419A(f)(2)) which is otherwise treated as Annual Additions under Code sections 415(l)(1) or 419A(d)(2).

            If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                  ---------------------------------------------
                                     12

      (k) PROJECTED ANNUAL BENEFIT. The term Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:


Article IV - Legal Limitations          -91-                   February 6, 2002

            (1) The Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later); and

            (2) The Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

4B.2 BASIC LIMITATION. If the Participant does not participate in, and has never participated in another qualified plan or welfare benefit fund maintained by the Employer, as defined in Code section 419(e), or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code section 408(k), maintained by the Employer, which provides Annual Additions as defined in Section 4B.1(a), the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contributions that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

4B.3 ESTIMATED MAXIMUM PERMISSIBLE AMOUNT. Prior to determining the
      Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

4B.4 ACTUAL MAXIMUM PERMISSIBLE AMOUNT. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for th e Lim itation Year.


4B.5 PARTICIPANTS COVERED BY ANOTHER PROTOTYPE DEFINED CONTRIBUTION PLAN.

      (a) This Section applies if, in addition to this Plan, the Participant is covered under another qualified Master or Prototype defined contribution Plan maintained by the Employer, or a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer, or an individual medical account as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension plan, as defined in Code section 408(k), that provides Annual Additions as defined in Section 4B.1(a), during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other qualified Master and Prototype defined contribution Plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans for the same


Article IV - Legal Limitations          -92-                   February 6, 2002

            Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master and Prototype defined contribution Plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount and the Employer contributions that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans, in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

      (b) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the estimated Maximum Permissible Amount for a Participant in the manner described in
            Section 4B.3.

      (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

      (d) If, pursuant to Section 4B.5(c), or as a result of the allocation of Forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in Excess Annual Additions as defined in Section 4C.1(b) for a Limitation Year, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

      (e) If Excess Annual Additions were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of:

            (1) The total Excess Annual Additions allocated as of such date, multiplied by

            (2) The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype defined contribution Plans.

            (f) Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Section 4C.3.

4B.6 PARTICIPANTS COVERED BY NON-PROTOTYPE DEFINED CONTRIBUTION PLAN. If the
      Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Section 4B.5 as though the other plan were a Master or Prototype Plan, unless the Employer provides other limitations in the Limitations on Allocations section of the Adoption Agreement.


Article IV - Legal Limitations          -93-                   February 6, 2002

4B.7 PARTICIPANTS COVERED BY DEFINED BENEFIT PLAN. The provisions of this section 4B.7 shall only apply for Limitation Years beginning before January 1, 2000. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Limitations on Allocations section of the Adoption Agreement.

                         4C. TREATMENT OF EXCESSES

4C.1 DEFINITIONS.


      (a)   EXCESS  AGGREGATE CONTRIBUTIONS.  The term Excess
            Aggregate Contributions means, with respect to any Plan Year, the excess of:

            (1) The aggregate Contribution Percentage Amounts taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

            (2) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing the Contribution Percentage Amounts made on behalf of Highly Compensated Employees in order of their Actual Contribution Ratios beginning with the highest of such ratios). Such determination shall be made after first determining Excess Elective Deferral Contributions, pursuant to Section 4C.2(a) and then determining Excess Contributions pursuant to
                  Section 4C.4.

      (b) EXCESS ANNUAL ADDITIONS. The term Excess Annual Additions means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

      (c) EXCESS CONTRIBUTIONS. The term Excess Contributions means, with respect to any Plan Year, the excess of:

            (1) The aggregate Deferral Percentage Amounts taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

            (2) The maximum Deferral Percentage Amounts permitted by the ADP test (determined by hypothetically reducing the Deferral Percentage Amounts made on behalf of Highly Compensated Employees in order of their Actual Deferral Ratios, beginning with the highest of such ratios).



 Article IV - Legal Limitations             -94-               February 6, 2002

      (d) EXCESS ELECTIVE DEFERRAL CONTRIBUTIONS. The term Excess Elective Deferral Contributions means those Elective Deferral Contributions that are includable in a Participant's gross income under Code section 402(g) to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferral Contributions shall be treated as Annual Additions under the Plan pursuant to
            Section 4B, unless such amounts are distributed in accordance with the provisions of Section 4C.2(a), below.

4C.2 EXCESS ELECTIVE DEFERRAL CONTRIBUTIONS.
      (a) In the event that Elective Deferral Contributions made during a calendar year exceed the limit specified in Section 2C.1(j)(4), then the Excess Elective Deferral Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the Participant by the April 15 following the calendar year in which such amount was contributed, provided that the Participant notifies the Plan Administrator no later than 30 days in advance of his intent to withdraw such Excess Elective Deferral Contributions, or is deemed to notify the Plan Administrator. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferral Contributions that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. The spousal consent provisions of
            Section 3C shall not apply to any distribution of Excess Elective Deferral Contributions.

      (b) Excess Elective Deferral Contributions shall be adjusted for any income or loss for the Employee's tax year. The income or loss allocable to excess Elective Deferral Contributions is an amount determined by multiplying the sum of the income or loss allocable to the Participant's Elective Deferral Contribution account for the taxable year by a fraction, the numerator of which is such
            Participant's Excess Elective Deferral Contributions for   the
            taxable year, and the denominator of which is equal to the sum of the Participant's Account balance attributable to Elective Deferral Contributions as of the beginning of the taxable year plus the Participant's Elective Deferral Contributions for the taxable year. Income for the gap period (the period from the end of the taxable year to the date of distribution) shall not be allocated to Excess Elective Deferral Contributions.

      (c) Matching Contributions, as defined in Section 1.36, that are attributable to Excess Elective Deferral Contributions shall be forfeited, and as such, shall be applied to reduce Employer contributions or pay Plan expenses.

4C.3 EXCESS ANNUAL ADDITIONS. If, pursuant to Section 4B.4 or as a result of the allocation of Forfeitures, there are Excess Annual Additions, the excess will be disposed of using any of the following methods:

      (a) Employee Contributions or Elective Deferral Contributions or both, to the extent they would reduce the Excess Annual Additions, will be returned to the Participant. The Contributions returned in accordance with the preceding shall include any gains or losses attributable to such Contributions.

            Employee Contributions so returned will be disregarded with respect to the ACP test. Elective Deferral Contributions so returned will be disregarded with respect to the Elective Deferral limitation described in Section 2C.1(j)(4) of the Plan and the ADP test.

 Article IV - Legal Limitaions        -95-                     February 6, 2002

      (b) If, after the application of paragraph (a), Excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Annual Additions in
            the Participant's   Account, other than Employee Contributions and
            Elective Deferral Contributions, will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year, if n ecessary.

      (c) If, after the application of paragraph (a), Excess Annual Additions still exist and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Annual Additions will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any Forfeiture) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

      (d) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust or Insurance Company's gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to the Participants' Account before any Employer or Employee Contributions may be made to the Plan for that Limitation Year. Except as provided in Section 4C.3(a), Excess Annual Additions may not be distributed to Participants or former Participants.

4C.4 EXCESS CONTRIBUTIONS.

      (a)   Notwithstanding any other provision   of   this   Plan,   Excess
            Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Participants' Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employee with the largest amounts of contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with
            the   largest amount of such contributions and continuing in
            descending   order   until   all Excess Contributions have been
            allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

            Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess
            Contributions attributable to each of such Employees.

      (b) Excess Contributions shall be treated as Annual Additions, as defined in Section 4B.1, under the Plan in the Limitation Year in which they arose.

 Article IV - Legal Limitations              -96-              February 6, 2002

      (c) Excess Contributions shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of the income or loss allocable to the Participant's Account for Deferral Percentage Amounts for the Plan Year, by a fraction, the numerator of which is such Participant's Excess Contributions for the Plan Year and the denominator of which is equal to the sum of the Participant's Account balance attributable to Deferral Percentage Amounts as of the beginning of the Plan Year plus the Participant's Deferral Percentage Amounts for the Plan Year. Income for the gap period (the period from the end of the Plan Year to the date of distribution) shall not be allocated to Excess Contributions.

      (d) Excess Contributions allocated to a Participant shall be distributed from the Participant's Account for Elective Contributions and Qualified Matching Contributions (if applicable) in proportion to the Participant's Elective Deferral Contributions and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Account for Elective Contributions and Qualified Matching Contributions.

(e) Matching Contributions, as defined in Section 1.36, that are attributable to Excess Contributions, shall be forfeited, and as such, shall be applied to reduce Employer contributions or pay Plan expenses.

4C.5 EXCESS AGGREGATE CONTRIBUTIONS.

      (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Participants' Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

      (b) Excess Aggregate Contributions shall be treated as Annual Additions, as defined in Section 4B.1, in the Limitation Year in which they aro se.

 Article IV - Legal Limitations              -97-              February 6, 2002

      (c) Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is an amount determined by multiplying the sum of the income or loss allocable to the Participant's Account for Contribution Percentage Amounts for the Plan Year by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the Plan Year, and the denominator of which is equal to the sum of the Participant's Account balance attributable to Contribution Percentage Amounts as of the beginning of the Plan Year plus the Participant's Contribution Percentage Amounts for the Plan Year. Income for the gap period (the period from the end of the Plan Year to the date of distribution) shall not be allocated to Excess Aggregate Contributions.

      (d) Excess Aggregate Contributions allocated to each Participant shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Account for Employee Contributions, Matching Contributions, and Qualified Matching Contributions
            (and, if applicable, the Participant's Qualified Nonelective Contributions or Elective Deferral Contributions, or both).

      (e) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions or pay Plan expenses.

      (f) Matching Contributions as defined in Section 1.36 that are attributable to Excess Aggregate Contributions shall be forfeited, and as such, shall be applied to reduce Employer contributions or pay Plan expenses.

 Article IV - Legal Limitations              -98-              February 6, 2002

                       ARTICLE V - PARTICIPANT PROVISIONS



                  5A. ANNUITY CONTRACT AND PARTICIPANT'S ACCOUNT


5A.1 PARTICIPANT'S ACCOUNT. A Participant's Account shall be maintained on behalf of each Participant until such Account is distributed in accordance with the terms of this Plan .

      Each Participant shall have the exclusive authority to direct the investment of Employee Contributions, Elective Deferral Contributions, QVEC Contributions and Rollover Contributions, if applicable, from among the investment options selected by the Employer.

      If selected by the Employer in its Adoption Agreement, the Participant, Beneficiary and/or Alternate Payee additionally shall have the exclusive authority to direct the investment of contributions made by the Employer from among the investment choices selected by the Employer.

5A.2 INVESTMENT TRANSFERS. Each Participant, Beneficiary, and/or Alternate
      Payee shall have the exclusive authority to direct the transfer of amounts between the investment funds designated by the Employer, attributable to his Employee Contributions, Elective Deferral Contributions, QVEC Contributions and Rollover Contributions, if applicable.

      If the Employer selects in its Adoption Agreement to grant the Participant exclusive authority to direct the investment of contributions made by the Employer, the Participant, Beneficiary, and/or Alternate Payee shall also have the exclusive authority to transfer contributions made by the Employer from among the investment choices selected by the Employer.

      The transfer of amounts between investment funds shall be subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested.

      The Plan Administrator or the Participant, Beneficiary, and/or Alternate Payee as the case may be, may change such amounts as often as the Plan Administrator may allow in accordance with the terms of the investment funds in which the Participant's Account is being invested.

      The ability of a Participant who is subject to the reporting requirements of section 16(a) of the Securities and Exchange Act of 1934 (the "Act") to make withdrawals or investment changes involving the Participant's Employer Stock Account may be restricted by the Plan Administrator to comply with rules under section 16(b) of the Act.

5A.3 PARTICIPANT'S ACCOUNT VALUATION. A Participant's Account shall be maintained on behalf of each Participant until such Account is distributed in accordance with the terms of this Plan. At least once per year, as of the last day of the Plan Year, each Participant's Account shall be adjusted, in the ratio that the Participant's Account balance bears to all account balances invested into the same investment vehicle, for any earnings, gains, losses, contributions, withdrawals, expenses, and loans attributable to such Plan Year, in order to obtain a new valuation of the Participant's Account. The assets of the Plan will be valued annually at fair market value as of the last day of each Plan Year.

 Article V - Participant Provisions            -91-           February 6, 2002

                          5B. LIFE INSURANCE POLICIES

5B.1 OPTIONAL PURCHASE OF LIFE INSURANCE. If the Employer in its Adoption
      Agreement shall permit the purchase of life insurance on the lives of some or all Participants hereunder, each eligible Participant may elect that a portion of the Contribution made on his behalf shall be applied to the purchase of a Life Insurance Policy or Policies on his life. The application for each Policy shall be signed by the Participant and by the Trustee and shall conform to the requirements of the Insurance Company, including any requested evidence of insurability, and the requirements of this Section. All Life Insurance Policies shall be issued so as to permit a common billing date. Any Policy on the life of a Participant who can qualify for waiver of premium thereunder and participant account contribution disability benefits thereunder may include such benefits if applied for by the Participant. The Plan Administrator may adopt reasonable rules regarding the purchase of Life Insurance Policies provided such rules are administered in a consistent and nondiscriminatory manner. No application shall be made hereunder for any Life Insurance Policy on the life of a Participant acceptable to the Insurance Company at standard premium rates for a face amount of less that $1,000 for the first, or any additional Policy issued on the Participant's life.

5B.2 PREMIUMS ON LIFE INSURANCE POLICIES. The premiums on all Life Insurance
      Policies on the life of a Participant shall be paid from the portion of his Participant's Account attributable to contributions made by the Employer, to the extent sufficient therefor, otherwise in one of the following manners:

      (a) By a loan against the Participant's Policy or Policies, under the automatic premium loan provision thereof, or

      (b)   By payment out of his Participant's Account.

      If the Participant is not acceptable to the Insurance Company as a standard risk at standard rates, a Policy with the same premium but a lesser death benefit may be purchased.

5B.3 LIMITATIONS ON PREMIUMS. In no case shall the cumulative total premiums paid on all Policies held on the life of a Participant hereunder exceed an amount equal to the applicable percentage set forth below of all Contributions (other than Employee Contributions) and Forfeitures theretofore allocated or currently due on his behalf:

      (a)   49% in the case of ordinary life insurance or similar policies.

      (b) 25% in the case of term insurance policies or a combination of policies, with premiums on ordinary life insurance or similar policies being given half weight.

      If such cumulative total premiums would otherwise exceed this amount, the necessary steps to avoid this result shall be taken by reduction of the Participant's life insurance coverage by changing all or a portion of his coverage to paid-up life insurance or by selling the excess portion to the Participant.

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

5B.4 DISPOSAL. A Participant who no longer wishes to have any part of his allocable share of Contributions used to pay the premiums for any Life Insurance Policy or Policies may withdraw a prior election by written notice to the Trustee to that effect. Any Policy shall be disposed of in accordance with its provisions as the Trustee shall direct.

5B.5 RIGHTS UNDER POLICIES. Each Policy shall provide that the Trustee shall have the right to receive any or all payments that may be due during the Participant's lifetime. Any death benefit shall be payable directly to the Beneficiary named in the Policy and the Participant shall have the right, subject to the terms of Section 3C, either directly or through the Trustee, to change the Beneficiary from time to time and to elect settlement options under the policy for the benefit of the Beneficiary. The Trustee shall have the right to exercise all other options and privileges contained in the policy and shall exercise such rights and privileges in a manner consistent with the terms of the Plan.

5B.6 LOANS. No loans shall be made against any of the Policies hereunder either from the Insurance Company or any other source unless such loans are made in order to pay amounts then due as premiums thereon.

5B.7 CONDITIONS OF COVERAGE. Except as may be otherwise provided in any conditional or binding receipt issued by the Insurance Company, there shall be no coverage and no death benefit payable under any Policy to be purchased from the Insurance Company until such Policy shall have been delivered and the premium therefor shall have been paid to the Insurance Company as a premium for that Policy. Neither the Employer nor the Trustee shall have any responsibility as to the effectiveness of any Life Insurance Policy purchased from the Insurance Company hereunder nor be under any liability or obligation to pay any amount to any Participant or his Beneficiary by reason of any failure or refusal by the Insurance Company to make such payment.

5B.8 POLICY NOT YET IN FORCE. If at the death of any Participant, the Trustee shall be holding any amount intended for the purchase of any Life Insurance Policy on the Participant's life, but coverage under such Policy shall not yet be in force, the Trustee shall credit such amount to the Participant's Account to be disposed of as a portion thereof.

5B.9 VALUE OF POLICY. The value of any Policy on the life of a living
      Participant for any purpose under this Plan shall be that amount which the Insurance Company would pay upon surrender of such Policy in accordance with its usual rules and practices.

5B.10 DIVIDENDS. If dividends are allowed on any Life Insurance Policy, they shall be used to provide additional benefits under the Policy.

5B.11 DISTRIBUTION No life insurance protection shall continue in force under the Plan subsequent to a Participant's retirement or Termination of Employment, whichever occurs first. As of such date, any Life Insurance Policy shall be distributed to the Participant in accordance with its terms and the terms of Section 3C.3.

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

5B.12 APPLICATION. The Trustee, if the Plan is trusteed, or custodian, if the Plan has a custodial account, shall apply for and will be the owner of any Life Insurance Policy purchased under the terms of this Plan. The Life Insurance Policy(ies) must provide that proceeds will be payable to the Trustee (or custodian, if applicable). However, the Trustee (or custodian) shall be required to pay over all proceeds of the Life Insurance Policy(ies) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Section 3C.2(c), Joint and Survivor Annuity Requirements, if applicable. Under no circumstances shall the Trust (or custodial account) retain any part of the proceeds.

      In the event of any conflict between the provisions of this Plan and any Life Insurance Policies or annuity contracts issued pursuant to the Plan, the Plan provisions shall control.


                                5C. LOANS

5C.1 LOANS TO PARTICIPANTS. If the Employer has specified in its Adoption
      Agreement that loans are permitted, then the Plan Administrator may make a bona fide loan to a Participant, in an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the lesser of $50,000 reduced by the excess of the Participant's highest outstanding loan balance during the 12 months preceding the date on which the loan is made over the outstanding loan balance on the date the new loan is made, or 50% of the Participant's Vested Interest in his Participant's Account excluding amounts attributable to QVEC Contributions. Notwithstanding any provision in this paragraph to the contrary, loans may not exceed a Participant's Vested Interest attributable to such contributions.

      In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

      No loans will be made to any Shareholder-Employee or Owner-Employee or to family members of Shareholder-Employees or Owner-Employees, as defined in Code section 267(c)(4).

      The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate, provided, however, that:

      (a) Loans shall be made available to all Participants and parties-in-interest (as defined in ERISA and including Employees and Beneficiaries), on a reasonably equivalent basis.

      (b) Loans shall not be made available to Highly Compensated Employees on a basis greater than the basis made available to other Employees.

      (c)    Loans must bear a reasonable rate of interest.

      (d)    Loans are adequately secured.

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

      (e) Unless the provisions of Section 3C.6 apply to a Participant, loans may be made only after a Participant obtains the consent of his Spouse, if any, to use his Participant's Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Participant's Account is used for renegotiation, extension, renewal or other revision of the loan.

      (f) Loans must be made in accordance with and subject to all of the provisions of this Section 5C.

      If a valid spousal consent has been obtained in accordance with (e), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Interest used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Interest in his Participant's Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Participant's Account shall be adjusted by first reducing the Vested Interest by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

5C.2 LOAN PROCEDURES. The Plan Administrator shall establish a written set of procedures, set forth in the summary plan description or any other established set of procedures, which becomes a part of such Plan by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to the following:

      (a) The person or persons authorized to administer the loan program, identified by name or position;

      (b)    The loan application procedure;

      (c)    The basis for approving or denying loans;

      (d)    Any limits on the types of loans permitted;

      (e)    The procedure for determining a "reasonable" interest rate;

      (f)    Acceptable collateral;

      (g)    Default conditions; and

      (h) Steps which will be taken to preserve Plan assets in the event of default.

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

5C.3 USERRA LOAN SUSPENSION. Notwithstanding any other provision of this section 5C, if elected by the Employer in the Adoption Agreement, loan repayments under the Plan shall be suspended as permitted under section 414(u)(4) of the Internal Revenue Code.

                           5D. PARTICIPANTS' RIGHTS

5D.1 GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is established and the Plan or Trust assets are held for the exclusive purpose of providing benefits for such Employees and their Beneficiaries as have qualified to participate under the terms of the Plan.

5D.2 FILING A CLAIM FOR BENEFITS. A Participant or Beneficiary, or the
      Employer acting in his behalf, shall notify the Plan Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Plan Administrator and shall set forth the basis of such claim and shall authorize the Plan Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

5D.3 DENIAL OF CLAIM. Whenever a claim for benefits by any Participant or Beneficiary has been denied by a Plan Administrator, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth (1) the specific reasons for the denial;
      (2) the specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.

5D.4 REMEDIES AVAILABLE TO PARTICIPANTS. A Participant or Beneficiary (1) may request a review by a Named Fiduciary, other than the Plan Administrator, upon written application to the Plan; (2) may review pertinent Plan documents; and (3) may submit issues and comments in writing to a Named Fiduciary. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

      A decision by a Named Fiduciary shall be made promptly and not later than 60 days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a Named Fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

      A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his rights, to recover present benefits due to him or to clarify his rights to future benefits under the Plan.

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

5D.5 LIMITATION OF RIGHTS. Participation hereunder shall not grant any Participant the right to be retained in the Service of the Employer or any other rights or interest in the Plan or Trust fund other than those specifically herein set forth.

5D.6 100% VESTED CONTRIBUTIONS. Each Participant, regardless of his length of
      Service with the Employer, shall be fully vested (100%) at all times in any portion of his Participant's Account attributable to the following contributions, as applicable:

      (a)   Employee Contributions and earnings thereon;

      (b)   Elective Deferral Contributions and earnings thereon;

      (c)   Qualified Matching Contributions and earnings thereon;

      (d)   Qualified Nonelective Contributions and earnings thereon;

      (e)   Rollover Contributions and earnings thereon;

      (f)   QVEC Contributions and earnings thereon.

5D.7 REINSTATEMENT OF BENEFIT. In the event any portion of a benefit which is payable to a Participant or a Beneficiary shall remain unpaid on account of the inability of the Plan Administrator, after diligent effort, to locate such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture under Section 3D. If a claim is made by the Participant or Beneficiary for any benefit forfeited under this Section, such benefit must be reinstated by the Employer.

5D.8 NON-ALIENATION. It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The preceding sentence shall not preclude the enforcement of a federal tax levy made pursuant to Code section 6331 or the collection by the United States on a judgement resulting from an unpaid tax assessment.

      The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a QDRO. A domestic relations order entered before January 1, 1985 will be treated as a QDRO if payment of benefits pursuant to the order has commenced as of such date, and may be treated as a QDRO if payment of benefits has not commenced as of such date, even though the order does not satisfy the requirements of Code section 414(p).

      The first paragraph of this section shall not preclude:
      (a) any assignment or alienation of benefits in pay status to the extent that such assignment or alienation (i) is voluntary and revocable, (ii) is not for the purpose of, nor has the effect of, defraying Plan administration costs, and (iii) does not, when combined with all other such assignments in the aggregate, exceed 10% of any benefit payment, or

 Article V - Participant Provisions            -97-            February 6, 2002

      (b) any assignment or alienation of all, or any portion of, benefits to a third party, including the participant's employer, provided such assignment or alienation is (1) voluntary and revocable and
            (2) the third party files with the Plan Administrator a written acknowledgement meeting the requirements of Treasury Regulation 1.401(a)-13(e)(2) (or any successor regulation of similar purpose).

      The first sentence of this section 5D.8 shall not apply to any offset of a Participants benefit under a Plan against an amount that the Participant is ordered or required to pay to the plan if:

      (a)   the order or requirement to pay arises

            (1) under a judgment or conviction for a crime involving such plan,

            (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title 1 of the Employee Retirement Income Security Act of 1974, or

            (3) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guarantee Corporation and the Participant, in connection with a violation (or alleged violation of Part 4 of such Subtitle by a fiduciary or any other person,

      (b) the judgment, order, decree, or settlement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

      (c)   in a case in which the survivor annuity requirements of Code section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made

            (1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code section 417(a)(2)(B)), or an election to waive the right of the spouse to either a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity is in effect in accordance with the requirements of Code section 417(a),

            (2) such spouse is order or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of such Subtitle, or

            (3) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a Qualified Joint and Survivor Annuity provided pursuant to Code section 401(a)(11)(A)(i) and under a Qualified Preretirement Survivor Annuity provided pursuant to Code section 401(a)(11)(A)(ii), determined in accordance with subparagraph (d) hereunder.

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
      (d) The survivor annuity described in subparagraph (c)(3) above shall be determined as if

            (1) the participant terminated employment on the date of the offset,

            (2)   there was no offset,

            (3) the Plan permitted commencement of benefits only on or after Normal Retirem en t Age,

            (4) the Plan provided only the minimum-required Qualified Joint and Survivor Annuity, and

            (5) the amount of the Qualified Preretirement Survivor Annuity under the Plan is equal to the amount of the survivor annuity payable under the minimum-required Qualified Joint and Survivor Annuity.

            For purposes of this subparagraph (d), the term "minimum-required Joint and Survivor Annuity" means the Qualified Joint and Survivor Annuity which is the actuarial equivalent of the Participant's accrued benefit (within the meaning of Code section 411(a)(7)) and under which the survivor annuity is 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

The judgement, order, requirement to pay, decree, or settlement agreement described above must have been entered into on or after August 5, 1997.

 Article V - Participant Provisions            -99-            February 6, 2002

                       ARTICLE VI - OVERSEER PROVISIONS



                    6A. FIDUCIARY DUTIES AND RESPONSIBILITIES

6A.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

6A.2 SERVICE IN MULTIPLE CAPACITIES. Any Person or group of Persons may serve in more than one Fiduciary capacity with respect to this Plan, specifically including service both as Trustee and Plan Administrator.

6A.3 LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

6A.4 INVESTMENT MANAGER. If an Investment Manager has been appointed pursuant to Section 6B.7 of this Plan, he is required to acknowledge in writing that he has undertaken a Fiduciary responsibility with respect to the Plan. The Insurance Company's liability as a Fiduciary is limited to that arising from its management of any assets of the Plan held by the Insurance Company in its separate accounts.


                          6B. THE PLAN ADMINISTRATOR

6B.1 DESIGNATION AND ACCEPTANCE. The Employer shall designate a Person or
      Persons to serve as Plan Administrator under the Plan and such Persons, by joining in the execution of the Adoption Agreement, accepts such appointment and agrees to act in accordance with the terms of the Plan.

6B.2 DUTIES AND RESPONSIBILITY. The Plan Administrator shall administer the
      Plan for the exclusive benefit of the Participants and their Beneficiaries in a nondiscriminatory manner subject to the specific terms of the Plan. The Plan Administrator shall perform all such duties as are n ecessary to operate, adm in ister, an d m an age th e Plan in accordance with the terms thereof. This shall include notification to the Insurance Company of any adjustment made to a Participant's Account as a result of Excess Annual Additions as defined in Section 4C.1(b).

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

      The Plan Administrator shall comply with the regulatory provisions of ERISA and shall furnish to each Participant (a) a summary plan description, (b) upon written request, a statement of his total benefits accrued and his vested benefits if any and (c) the information necessary to elect the benefits available under the Plan. The Plan Administrator shall also file the appropriate annual reports and any other data which may be required by appropriate regulatory agencies.

      Furthermore, the Plan Administrator shall take the necessary steps to notify the appropriate interested parties whenever an application is made to the Secretary of the Treasury for a determination letter in accordance with Code section 7476 as amended.

6B.3 SPECIAL DUTIES. If the Employer that adopts this Plan is not the Plan
      Administrator, and the Plan provides for either Employee Contributions or Matching Contributions to be made, the Plan Administrator shall:

      (a) Maintain records that enable it to monitor the adopting Employer's compliance with the requirements of Code section 401(m);

      (b) Perform the ACP test, as described in Section 4A.4, for the Employer on an annual basis; and

      (c) Notify the Employer if it is required to correct Excess Aggregate Contributions.

6B.4 EXPENSES AND COMPENSATION. The expenses necessary to administer the Plan shall be taken from Participants' Accounts unless paid by the Employer, including but not limited to those involved in retaining necessary professional assistance from an attorney, an accountant, an actuary, or an investment advisor. Nothing shall prevent the Plan Administrator from receiving reasonable compensation for services rendered in administering this Plan, provided the Plan Administrator is not a full-time Employee of any Employer adopting this Plan.

6B.5 INFORMATION FROM EMPLOYER. To enable the Plan Administrator to perform his functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to this Plan as the Plan Administrator may require.

6B.6 ADMINISTRATIVE COMMITTEE; MULTIPLE SIGNATURES. In the event that more than one Person has been duly nominated to serve on the Administrative Committee and has signified in writing the acceptance of such designation, the signature(s) of one or more Persons may be accepted by an interested party as conclusive evidence that the Administrative Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Administrative Committee. No Person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan. The Administrative Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting.

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

6B.7 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. The Plan
      Administrator, or any member of the Administrative Committee, may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

      The Plan Administrator may be removed with or without cause by the Employer by delivery of written notice of removal, to take effect at a date specified therein, which shall be not less than thirty (30) days after delivery thereof, unless such notice shall be waived.

      The Employer, upon receipt of or giving notice of the resignation or removal of the Plan Administrator, shall promptly designate a successor Plan Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors of the Employer will function as the Administrative Committee until a new Plan Administrator has been appointed and has accepted such appointment.

6B.8 INVESTMENT MANAGER. The Plan Administrator may appoint, in writing, an
      Investment Manager or Managers to whom is delegated the authority to manage, acquire, invest or dispose of all or any part of the Plan or Trust assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Employer or Trustee, as applicable, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

6B.9 DELEGATION OF DUTIES. The Plan Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities and functions as the Plan Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.


                             6C. TRUST AGREEMENT

This agreement entered into by and among the Employer, the Plan Administrator and the Trustee pursuant to the Adoption Agreement completed and signed by the Employer, the Plan Administrator and Trustee, hereby establishes the Trust with the following provisions to form a part of and implement the provisions of the Plan. These provisions shall not be applicable to any Plan where CIGNA Bank & Trust Company, FSB has been named as Trustee of the Plan in the Adoption Agreement, as of the later of the date CIGNA Bank & Trust Company, FSB counter- signs the trust agreement or the effective date of the trust agreement.

6C.1 CREATION AND ACCEPTANCE OF TRUST. The Trustee, by joining in the execution of the Adoption Agreement, accepts the Trust hereby created and agrees to act in accordance with the express terms and conditions herein stated.

6C.2 TRUSTEE CAPACITY; CO-TRUSTEES. The Trustee may be a Bank, Trust Company or other corporation possessing trust powers under applicable State or Federal law or one or more individuals or any combination thereof.

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

      When two or more person s serve as Trustee, they are specifically auth orized, by a written agreement between themselves, to allocate specific responsibilities, obligations or duties among themselves. An original copy of such written agreement is to be delivered to the Plan Administrator.

6C.3 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. Any Trustee may resign at any time by delivering to the Plan Administrator a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

      The Trustee may be removed with or without cause by the Board of Directors by delivery of a written notice of removal, to take effect at a date specified therein, which shall not be less than 30 days after delivery thereof, unless such notice shall be waived.

      In the case of the resignation or removal of a Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by written agreement of settlement between the Trustee and the Plan Administrator.

      Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this Agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets, and all rights and privileges to the successor Trustee.

      The Board of Directors, upon receipt of notice of the resignation or removal of the Trustee, shall promptly designate a successor Trustee, whose appointment is subject to acceptance of this Trust in writing and shall notify the Insurance Company in writing of such successor Trustee.

6C.4 TAXES, EXPENSES AND COMPENSATION OF TRUSTEE. The Trustee shall deduct from and charge against the Trust fund any taxes paid by it which may be imposed upon the Trust fund or the income thereof or which the Trustee is required to pay with respect to the interest of any person therein.

      The Employer shall pay the Trustee annually its expenses in administering the Trust and a reasonable compensation for its service as Trustee hereunder if the Trustee is not an Employee of the Plan, at a rate to be agreed upon from time to time. The reasonable compensation shall include that for any extraordinary services.

6C.5 TRUSTEE ENTITLED TO CONSULTATION. The Trustee shall be entitled to advice of counsel, which may be counsel for the Plan or the Employer, in any case in which the Trustee shall deem such advice necessary. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of this Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan or Trust and the Trustee may request, and is entitled to receive guidance and written direction from the Plan Administrator on any point requiring construction or interpretation of the Plan documents.


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

6C.6 RIGHTS, POWERS AND DUTIES OF TRUSTEE. The Trustee shall have the following rights, powers, and duties:

      (a) The Trustee shall be responsible for the safekeeping and administering of the assets of this Plan and Trust in accordance with the provisions of this Agreement and any amendments thereto. The duties of the Trustee under this Agreement shall be determined solely by the express provisions of this Agreement and no other further duties or responsibilities shall be implied. Subject to the terms of this Plan and Trust, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Plan Administrator or a duly designated Investment Manager or any other Named Fiduciary.

      (b) The Trustee shall have all powers necessary or convenient for the orderly and efficient performance of its duties hereunder, including but not limited to those specified in this Section. The Trustee may appoint one or more administrative agents or contract for the performance of such administrative and service functions as it may deem necessary for the effective installation and operation of the Plan and Trust.

      (c) The Trustee shall have the power to collect and receive any and all monies and other property due hereunder and to give full discharge and acquittance therefor; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings wherever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal. It shall have the power generally to do all acts, whether or not expressly authorized, which the Trustee in the exercise of its Fiduciary responsibility may deem necessary or desirable for the protection of the Trust and the assets thereof.

      (d) The Trustee shall make application to the Insurance Company for the Annuity Contract required hereunder and shall take all necessary steps to obtain any Life Insurance Policies elected on the lives of Participants hereunder. In applying for the Annuity Contract, the Trustee may indicate that, unless it directs the Insurance Company otherwise, it shall be entitled to receive all cash payments for further distribution to Participants and Beneficiaries.

      (e) The Trustee may temporarily hold cash balances and shall be entitled to deposit any such funds received in a bank account or bank accounts in the name of the Trust in any bank or banks selected by the Trustee, including the banking department of the Trustee, pending disposition of such funds in accordance with the Trust. Any such deposit may be made with or without interest.

      (f) The Trustee shall obtain and deal with any Life Insurance Policies or other assets of this Trust held or received under this Plan only in accordance with the written directions from the Plan Administrator. The Trustee shall be under no duty to determine any facts or the propriety of any action taken or omitted by it in good faith pursuant to instructions from the Plan Administrator.

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

      (g) All contributions made to the Trust fund under this Plan shall be paid by the Trustee to the Insurance Company under the Annuity Contract within 30 days after the date such contributions were due under the Plan. However, in lieu of holding any contributions made to the Trust fund, the Trustee may direct that all such contributions be made directly to the Insurance Company under the Annuity Contract or any Life Insurance Policy. The Employer shall keep the Trustee informed of all contributions made directly to the Insurance Company in accordance with the Trustee's instructions.

      (h) If the whole or any part of the Trust shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in its hands for the account of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on instructions from the Plan Administrator.

      (i) The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Plan Administrator shall have the right to examine at any time during the Trustee's regular business hours. Following the close of the fiscal year of the Trust, or as soon as practical thereafter, the Trustee shall furnish the Plan Administrator with a statement of account. This account shall set forth all receipts, disbursements and other transactions effected by the Trustee during said year.

            The Plan Administrator shall promptly notify the Trustee in writing of its approval or disapproval of the account. The Plan Administrator's failure to disapprove the account within 60 days after receipt shall be considered an approval. The approval by the Plan Administrator shall be binding as to all matters embraced in any statement to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction under which the Trustee, Plan Administrator, Employer and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its account judicially settled if it so desires.

      (j) If, at any time, there shall be a dispute as to the person to whom payment or delivery of monies or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery or action, retaining the funds or property involved, until such dispute shall have been resolved in a court of competent jurisdiction or the Trustee shall have been indemnified to its satisfaction or until it has received written direction from the Plan Administrator.

      (k) Anything in this instrument to the contrary notwithstanding, it shall be understood that the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become or remain a Participant hereunder, the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder, all such responsibilities being vested in the Plan Administrator. The Trustee shall have no duty to collect any contribution from the Employer and shall not be concerned with the amount of any contribution nor the application of any contribution formula.

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

6C.7 EVIDENCE OF TRUSTEE ACTION. In the event that the Trustee comprises two or more Trustees, then those Trustees may designate one such Trustee to transmit all decisions of the Trustee and to sign all necessary notices and other reports on behalf of the Trustee. All notices and other reports bearing the signature of the individual Trustee so designated shall be deemed to bear the signatures of all the individual Trustees and all parties dealing with the Trustee are entitled to rely on any such notices and other reports as authentic and as representing the action of the Trustee.

6C.8 INVESTMENT POLICY. This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining its investments hereunder, the Trustee shall take account of the advice provided by the Plan Administrator as to funding policy and the short and long-range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements therefor.

6C.9 PERIOD OF THE TRUST. If it shall be determined that the applicable State law requires a limitation on the period during which the Employer's Trust shall continue, then such Trust shall not continue for a period longer than 21 years following the death of the last of those Participants including future Participants who are living at the Effective Date hereof. At least 180 days prior to the end of the twenty-first year as described in the first sentence of this Section the Employer, the Plan Administrator and the Trustee shall provide for the establishment of a successor trust and transfer of Plan assets to the Trustee. If applicable State law requires no such limitation, then this Section shall not be operative.


                             6D. THE INSURANCE COMPANY

6D.1 DUTIES AND RESPONSIBILITIES. The Insurance Company shall issue the
      Annuity Contract and any Policies hereunder and thereby assumes all the duties and responsibilities set forth therein. The terms of the Annuity Contract may be changed as provided therein without amending this Plan, provided such changes shall conform (1) to the requirements for qualification under Code section 401(a), as amended from time to time and (2) to ERISA, as amended from time to time.

6D.2 RELATION TO EMPLOYER, PLAN ADMINISTRATOR AND PARTICIPANTS. The Insurance
      Company may receive the statement of the Plan Administrator or, if the Plan Administrator so designates, the Employer or the Trustee, as conclusive evidence of any of the matters decided in the Plan, and the Insurance Company shall be fully protected in taking or permitting any action on the basis thereof and shall incur no liability or responsibility for so doing. The Insurance Company shall not be required to look into the terms of the Plan, to question any action by the Employer or the Plan Administrator or any Participant nor to determine that such action is properly taken under the Plan. The Insurance Company shall be fully discharged from any and all liability with respect to any payment to any Participant hereunder in accordance with the terms of the Annuity Contract or of any Policies under the Plan. The Insurance Company shall not be required to take any action contrary to its normal rules and practices.

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

6D.3 RELATION TO TRUSTEE. The Insurance Company shall not be required to look into the terms of the Plan or question any action of the Trustee, and the Insurance Company shall not be responsible for seeing that any action of the Trustee is authorized by the terms hereof. The Insurance Company shall be under no obligation to take notice of any change in Trustee until evidence of such change satisfactory to the Insurance Company shall have been given to the Insurance Company in writing at its home office.


                             6E. ADOPTING EMPLOYER

6E.1 ELECTION TO BECOME ADOPTING EMPLOYER. With the consent of the Employer and Trustee, if any, any employer, which along with the Employer is included in a group of employers which constitute a controlled group of corporations (as defined in Code section 414(b)) or which constitutes trade or businesses (whether or not incorporated) which are under common control (as defined in section 414(c)) or which constitutes an affiliated service group as defined in section 414(m) and is identified as an Adopting Employer in the Adoption Agreement, may adopt this Plan and all of its provision s.

6E.2 DEFINITION. Any employer eligible to adopt this Plan under the provisions of Section 6E.1 and which adopts this Plan and all of its provisions, shall be known as an Adopting Employer and shall be included within the term Employer, as defined in Section 1.25.

6E.3 EFFECTIVE DATE OF PLAN. The effective date of the Plan for an Adopting
      Employer on other than the date specified in the Adoption Agreement shall be the first day of the Plan Year in which such Adopting Employer adopts this Plan.

6E.4 FORFEITURES. Forfeitures of any nonvested portion of a Participant's
      Account, as selected by the Employer in the Adoption Agreement, shall be allocated only to other Participants who are employed by the Adopting Employer who made the contributions to such Participant's Account, or shall be used as a credit only for such Adopting Employer.

6E.5 CONTRIBUTIONS. All contributions made by an Adopting Employer shall be determined separately by each Adopting Employer and shall be paid to and held by the Plan for the exclusive benefit of the Employees of such Adopting Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. The Plan Administrator shall keep separate books and records concerning the affairs of each Adopting Employer and as to the accounts and credits of the Employees of each Adopting Employer.

6E.6 EXPENSES. Subject to Section 6B.4, the expenses necessary to administer the Plan of any Adopting Employer shall be taken from accounts of Participants who are Employees, or accounts of Participants who were former Employee, of such Adopting Employer unless paid for by such Adopting Employer. The expenses necessary to administer the Plan for each Adopting Employer shall be determined by the ratio of the value of all Participants' Accounts of such Adopting Employers to the total value of all Participants' Accounts of each Adopting Employer.

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

6E.7 SUBSTITUTION OF PLANS. Subject to the provisions of Section 7C, any
      Adopting Employer shall be permitted to withdraw from its participation in this Plan. The consent of the Employer or any other Adopting Employer shall not be required.

6E.8 TERMINATION OF PLANS. If any Adopting Employer elects to terminate its
      Plan pursuant to Sections 7B.4, 7B.5 and 7B.6, such termination shall in no way affect the Plan of any other Adopting Employer.

6E.9 AMENDMENT. Amendment of this Plan by the Employer or any Adopting
      Employer shall only be by the written consent of the Employer and each and every Adopting Employer and with the consent of the Trustee, if any, where such consent is necessary in accordance with the terms of this Plan.

6E.10 PLAN ADMINISTRATOR'S AUTHORITY. The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Adopting Employers and all Participants, to effectuate the purpose of this Section 6E.

Article VI - Overseer Provisions           -108-               February 6, 2002

          ARTICLE VII - SPECIAL CIRCUMSTANCES WHICH MAY AFFECT THE PLAN


                           7A. TOP-HEAVY PROVISIONS

7A.1 DEFINITIONS.

      (a) ANNUAL COMPENSATION. The term Annual Compensation means Compensation as defined in the Limitations on Allocations section of the Adoption Agreement, but including, for all Plan Years, amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b). Effective for Plan Years beginning on or after the date specified by the Employer in section XIII.C of the Adoption Agreement (Limitations on Allocations), Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

      (b) DETERMINATION DATE. The term Determination Date means for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, it means the last day of that year.

      (c) DETERMINATION PERIOD. The term Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

      (d) KEY EMPLOYEE. The term Key Employee means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

            (1) An officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A); or

            (2) An owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such individual's Annual Compensation exceeds 100 percent of the dollar limitation under Code section 415(c)(1)(A); or

            (3)   A 5-percent owner of the Employer; or

            (4) A 1-percent owner of the Employer who has Annual Compensation of more than $150,000.

            The determination of who is a Key Employee will be made in accordance with Code section 416(I)(1) and related regulations.

      (e) PERMISSIVE AGGREGATION GROUP. The term Permissive Aggregation Group means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

Article VII - Special Circumstances    -109-                   February 6, 2002

      (f) PRESENT VALUE. Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

      (g) REQUIRED AGGREGATION GROUP. The term Required Aggregation Group means (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code sections 401(a)(4) or 410.

      (h) TOP-HEAVY PLAN. For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

            (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

            (2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

            (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

      (i)   TOP-HEAVY RATIO. The term Top-Heavy Ratio means:

            (1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5- year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5- year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and related regulations. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and related regulations.

            (2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plans as defined in Code

Article VII - Special Circumstances    -110-                   February 6, 2002

                  section 408(k)) and the Employer maintains or has maintained one or more defined benefit plans, which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top- Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with
                  (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and related regulations. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

            (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (I) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code section 416 and the regulations thereunder. QVEC Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determ in ation Dates that fall with in the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

      (j) VALUATION DATE. The term Valuation Date means the date specified in the Top-Heavy Provisions section of the Adoption Agreement as of which account balances or accrued benefit are valued for purposes of calculating the Top-Heavy Ratio.

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

7A.2 MINIMUM ALLOCATION. For any Plan Year in which the Plan is Top-Heavy, the following will apply:

      (a) Except as otherwise provided in (c) and (d) below, the Employer contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer contributions and Forfeitures, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that year. The Minimum Allocation is determined without regard to any Social Security contribution. This Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant's failure to make Required Employee Contributions to the Plan, or (3) Compensation less than a stated amount.

      (b) For purposes of computing the Minimum Allocation, Compensation shall mean Compensation as defined in the Compensation section of the Adoption Agreement as limited by Code section 401(a)(17).

            Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the Employee's gross income under Code sections 125, 401(a)(8), 402(h) or 403(b). Effective for years beginning on or after January 1, 2001 (or such earlier date specified in section IV.C of the Adoption Agreement which cannot be earlier than January 1, 1998), Code section 132(f)(4) deferrals shall be treated in the same manner as section 125 deferrals.

            Effective for years beginning on or after January 1, 2001 (or such earlier date specified in section IV.C of the Adoption Agreement which cannot be earlier than January 1, 1998), Code section 132(f)(4) deferrals shall be treated in the same manner as section 125 deferrals.

      (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

      (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Top-Heavy Provisions section of the Adoption Agreement that the Minimum Allocation or benefit requirement applicable to Top-Heavy plans will be met in the other plan or plans.

      (e) The Minimum Allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

      (f) Neither Elective Deferral Contributions nor Matching Contributions may be taken into account for the purpose of satisfying this Minimum Allocation Requirement.

Article VII - Special Circumstances    -112-                   February 6, 2002

7A.3 MINIMUM VESTING SCHEDULE. For any Plan Year in which this Plan is Top-
      Heavy, one of the minimum vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Employee Contributions, Elective Deferral Contributions, QVEC Contributions and Rollover Contributions including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy. Such Employee's account balance attributable to Employer contributions and Forfeitures will be determined without regard to this Section.


               7B. AMENDMENT, TERMINATION OR MERGER OF THE PLAN

7B.1 AMENDMENT OF ELECTIONS UNDER ADOPTION AGREEMENT BY EMPLOYER. The party elected by the Employer in the Adoption Agreement shall have the right from time to time to change the elections under its Adoption Agreement in a manner consistent with the Plan, provided that such amendment or modification shall be in accordance with the Board of Director's resolution, if applicable, that describes the amendment procedure and provided further that the written amendment or modification is signed by the party elected by the Employer in the Adoption Agreement. The amendment must be accepted by the Sponsoring Organization. Upon any such change in the Elections under the Adoption Agreement, the Plan Administrator, the Trustee and the Sponsoring Organization shall be furnished a copy thereof. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to a top-heavy vesting schedule, each Participant with at least 3 years of Service with the Employer may elect, in writing, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least l Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of Service" for "3 years of Service" where such language appears.

      The period during which the election must be made by the Participant shall begin no later th an th e date th e Plan am en dm en t is adopted an d en d n o later th an after th e latest of the following dates:

      (a)   The date which is 60 days after the day the amendment is adopted;

      (b) The date which is 60 days after the day the amendment becomes effective; or

      (c) The date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

      Such written election by a Participant shall be made to the Plan Administrator, who shall then give written notice to the Insurance Company.

Article VII - Special Circumstances    -113-                   February 6, 2002

      No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

      No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment satisfies the conditions in
      (1) and (2) below:

      (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that is provides greater rights to the Participant) except with respect to the timing of payments after commencement.

      (2) The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the 90th day after the date the Participant receiving the distribution h as been furn ish ed a sum m ary th at reflects th e am en dm en t an d satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

      In the event of an amendment to a money purchase pension plan (including a target benefit plan) to convert it to a profit sharing plan (including a thrift plan or plan with a 401(k) feature), the resulting plan shall separately account in each affected Participant's Account for amounts attributable to coverage under the money purchase plan, including future earnings on such amounts. On and after the date of such amendment, these money purchase plan amounts shall remain subject to the money purchase plan restrictions on distribution.

      The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code sections 415 or 416 because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirements under Code section 412(d), will no longer participate in this prototype plan and will be considered to have an individually designed plan.

Article VII - Special Circumstances    -114-                   February 6, 2002

7B.2 AMENDMENT OF PLAN, TRUST, AND FORM OF ADOPTION AGREEMENT. The
      Sponsoring Organization may amend this Plan and Trust, and the form of the Adoption Agreement, and the Employer in adopting this Plan and the Plan Administrator and the Trustee in accepting appointment as Plan Administrator and as Trustee, shall be deemed to have consented to any such amendment by executing the Adoption Agreement, provided that the written consent of the Trustee and the Plan Administrator to any change affecting their duties or responsibilities shall first be obtained. Upon any such amendment by the Sponsoring Organization, the Plan Administrator, the Employer and the Trustee shall be furnished with a copy thereof.

7B.3 CONDITIONS OF AMENDMENT. Neither the Sponsoring Organization nor the
      Employer shall make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of Code section 401(a).

7B.4 TERMINATION OF THE PLAN. The Employer intends to continue the Plan indefinitely for the benefit of its Employees, but reserves the right to terminate the Plan at any time by resolution of its Board of Directors. Upon such termination, the liability of the Employer to make Employer contributions hereunder shall terminate. The Plan shall terminate automatically upon complete discontinuance of Employer contributions hereunder, if the Plan is a profit sharing plan or a thrift plan.

7B.5 FULL VESTING. Upon the termination or partial termination of the Plan, or upon complete discontinuance of Employer contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account and to any Policies on each Participant's life shall be 100% vested and nonforfeitable. At Plan termination, each Participant shall receive a total distribution of his Participant's Account (including any amounts in the Forfeiture Account allocated in accordance with Section 7B.6) in accordance with the terms and conditions of Section 3A, and the assets will be distributed from the Trust as soon as administratively feasible.

7B.6 APPLICATION OF FORFEITURES. Upon the termination of the Plan, any amount in the Forfeiture account which has not been applied as of such termination to reduce the Employer contribution, or has not been allocated as of such termination, shall be credited on a pro-rata basis to each Participant's Account in the same manner as the last Employer contribution made under the Plan from which the forfeiture amount was generated.

7B.7 MERGER WITH OTHER PLAN. In the case of any merger with or transfer of assets or liabilities to any other qualified plan after September 2, 1974:

      (a) The sum of the account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer as if the plan had then terminated) of the entire plan assets.

      (b) The assets or liabilities of each plan shall be combined to form the assets of the plan as merged (or transferred), and each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or tran sfer).

Article VII - Special Circumstances    -115-                   February 6, 2002

      (c) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or tran sfer).

      (d) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall be entitled to the same optional benefit forms as they were entitled to immediately prior to the merger (or transfer).

      (e) In the event of a merger (or transfer) of a money purchase pension plan (including a target benefit plan) and a profit sharing plan (including a thrift plan or plan with a 401(k) feature), the resulting plan shall separately account in each affected Participant's Account for amounts attributable to coverage under the money purchase plan, including future earnings on such amounts. On and after the date of such merger (or transfer), these money purchase plan amounts shall remain subject to the money purchase plan restrictions on distribution.

7B.8 TRANSFER FROM OTHER PLANS. If elected in the Adoption Agreement, the
      Employer may cause all or any of the assets held in another qualified pension or profit sharing plan meeting the requirements of Code section 401(a) to be transferred to the Plan pursuant to a merger or consolidation of this Plan with such other plan or for any other allowable purpose. If transfers are elected by the Employer in the Adoption Agreement, elective transfers initiated by a Plan Participant shall also be allowed. Upon receipt of such assets, the Plan shall separately account for such amounts in each affected Participant's Account. Such transfer shall be made without regard to the Limitations on Allocations imposed in Section 4B.

7B.9 TRANSFER TO OTHER PLANS. Upon written direction from the Employer, or, from a Participant in the case of an elective transfer, the Plan shall transfer some or all of the assets held under this Plan to another qualified pension or profit sharing plan meeting the requirements of Code section 401(a) and sponsored by the Employer.

7B.10 APPROVAL BY THE INTERNAL REVENUE SERVICE. Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of Code section 401(a) and, if applicable, that the Trust established hereunder shall be entitled to exemption under the provisions of Code section 501(a). In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan or Trust fails to so qualify as of the Effective Date, all liability of the Employer to make further Employer contributions hereunder shall cease. The Insurance Company, Plan Administrator, Trustee and any other Named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, the value of the Participants' Accounts, including the then value of any Life Insurance Policies, shall be distributed in cash subject to the terms and conditions of Section 5B. That portion of such distribution which is attributable to Participant's Employee Contributions, if any, shall be paid to the Participant, and the balance of such distribution shall be paid to the Employer. Upon the death of any Participant prior to the actual surrender of a Life Insurance Policy or Policies on his life, the death benefit shall be payable to the Participant's Beneficiary.

Article VII - Special Circumstances    -116-                   February 6, 2002

      If the Employer's Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.

7B.11 SUBSEQUENT UNFAVORABLE DETERMINATION. If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of Code section 401(a) or, if applicable, that the Trust is no longer entitled to exemption under the provisions of Code section 501(a), and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan shall so qualify, the Participants' Accounts, including any Life Insurance Policies or the values thereof, shall be fully vested and nonforfeitable and shall be disposed of in the manner set forth in Sections 7B.5 and 7B.6 above.


                          7C. SUBSTITUTION OF PLANS

7C.1 SUBSTITUTION OF PLANS. Subject to the provisions of Section 7B.7, the
      Employer may substitute an individually designed plan or a master or another prototype plan for this Plan without terminating this Plan as embodied herein, and this shall be deemed to constitute an amendment and restatement in its entirety of this Plan as heretofore adopted by the Employer; provided, however that the Employer shall have certified to the Insurance Company and the Trustee, if applicable, that this Plan is being continued on a restated basis which meets the requirements of Code section 401(a) and ERISA.

      Any such changes shall be subject to the provisions of Sections 7B.1 and 7B.2 of the Plan .

7C.2 TRANSFER OF ASSETS. Upon 90 days' written notification from the Employer and the Trustee (unless the Insurance Company shall accept a shorter period of notification) that a different plan meeting the requirements set forth in Section 7C.1 above has been executed and entered into by the Plan Administrator and the Employer, and after the Insurance Company and the Trustee have been furnished the Employer's certification in writing that the Employer intends to continue the Plan as a qualified plan under Code section 401(a) and ERISA, the Insurance Company shall transfer the value of all Participants' Accounts under the Annuity Contract to the Trustee or such person or persons as may be entitled to receive the same, in accordance with the terms of the Annuity Contract. The Trustee shall likewise make a similar transfer, including all Life Insurance Policies, or the values thereof, to such person or persons as may be entitled to receive same. The Insurance Company and the Trustee may rely fully on the representations or directions of the Employer with respect to any such transfer and shall be fully protected and discharged with respect to any such transfer made in accordance with such representations, instructions, or directions.

7C.3 SUBSTITUTION FOR PRE-EXISTING MASTER OR PROTOTYPE PLAN. This Plan is designed:

      (a) For adoption by an Employer not previously covered under a master or prototype plan sponsored by Connecticut General Life Insurance Company; or

Article VII - Special Circumstances    -117-                   February 6, 2002

      (b) For adoption by an Employer in substitution for a pre-existing master or prototype plan sponsored by Connecticut General Life Insurance Company.

      If this Plan is adopted in substitution for such a pre-existing master or prototype plan, it shall be deemed to amend the Employer's prior Plan in its entirety effective as of the date specified in the Employer's Adoption Agreement. The Employer's Plan as so amended shall continue in full force and effect and no termination thereof shall be deemed to have occurred.

7C.4 PARTIAL SUBSTITUTION OR PARTIAL TRANSFER OF THE PLAN OR ASSETS.
      In the event this Plan is adopted as the result of a partial substitution or partial transfer of the Plan or the assets under the prior Plan as a result of a merger, consolidation or any other allowable purpose, the Plan and all transactions allowable under it are subject to the rules established by the Employer to address the orderly transition of the Plan or assets.

Article VII - Special Circumstances    -118-                   February 6, 2002

                           ARTICLE VIII - MISCELLANEOUS

8.1 NONREVERSION. This Plan has been adopted by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in Section 7B.10 and Section 8.6, under no circumstances shall any funds contributed hereunder at any time revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Ben eficiaries.

8.2 GENDER AND NUMBER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

8.3 REFERENCE TO THE INTERNAL REVENUE CODE AND ERISA. Any reference herein to any section of the Internal Revenue Code, ERISA, or to any other statute or law shall be deemed to include any successor law of similar import.

8.4 GOVERNING LAW. The Plan and Trust, if applicable, shall be governed and construed in accordance with the laws of the state where the Employer or Trustee has its principal office in the United States.

8.5 COMPLIANCE WITH THE INTERNAL REVENUE CODE AND ERISA. This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

8.6 CONTRIBUTION RECAPTURE. Notwithstanding any other provisions of this Plan, (1) in the case of a contribution which is made by an Employer by a mistake of fact, Section 8.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (2) if a contribution is conditioned upon the deductibility of the contribution under Code section 404, then, to the extent the deduction is disallowed, Section 8.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of any Participant's Account to be reduced to less than the balance which would have been in the Participant's Account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

Article VIII - Miscellaneous           -119-                   February 6, 2002

      In the event that the Commissioner of the Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

      Notwithstanding the above, any excess or returned contribution shall not be returned to the Employer if the Employer has taken Davis-Bacon Act credit for such contribution. These excess or mistaken contributions shall be paid to the Employee for whom such credit is taken.


Article VIII - Miscellaneous           -120-                   February 6, 2002

Non-Standardized Profit Sharing/Thrift Plan With 401(k) Feature Adoption Agreement Number 001-03

This Adoption Agreement, when executed by the Employer and accepted by the Plan Administrator, and the Trustee, if applicable, and accepted by Connecticut General Life Insurance Company, establishes the Employer's Plan and Trust, if applicable, for the benefit of its eligible Employees and their
Beneficiaries. The terms of the Connecticut General Life Insurance Company Defined Contribution Plan are expressly incorporated therein and shall form a part hereof as fully as if set forth herein except that if more than one election is provided, only that election made by the Employer shall be so incorporated. The terms of the Plan so incorporated together with the terms of this Adoption Agreement shall constitute the sole terms of the Employer's Plan and Trust, if applicable, and no further trust instrument or other instrument of any nature whatsoever shall be required. The Employer's participation under the Plan shall be subject to all the terms set forth therein and in this Adoption Agreement.

~ Note: Section 414(d) governmental plans and section 414(e) nonelecting church plans that do not wish to provide ERISA-required benefits should not adopt this document. Section 414(d) governmental plans that include provisions required by state law that do not conform to requirements of the Connecticut General Life Insurance Company Defined Contribution Plan and this Adoption Agreement may not adopt this document.

~ Note: Any choices made in this Adoption Agreement, and any situation where no choice is made, may only be changed by actually amending this Adoption Agreement.

================================================================================
Plan Document   GENERAL INFORMATION
Section
================================================================================
                Legal Name of Employer: Balchem Corporation

                 ---------------------------------------------------------------

-------------------------------------------------------------------------------

                Address: 52 Sunrise Park Road

                 ---------------------------------------------------------------

                PO Box 600

                 ---------------------------------------------------------------


                 ---------------------------------------------------------------

                City: New Hampton       State: New York Zip: 10958

                 ---------------------------------------------------------------
-------------------------------------------------------------------------------

                Plan Name: Balchem Co rporation 401 (k)/Profit Sharing Plan

                 ---------------------------------------------------------------
-------------------------------------------------------------------------------

                Plan Number: 005

                 ---------------------------------------------------------------

                ~ To be assigned by the Employer. For example: 001, 002, and so on.
-------------------------------------------------------------------------------

                Employer's EIN: 13-2578432

                 ---------------------------------------------------------------
-------------------------------------------------------------------------------
                                     -1-

================================================================================
Plan Document   GENERAL INFORMATION
  Section
================================================================================
                Classification of Business:

                A.

                [X] C Corporation    [ ] S Corporation          [ ] Partnership

                [ ] Sole             [ ] Tax-Exempt/Nonprofit
                    Proprietorship       Organization

                [ ]
Other:____________________________________________________

                B.

                [X] Single Employer

                [ ] Controlled Group of Corporations

                [ ] Group of Businesses Under Common Control
                    Affiliated Service Group

                [ ]
                    [ ] Other (specify):
-------------------------------------------------------------------------------

Plan Document   GENERAL INFORMATION
Section
                C. Employer Tax Status:

                Tax Year Ends (MM/DD): December 31

                Tax Basis:      [ ] Cash        [X] Accrual
-------------------------------------------------------------------------------
1.21            Effective Date

                The adoption of the CONNECTICUT GENERAL LIFE INSURANCE
COMPANY
                Non-Standardized Profit Sharing/Thrift Plan with 401(k)
Feature
                shall:

                [ ] A. Establish a new Plan effective as of (MM/DD/YY):.

                [X] B. Constitute an amendment and restatement in its
entirety
                       of a previously established Qualified Plan of the Employer which was effective January 1, 1987
                                                    ----------------
                       (hereinafter called the "Effective Date"). The
effective
                       date of this amendment and restatement is January 1,
                                                                 ----------
                       2003.
                       ----
-------------------------------------------------------------------------------
                Merger Data

                This Plan includes funds from a prior or coincidental merger of a:

                [X] A. Money Purchase Plan
                [ ] B. Target Benefit Plan
                [ ] C. Not Applicable
-------------------------------------------------------------------------------
                Sponsoring Organization:

                Connecticut General Life Insurance Company
                P.O. Box 2975
                Hartford, CT 06104
                (860) 534-2021
-------------------------------------------------------------------------------

                               Table of Contents

Article
Page
I.       Nontrusteed, Trust, and Trustee ..................................6

II.      Plan Administrator ...............................................7

III.     Plan Year ........................................................7

IV.      Compensation .....................................................8

V.       Highly Compensated Employee .....................................10

VI.      Service .........................................................11

VII.     Eligibility Requirements ........................................13

VIII.    Entry Date1 ......................................................8

IX.      Vesting .........................................................20

X.       Contributions ...................................................24

XI.      Contribution Period .............................................42

XII.     Allocation of Contributions .....................................44

II.A.    ADP and ACP Testing .............................................47

XIII.    Limitations on Allocations ......................................49

XIV.     Investment of Participant's Account .............................51

XV.      Life Insurance ..................................................52

XVI.     Employer Stock ..................................................53

XVII.    Withdrawals Preceding Termination ...............................54

XVIII.   Loans to Participants, Beneficiaries and Parties-in-Interest ....64

XIX.     Retirement and Disability .......................................65

XX.      Distribution of Benefits ........................................66

XXI.     Qualified Preretirement Survivor Annuity ........................69

XI.A.    Spousal Consent to Distributions ................................69

XXII.    Amendment of the Plan ...........................................69

XXIII.   Top-Heavy Provisions ............................................70

XXIV.    Other Adopting Employer .........................................72

MERGER Appendix ..........................................................76

================================================================================
Plan Document                 I. NONTRUSTEED, TRUST, AND TRUSTEE.
   Section
================================================================================

~ The Plan must have a Trustee if the Employer has elected Employer Stock, Loans, investment in Life Insurance, and/or any investment other than through a group annuity contract with Connecticut General Life Insurance Company.

~ If the plan is trusteed, the Employer must apply for a Trust Tax Identification Number, unless the Trust already has obtained one, even if CIGNA

-------------------------------
Bank & Trust Company, FSB has been appointed as the Plan 's Trustee.
--------------------------------------------------------------------
                The Plan is:

1.40             [ ] A. Nontrusteed.

1.74, 1.75       [ ] B. Trusteed and Trustees are:

                        Trustee(s) Name(s):

                        Address:


                        --------------------------------------------------------

                        City:_______________ St:______________
Zip:_____________

                        Trust EIN:
_____________________________________________

                        [ ] Check this box, if applicable. This election
shall
                        be effective only until CIGNA Bank & Trust Company, FSB's appointment as Trustee is effective.
--------------------------------------------------------------------------------
1.74, 1.75      [X] C. Trusteed and CIGNA Bank & Trust Company, FSB has been appointed as the Plan's Trustee.

                        Trustee Name: CIGNA Bank & Trust Company, FSB

                        Address:   280 Trumbull Street Hartford, CT 06103

                        Employer's Trust EIN: to be determined_____________

                                              ----------------

                        ~ Note: If CIGNA Bank & Trust Company, FSB is selected as Trustee, the Trust Agreement as set forth in Section 6C of the Plan Document shall not apply. CIGNA Bank & Trust Company, FSB uses a separate Trust Agreement.

                        ~ If this election is made, completion of section I.B, above, may be required as well. Under Plan Document
                        Section 6C, any trust agreement with CIGNA Bank & Trust Company, FSB shall not be effective until the date it is countersigned by an officer of CIGNA Bank & Trust Company, FSB. An interim Plan Trustee may be required under section I.B., above, if the CIGNA Bank & Trust Company, FSB Trust Agreement is not countersigned until after the effective date of this Adoption Agreement.
--------------------------------------------------------------------------------

================================================================================
Plan Document                       II. PLAN ADMINISTRATOR
  Section
================================================================================
1.51           The Plan Administrator is:
                Name: Frank J. Fitzpatrick, Corporate Controller
                      ------------------------------------------
                Address: 52 Sunrise Park Road PO Box 600
                         --------------------


                 ---------------------------------------------------------------


                 ---------------------------------------------------------------

                City: New Hampton ________ St: New York _______ Zip:10958
                      -----------              --------             -----

================================================================================
Plan Document                          III. PLAN YEAR
   Section
================================================================================
                A. The Plan Year will mean:

                The 12-consecutive-month period commencing on (MM/DD/YY)and each anniversary thereof except that the first plan year will commence on (MM/DD/YY).

1.52            This election may be made only for new plans.

                [X] 2. The 12-consecutive-month period commencing on (MM/DD/YY) January 1, 2003 and each anniversary thereof.
                ---------------

================================================================================
Plan Document                    IV. COMPENSATION
Section
================================================================================
                ? (i) Election of options 1-6 below does not require a separate nondiscrimination test.

                ? (ii) If option 1, 2, or 3 is elected, you must elect the same definition of Compensation in Section XI, Limitations on Allocations.

                ~(iii) Options 1-6 include lump sum amounts and/or cash
                       bonuses. These amounts are included in compensation in the year in which paid.

                ~ (iv) Options 7-9 may not be elected by a plan with an
                       integrated allocation formula.

                ~ (v) This compensation definition is for purposes of allocating contributions under the Plan. For nondiscrimination testing, the Employer may use any definition of compensation that is based upon Code section 414(s) or 415(c)(3), except that "rate of pay" definitions may not be used. Use of options 7, 8, or 9 for nondiscrimination testing requires that the employer satisfy a separate compensation nondiscrimination test.
-------------------------------------------------------------------------------
                A. Indicate the number of the Compensation definition that will be used for allocating each type of contribution. (Note: For purposes of elective deferral and matching contributions, the same definition of compensation should be used in order to simplify the calculation of these contributions.)

                       Elective Deferral Contributions:    4

                 ---------------------------------------------------------------
                       Matching Contributions:   4

                 ---------------------------------------------------------------
                       Nonelective Contributions:   4

                 ---------------------------------------------------------------
                       Employee Contributions:
-------------------------------------------------------------------------------
                       Safe Harbor 401(k) Plan Contributions:
-------------------------------------------------------------------------------
1.13 For purposes of allocating contributions, Compensation means:

                        1. Wages, Tips and Other Compensation Box on Form W-2.

1.13(a)                 2. Section 3401(a) wages.

1.13(b)                 3. 415 safe-harbor compensation.

1.13(c)                 4. Modified Wages, Tips, and Other Compensation Box on
                           Form W-2.

1.13(d)                 5. Modified section 3401(a) wages.

1.13(e)                 6. Modified 415 safe-harbor compensation.

1.13(f)                 7. Regular or base salary or wages.

1.13(g)                 8. Regular or base salary or wages[ ] overtime and/or
                           [ ] bonuses.

1.13(h)                 9. A "reasonable alternative definition of
                           Compensation," as that term is used under Code
                           section 414(s)(3) and the regulations thereunder.

1.13(i)                    The definition of Compensation is:

                            ----------------------------------------------------

                           ~ Lump sum amounts and/or cash bonuses may be excluded only if specified in this definition. Also see note (v) above.
-------------------------------------------------------------------------------

================================================================================
Plan Document                     IV. COMPENSATION
Section
================================================================================
1.13            B. Compensation shall be determined over the following
                   Determination Period:

                [X] 1. The Plan Year.

                [ ] 2. A 12-consecutive-month period beginning on (MM/DD)and ending with or within the Plan Year. For Employees whose date of hire is less than 12 months before the end of the designated 12-month period, Compensation will be determined over the Plan Year.

                [ ] 3. The Plan Year. However, for the Plan Year in which an Employee's participation begins, the applicable period is the portion of the Plan Year during which the Employee is eligible to participate in the Plan.
-------------------------------------------------------------------------------
1.13            C. Compensation used to determine contributions shall/shall not include Employer Contributions made pursuant to a salary reduction agreement, which are not includable in the gross income of the Employee under Code section 125, 402(e)(3), 402(h)(1)(B) or 403(b).

                        [X] Shall            [ ] Shall Not

                   Effective for Plan Years beginning on or after January 1,
                                                                  ----------
                   2001 (Fill in date on which the Plan was operated in
                   -----
                   accordance with the CRA amendment of Code section 415(c)(3). This date cannot be earlier than January 1, 1998 or later than January 1, 2001), Code section 132(f)(4) deferrals (i.e., qualified transportation fringe benefits) shall be treated in the same manner as section 125 deferrals for purposes of the definition of compensation used to determine contributions under the plan.

                   ~ "Shall " means that all salary deferral and salary reduction contribution amounts will be included in determining a Participant's compensation for determining the amount of and allocating contributions even though they are normally excluded when determining a person 's gross income. "Shall Not" means that these amounts will not be included in compensation for these same purposes.
-------------------------------------------------------------------------------
1.13            D. The highest annual Compensation to be used in determining allocations to a Participant's Account shall be:

                   $

                ~ Enter an amount if less than the Code section 401(a)(17) limit on Compensation of $150,000 (as indexed).

                ~ An amount less than $1 50, 000 (as indexed) is not allowed if an election has been made in section X.E for the Plan to be a Safe Harbor 401(k) Plan.

================================================================================
Plan Document                  V. HIGHLY COMPENSATED EMPLOYEE
Section
================================================================================

1.30            A. Highly Compensated Employees shall be determined using:

1.30(a) [X] Method 1: Employees who are 5% Owners in the current Plan Year or the Look-Back Year; plus Employees who received Compensation in excess of $80,000 (as indexed) in the Look-Back Year; or

                [ ] Method 2: Employees who are 5% Owners in the current Plan Year or the Look-Back Year; plus Employees who received Compensation in excess of $80,000 (as indexed) in the Look-Back Year, and who were in the top 20% of Employees ranked by Compensation; or

                          [ ] Method 3: Method 1 done on a Snapshot Day basis.
1.30(b)
                          The Snapshot day is___________________(fill in); or


                   [ ] Method 4: Method 2 done on a Snapshot Day basis. The Snapshot day is (fill in); or


                ~ Note: The determination to include or exclude the "top 20% of employees ranked by Compensation " must apply consistently to the Determination Years of all plans of the Employer that begin with or within the same calendar year.

                B. Calendar Year Election for Look-Back Year [ ]

                Yes [ ] No

                If yes, for determining if an employee is an HCE on the basis of Compensation, the calendar year beginning with or within the Look-Back Year shall be treated as the Look-Back Year.

                ~ Note: Only available for Plans with non-calendar year Plan years. ~ Note: This election must be the same for all plans of the employer.
-------------------------------------------------------------------------------

================================================================================
Plan Document                  VI SERVICE
Section
================================================================================
Check of appropriate basis for determining service.
-------------------------------------------------------------------------------
2A.3, 2A.9,     A. Hours of Service or Elapsed Time

2A.5               1. Years of Service shall be determined on the following
                      basis:

                ~For purposes of section 1.a. below, if the Plan provides for contributions that are subject to a whole year of eligibility service requirement and also provides for contributions that are subject to a fractional year of eligibility service requirement, select the service crediting method that applies to those contributions that are subject to the whole year of eligibility service requirement. Eligibility must be determined based on the elapsed time method for those contributions that are subject to a fractional year of eligibility service requirement.

                     a. Eligibility: (choose one)     [ ] Hours of Service
                                                      [X] Elapsed Time

                     b. Vesting: (choose one)         [X] Hours of Service
                                                      [ ] Elapsed Time

                     c. Allocation of Contributions: (choose one)

                                                      [X] Hours of Service
                                                      [ ] Elapsed Time

                   2. Succeeding Eligibility Computation Period.

                      ~Complete this item only if Years of Service for Eligibility (A.1.a., above) is based on Hours of Service.

                      If an Employee does not fulfill the Plan's eligibility requirements in the initial 12-consecutive month period of service, the succeeding eligibility computation period shall be:

                      [ ] a. The following employment year (commencing on the
                               first anniversary of employment and ending on the succeeding anniversary), and any such succeeding year thereafter, if necessary.

                      [ ] b. The Plan Year beginning within the initial
                               employment year, and any succeeding Plan Years thereafter, if necessary.

                   3. If Service is based on Hours of Service, Hours shall be determined on the basis of:

                      [X] a. Actual hours for which paid or entitled to
                             payment.

                      [ ] b. Days Worked (10 Hours of Service).

                      [ ] c. Weeks Worked (45 Hours of Service).

                      [ ] d. Semimonthly payroll periods (95 Hours of Service).

                      [ ] e. Months Worked (190 Hours of Service).

                ~ For options b, c, d, and e: If the Employee would be credited with 1 Hour of Service during the period, the Employee shall be credited with the number of Hours of Service indicated in parentheses.

================================================================================
Plan Document                  VI SERVICE
Section
================================================================================
                B. Service with other employers.
1.25
                1. Service with members of the Employer's controlled group of corporations, affiliated service group, or group of business under common control ("controlled group").

                   ~ Service for an employer while the employer is part of the controlled group must be taken into account.

                   a. Service with a member of the controlled group prior to it becoming part of the controlled group will be included for all purposes.

                           [X] Yes            [ ] No

                2. Service with a predecessor organization.
2A.5
                   ~ Service with a predecessor organization of the Employer must be taken into account if the Employer maintains the Plan of the predecessor organization.

                   a. Service with a predecessor organization will be included for all purposes even if the Employer does not maintain the plan of the predecessor organization.

                           [X] Yes            [ ] No

                3. Service with the following subsidiary(ies) or affiliated organization, not related to the Employer under the rules of Code sections 414(b), (c) or (m), shall be considered Service for all purposes of this plan:
2A.5

                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------


                    ------------------------------------------------------------

                ~ Service credited under 1.a, 2.a and 3 must apply to all similarly situated Employees, must be credited for a legitimate business reason, and must not by design or operation discriminate significantly in favor of Highly Compensated Employees.

================================================================================
Plan Document                  VII ELIGIBILITY REQUIREMENTS
Section
================================================================================

--> Ccheck or fill out appropriate requirements for each type of contribution in the Plan.

2A.5(a), 2B.1   A. Eligibility Requirements
                1. If Employer is a Partnership or Sole Proprietorship:
                   Self-Employed Individuals are eligible to participate in the Plan.
                          [ ] Yes            [ ] No

                2. Immediate Participation.

                   ~ No age or service requirement.
                   ~ This election is required for contributions made to any employee under this Plan who is employed pursuant to the Davis-Bacon Act or other Prevailing Wage Law.

                   [ ] Elective Deferral Contributions [ ] Matching
                   Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions

                3. Service Requirement.

                   ~ Not to exceed 1 year if graded vesting; not to exceed 2 years if 100% immediate vesting. Not to exceed 1/2 year if graded vesting or 1 1/2 years if 100% immediate vesting if annual Entry Date is chosen in Section VI "Entry Date. " Not to exceed 1 year for Elective Deferral Contributions.
                   ~ No minimum service requirement is allowed for any employee under this Plan who is employed pursuant to the Davis-Bacon Act or other Prevailing Wage Law.

                       [X] Elective Deferral Contributions:___ 1/6 (indicate
                                                               ---
                           number of years)
                       [X] Matching Contributions:___ 1/6 (indicate number of
                                                      ---
                            years)
                       [X] Nonelective Contributions:___ 1/6 (indicate number
                                                         ---
                           of years)
                       [ ] Employee Contributions:_____ (indicate number of
                           years)

                       [ ] Safe Harbor 401(k) Contributions:(indicate number of
                           years)

                       ~ Fill in the blank(s) above with the amount of service required. Any service requirement not in units of whole years requires service for eligibility to be determined based on elapsed time (see Section VI.A.1.a).

                4. Age Requirement.

                   ~ Not greater than 21 years. If annual entry date is chosen in Section VI "Entry Date, " not greater than 20 1/2 years.

                   ~ No minimum attained age requirement is allowed for any employee under this Plan who is employed pursuant to the Davis-Bacon Act or other Prevailing Wage Law.

                       [X] Elective Deferral Contributions:___18___(indicate
                                                              --
                           minimum age)
                       [X] Matching Contributions:___18 (Indicate minimum age)
                                                     --
                       [X] Nonelective Contributions:___18 (indicate minimum
                                                        --
                           age)
                       [ ] Employee Contributions:_____ (indicate minimum age)
                       [ ] Safe Harbor 401(k) Contributions:_______ (indicate
                           minimum age)

-------------------------------------------------------------------------------

================================================================================
Plan Document            VII. ELIGIBILITY REQUIREMENTS
Section
================================================================================
2A.5(a), 2B.1 5.   Employees who were employed on or before the initial
                   Effective Date of the Plan or the Effective Date of the amendment and restatement of the Plan, as indicated on page 2, shall/shall not be immediately eligible as of (choose one) [ ] the initial Effective Date or the Effective Date of the amendment and restatement of the Plan, or [ ] the first
                   Entry Date following the initial Effective Date or the Effective Date of the amendment and restatement of the Plan, without regard to any Age and/or Service requirements specified in 3 or 4 above.

                            [ ] Shall            [X] Shall Not

-------------------------------------------------------------------------------

================================================================================
Plan Document            VII. ELIGIBILITY REQUIREMENTS
Section
================================================================================
2B.1            B. Job Class Requirements

                   An Employee must be a member of one or more of the following selected classifications:

                   1. No Job Class Requirements:
                           [ ] Elective Deferral Contributions
                           [ ] Matching Contributions
                           [ ] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions

                   2. Salaried:
                           [X] Elective Deferral Contributions
                           [X] Matching Contributions
                           [X] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions

                   3. Hourly:
                           [X] Elective Deferral Contributions
                           [X] Matching Contributions
                           [X] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions

                   4. Clerical:
                           [ ] Elective Deferral Contributions
                           [ ] Matching Contributions
                           [ ] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions

                   5. Employees whose employment is governed by a collective
                      bargaining agreement represented by the following union:
                           [ ] Elective Deferral Contributions
                           [ ] Matching Contributions
                           [ ] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions

                   6. Other (fill in): _______
                           [ ] Elective Deferral Contributions
                           [ ] Matching Contributions
                           [ ] Nonelective Contributions
                           [ ] Employee Contributions
                           [ ] Safe Harbor 401(k) Contributions
                      ~ A Plan may not exclude Employees based on the number of hours worked by the Employees. For example, "part-time" Employees may not be excluded.

================================================================================
Plan Document            VII. ELIGIBILITY REQUIREMENTS
Section
================================================================================
2B.1            C. Additional Requirements

                An Employee must be in the following designated division(s) of the Employer:


                    ------------------------------------------------------------


                    ------------------------------------------------------------



                [ ] Elective Deferral Contributions
                [ ] Matching Contributions
                [ ] Nonelective Contributions
                [ ] Employee Contributions
                [ ] Safe Harbor 401(k) Contributions

2B.1            D. An Employee must not be a member of any one of the following groups:

                   1. Union.

                   ~ This exclusion shall not apply if the current collective bargaining agreement provides for coverage under the plan.
                   ~ Employees who are members of a union are defined as:
                   Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees of the Employer who are covered pursuant to that agreement are professional employees as defined in section 1.410(b)-9 of the regulations. For this purpose, the term "employee representatives " does not include any organization more than half of whose members are Employees who are owners, oficers, or executives of the Employer.

                          [X] Elective Deferral Contributions
                          [X] Matching Contributions
                          [X] Nonelective Contributions
                          [ ] Employee Contributions
                          [ ] Safe Harbor 401(k) Contributions

                   2. Nonresident aliens (within the meaning of Code section
                      7701(b)(1)(B)) who receive no earned income (within the meaning of Code section 911(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

                          [ ] Elective Deferral Contributions
                          [ ] Matching Contributions
                          [ ] Nonelective Contributions
                          [ ] Employee Contributions
                          [ ] Safe Harbor 401(k) Contributions

================================================================================
Plan Document            VII. ELIGIBILITY REQUIREMENTS
Section
================================================================================
                   3. Employees covered by the following designated qualified employee benefit plans:


                       ---------------------------------------------------------


                       ---------------------------------------------------------

                          [ ] Elective Deferral Contributions
                          [ ] Matching Contributions
                          [ ] Nonelective Contributions
                          [ ] Employee Contributions
                          [ ] Safe Harbor 401(k) Contributions

                   4. Highly Compensated Employees.

                          [ ] Elective Deferral Contributions
                          [ ] Matching Contributions
                          [ ] Nonelective Contributions
                          [ ] Employee Contributions
                          [ ] Safe Harbor 401(k) Contributions

                   5. An  individual not treated as a common law employee, who is not reported on payroll, income tax withholding, wage tax liability, or worker compensation coverage records, or any such similar record, even if a court or administrative agency later determines such individuals are common law employees. This exclusion shall not include Leased Employees who are treated as Employees under the terms of the Plan.

                          [ ] Elective Deferral Contributions
                          [ ] Matching Contributions
                          [ ] Nonelective Contributions
                          [ ] Employee Contributions
                          [ ] Safe Harbor 401(k) Contributions





1.16            E. The Plan covers Employees whose conditions of employment are mandated under the Davis-Bacon Act. (As required by law, contributions under this Plan made pursuant to the Davis-Bacon Act or other Prevailing Wage Law may not be subject to any minimum service or age requirements).

                         [ ] Yes            [X] No

================================================================================
Plan Document                         VIII. ENTRY DATE
Section
================================================================================

~ Check the appropriate requirement for Entry Date.

1.26            A. Immediately.
                   [ ] Elective Deferral Contributions
                   [ ] Matching Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions
-------------------------------------------------------------------------------
1.26            B. The first day of any month.
                   [X] Elective Deferral Contributions
                   [X] Matching Contributions
                   [X] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions
-------------------------------------------------------------------------------
1.26            C. Quarterly (that is, three months apart) on each:
                   (MM/DD), or (MM/DD), or

                 ---------------------------------------------------------------
                   (MM/DD), or (MM/DD).

                 ---------------------------------------------------------------
                ~ Fill in dates.
                   [ ] Elective Deferral Contributions
                   [ ] Matching Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions
-------------------------------------------------------------------------------
1.26            D. Semiannually (that is, six months apart) on each:
                   (MM/DD) , or (MM/DD) .

                 ---------------------------------------------------------------
                ~ Fill in dates.
                   [ ] Elective Deferral Contributions
                   [ ] Matching Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions
-------------------------------------------------------------------------------

================================================================================
Plan Document                         VIII. ENTRY DATE
Section
================================================================================
1.26            E. Annually, on each (MM/DD).______________.

                ~ Fill in date.

                   [ ] Elective Deferral Contributions
                   [ ] Matching Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions
-------------------------------------------------------------------------------
1.26            F. The first day nearest to the date(s) selected in B, C, D or
                   E above, whether before or after that date, that the Participant meets the Eligibility Requirements.

                   [ ] Elective Deferral Contributions
                   [ ] Matching Contributions
                   [ ] Nonelective Contributions
                   [ ] Employee Contributions
                   [ ] Safe Harbor 401(k) Contributions

                ~ Allows retroactive entry into the Plan. This may have an efect on various nondiscrimination tests for the Plan. In addition, retroactive entry for elective deferral contributions may cause administrative and compliance dificulties.
-------------------------------------------------------------------------------

================================================================================
Plan Document                     IX. VESTING
Section
================================================================================
1.77            A. Vesting Percentage.

                   The Vesting Schedule, based on number of Years or Periods of Service, shall be as indicated below. Indicate the number of the vesting schedule that applies to any Nonelective Contributions, Matching Contributions, and Prior Employer Contributions. The vesting schedules are depicted in 1 through 8, below.

                   Nonelective Contributions are subject to vesting schedule:_1

                   Matching Contributions are subject to vesting schedule:_8

                   ~ The vesting schedule for matching contributions indicated above may have changed pursuant to the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). See your EGTRRA Amendment to the Connecticut General Life Insurance Company Defined Contribution Plan Basic Plan Document Number 03.

                   Prior Employer Contributions are subject to vesting schedule:_1

                   ADP Test Safe Harbor Contributions that are Safe Harbor Matching Contributions shall always be subject to vesting schedule:_1

                   ADP Test Safe Harbor Contributions that are Safe Harbor Nonelective Contributions shall always be subject to vesting schedule:_1

                   ACP Test Safe Harbor Matching Contributions are subject to vesting schedule:_____

                   If applicable, any Matching Contributions and/or Nonelective Contributions made under this Plan pursuant to the Davis-Bacon Act or other Prevailing Wage Act are subject to vesting schedule:_1

                   1. Immediately          =      100%

                   2. 0-3 Years            =        0%
                      3 Years              =      100%

                   3. 1 Year               =       20%
                      2 Years              =       40%
                      3 Years              =       60%
                      4 Years              =       80%
                      5 Years              =      100%

                   4. 0-3 Years            =        0%
                      3 Years              =       20%
                      4 Years              =       40%
                      5 Years              =       60%
                      6 Years              =       80%
                      7 Years              =      100%
-------------------------------------------------------------------------------

================================================================================
Plan Document                     IX. VESTING
Section
================================================================================
                   5. 0-2 Years            =        0%
                      2 Years              =       20%
                      3 Years              =       40%
                      4 Years              =       60%
                      5 Years              =       80%
                      6 Years              =      100%

                   6. 0-5 Years            =        0%
                      5 Years              =      100%


                   8. 1 Year               =       25%
                      2 Years              =       50%
                      3 Years              =       75%
                      4 Years              =      100%

                8. Other. Must be at least as liberal as #4 or #6 above.

                   less than 2 Year(s)   = 0% = 100%
                   -------------------     --
                   2 or more years Years
                   ---------------------
                                   = = =
                                   = = =
-------------------------------------------------------------------------------
2A.5(b) B. The vesting computation period shall be based on the Employee's service in the:
                [X] Plan Year               [ ] Employment year
-------------------------------------------------------------------------------

================================================================================
Plan Document                     IX. VESTING
Section
================================================================================
2A.7, 2A.10     C. Excluded Years or Periods of Service.

                   The vesting percentage shall be based on all Years of Service (i.e., completing 1000 Hours of Service) or Periods of Service (i.e., Elapsed Time), EXCEPT that the following shall be excluded:

                   Years or Periods of Service:

                   [ ] 1. Prior to the time the Participant attained age 18.

                   [ ] 2. During which the Employer did not maintain the plan or predecessor plan.

                   [ ] 3. During which the Participant elected not to
                          contribute to a plan which required Employee
                          Contributions.

                   [ ] 4. Rule of Parity (Elapsed Time).

                          ~ Rule of Parity (Elapsed Time): In the event a reemployed Employee has no vested interest in Employer Contributions at the time the break occurred, and has since incurred 5 consecutive 1 -year Breaks-in-Service, and has a Period of Severance which equals or exceeds his prior Period of Service, such prior Service may be disregarded.

                          Rule of Parity (Hours of Service).

                          ~ Rule of Parity (Hours of Service): Years of Service prior to a Break-in-Service may be disregarded if the participant had no vested interest in Employer Contributions at the time the break occurred, and the Participant has since incurred 5 consecutive 1 -year Breaks-in-Service, and the number of consecutive 1-year Breaks-in-Service is at least as great as the Years of Service before the break occurred.

                   [ ] 6. Prior to any 1-Year Break-in-Service until the
                          Employee completes a Year of Service following reemployment.

                   [X] 7. None of the above.
-------------------------------------------------------------------------------

================================================================================
Plan Document                     IX. VESTING
Section
================================================================================
3D.1, 3D.2,     D. Forfeitures.
2A.7, 2A.10     1. Forfeitures will occur:

                [X] a. Immediately.

                [ ] (1) Optional Payback Method. [X] (2) Required

                Payback Method.


                [ ] b. Upon a 1-Year Break-in-Service.

                [ ] (1) Optional Payback Method. [ ] (2) Required

                Payback Method.


                [ ] c. Upon 5 consecutive 1-Year Breaks-in-Service.
                ~ No payback of Forfeitures is allowed after 5-consecutive 1-Year Breaks-in-Service.

                2. Forfeitures will be:

                [X] a. Reallocated to Participants' Accounts.
                ~Must be reallocated in accordance with the same allocation formula as the contributions from which they arose.

                [ ] b. Used as an Employer Credit and then, to the extent any Forfeitures remain, reallocated to Participants' Accounts.
                ~ To the extent that Forfeitures are reallocated, they must be reallocated in accordance with the same allocation formula as the contributions from which they arose.

                ~ If the Plan provides Matching Contributions and forfeitures are reallocated, the Actual Contribution Percentage (ACP) Test will be afected.
-------------------------------------------------------------------------------

================================================================================
Plan Document                     X. CONTRIBUTIONS
Section
================================================================================
2C.1(k)(1)      A. Elective Deferral Contributions

                1. Availability/Amount

                [ ] Not Available under the Plan.

                [X] Available under the Plan (complete the following).

                       Each Participant MAY elect to have his Compensation actually paid during the [Elect One] [X] Plan Year or
[ ]
                       Contribution Period reduced by:

                            [ ] a.____%.

                            [ ] b. up to__%.

                            [ ] c. from___% to____%.

                            [ ] d. [This election d. is only available if "Plan
                                Year" is chosen above.] up to the maximum percentage allowable, not to exceed the limits
                                of Code sections 402(g) and 415.

                            [X] e. a specified monetary amount not in excess
                                of__75 % of a Participant's Compensation.

                       ~ Lump sum amounts and/or cash bonuses must be subject to the salary deferral election unless the definition of compensation in Section IV.A.9 has been elected and these amounts have been specifically excluded from that compensation definition. Lump sum amounts and cash bonuses are deferred upon and tested in the Plan Year in which paid.

                2. Modification

                   A Participant may change the amount of Elective Deferral Contributions the Participant makes to the Plan (complete a and b):

                   [X] a. _4_ per Plan Year (may not be less frequent than
                          once).

                   [X] b. As of the following date(s) (MM/DD):


                          January 1
                          --------------------------------------

                          April 1
                          --------------------------------------

                          July 1
                          --------------------------------------

                          October 1
                          --------------------------------------
-------------------------------------------------------------------------------

================================================================================
Plan Document                         X. CONTRIBUTIONS
   Section
================================================================================
2C.1(k)(1)      3. Deemed Election to Defer Compensation
                      [ ] a. An Employee who is eligible to have Elective
                          Deferral Contributions made to the Plan and who is provided Plan enrollment materials shall be deemed to have elected to have had his Compensation paid during the Contribution Period or Plan Year (as applicable) reduced by_______ %, effective_______
                          (no less than 30 days after the date he receives
                          Plan enrollment materials), unless he has affirmatively elected to reduce his Compensation by a different amount (including zero). A deemed election to defer Compensation may be modified in accordance with the provisions of Section X.A.2 above.

                      ~ Percentage amount above may not be greater than 6%. The provision above applies to (choose one):

                                   [ ] all employees who are eligible to have
                                           Elective Deferral Contributions made
                                           to the Plan, or

                                   [ ] all employees hired on or
after______who
                                           are eligible to have Elective
                                           Deferral Contributions made to the
                                           Plan.

                      [X] b. Deemed elections to defer Compensation are not
                                available under the Plan.
-------------------------------------------------------------------------------
                                    -28-

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
2C.1(b)         B. Required Employee Contributions

                   1. Availability/Amount

                      [X]  Not Available under the Plan.

                      [ ] Available under the Plan and must be made as a condition of receiving an Employer Contribution.

                      ~ Required Employee Contributions are NOT AVAILABLE unless Elective Deferral Contributions are available.

                      Required Contributions shall be in the amount of:

2C.1(k)(1)            [ ] a. % of Compensation actually paid during the
                             Contribution Period.
                      [ ] b. Not less than_________% nor more than_________% of
                             Compensation actually paid during the Contribution Period.

                   2. Modification

                      A Participant may suspend Required Employee Contributions for a minimum period of:

                      [ ] a.  1 month [ ] b.

                      2 months [ ] c. 3

                      months


                   ~ The suspension period may be of indefinite duration. A Participant's reentry into the Plan shall be as of the first Entry Date following the end of the suspension period.
-------------------------------------------------------------------------------
                                    -29-

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
2C.1            C. Matching Contributions

                   Availability
                   ------------

                   [ ] Not Available under the Plan.

                   [X] Available under the Plan (elect one from option 1 and, if applicable, elect one from option 2).

                1. [ ] a. Matching Contributions SHALL be based upon
                          Considered Net Profits.

                   [X] b. Matching Contributions SHALL NOT be based upon
                          Considered Net Profits.

                2. Matching Contributions shall be made to:

                   [X] a. All Participants.

                   [ ] b. Nonhighly Compensated Employee Participants only.

                3. Partnership Plans.

                   [ ] a. The Employer SHALL make Matching Contributions to
                          Partners.

                ~ Prior to the 1998 Plan Year, Matching Contributions to Partners are treated in all respects as Elective Deferral Contributions.

                   [ ] b. The Employer SHALL NOT make Matching Contributions to
                          Partners. Amount
                                    ------

                For each $1.00 of either Elective Deferral Contributions and/or Required Employee Contributions, as selected above, the Employer will contribute and allocate to each Participant's Matching Contribution Account an amount equal to:

                [X] 1. $________ .35__ (e.g., $.50).
                                 ---

                [ ] 2. A discretionary percentage, to be determined by the
                       Employer.

                ~ If option 2 is elected, the amount of the discretionary percentage should be determined by an annual Board of Directors resolution setting the percentage.

-------------------------------------------------------------------------------
                                    -30-

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
                   [ ] 3. Graded Match.

                           ~ If a or b is elected, the minimum and maximum percentages must be within the parameters of the Elective Deferral election in Section X.A or the Required Employee Contribution election in Section X.B of this Adoption Agreement.

                          ~ Percentages for higher amounts must be lower than the percentages for lower amounts. For example: 100% of the first $500, plus 75% of the next $500, plus 50% of the next $500.

                          [ ] a. Graded based upon the dollar amount of each
                              Participant's Elective Deferral Contributions or Required Employee Contributions as follows:

                                   % of the first $______plus
                                   % of the next $_______plus
                                   % of the next $_______plus
                                   % of the next $_______.

                          [ ] b. Graded based upon the percentage of
                              Compensation of each Participant's Elective
                              Deferral Contribution or Required Employee
                              Contribution as follows:

                                   % of the first $______plus
                                   % of the next $_______plus
                                   % of the next $_______plus
                                   % of the next $_______.

                          ~ If 3. a or b is elected, additional testing will be required to prove that the diferent contributions are available on a nondiscriminatory basis.

-------------------------------------------------------------------------------
                                  -31-

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
                [ ] 4. Separate specific dollar amounts for different
                       employees under this Plan (e.g., employees in different job classifications):

                        ~ This option is available only for Plans covering Employees whose conditions of employment are mandated under the Davis-Bacon Act or similar Prevailing Wage Law.

                        $_____ (e.g., $.50) to employees in (fill in) $_____ (e.g., $.50) to employees in (fill in) $_____ (e.g., $.50) to employees in (fill in) $_____ (e.g., $.50) to employees in (fill in) $_____ (e.g., $.50) to employees in (fill in)

                        Additional Formulas (fill in below):

                        ~ Formulas must be the same type as above.


                         -------------------------------------------------------


                         -------------------------------------------------------


                         -------------------------------------------------------


                         -------------------------------------------------------

                        ~ If 4 is selected, additional testing will be required to prove that the diferent contributions are available on a nondiscriminatory basis.

-------------------------------------------------------------------------------
                                  -32-

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
                [ ] 5. Different graded matches for different employees under this Plan (e.g., employees in different job classifications, divisions, organizations, members of a controlled group of corporations, etc.):

                        ~ This option is available only for Plans covering Employees whose conditions of employment are mandated under the Davis-Bacon Act or similar Prevailing Wage Law.

                [ ] a. Graded based upon the dollar amount of Elective Deferral
                        Contributions or Required Contributions of each Participant as follows:

                        ~ Percentages for higher amounts must be lower than the percentages for lower amounts. For example: 100% of the first $500, plus 75% of the next $500, plus 50% of the next $500.

                              Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                              Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                              Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                              Additional Formulas (fill in below):

                              ~ Formulas must be the same type as above.


                               -------------------------------------------------


                               -------------------------------------------------


                               -------------------------------------------------


                               -------------------------------------------------

-------------------------------------------------------------------------------

================================================================================
Plan Document                        X. CONTRIBUTIONS
   Section
================================================================================
                [ ] b. Graded based upon the percentage of compensation of the
                       Elective Deferral Contributions or Required
                       Contributions of each Participant as follows:

                       ~ This option is available only for Plans covering Employees whose conditions of employment are mandated under the Davis-Bacon Act or similar Prevailing Wage Law.

                       ~ Matching percentages for higher compensation percentages must be lower than matching percentages for lower compensation percentages. For example: 100% of the first 3%, plus 75% of the next 2%, plus 50% of the next 2%.

                       Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                       Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                       Employees in__(fill in)

                                    % of the first $______plus
                                    % of the next $_______plus
                                    % of the next $_______plus
                                    % of the next $_______.

                              Additional Formulas (fill in below):

                              ~ Formulas must be the same type as above.


                               -------------------------------------------------


                               -------------------------------------------------


                               -------------------------------------------------


                               -------------------------------------------------

                              ~ If 5. a or b is selected, additional testing
                                        ------------------------------------
                              will be required to prove that the diferent
                              ----------------------------------
                              contributions are available on a
                              nondiscriminatory basis.

-------------------------------------------------------------------------------
                                       -34-

================================================================================
Plan Document
Section                                  X. CONTRIBUTIONS
================================================================================
                Additional Requirements

                   -------------------------------------------------------------

                The Elective Deferral and/or Required Employee
Contributions,
                upon which Matching Contributions are made by the Employer, shall not exceed:

                [ ] 1. $      for the Plan Year.

                         -------------------------------------------------------

                [ ] 2.         % of Participant's Compensation for the
                       -----------------------------------------------
                               Contribution Period.

                                 -----------------------------------------------

                       ~ Reminder: Note the period over which Compensation will be determined in section IV.B.

                [ ] 3. % of the Participant's Compensation for the Contribution
                       Period, but in no event any amount greater than $_________for the Plan Year.

                [X] 4. N/A.

                The total amount of Matching Contributions made by the Employer shall not exceed:

                [ ] 1. $_______for the Plan Year.

                [ ] 2. _________% of Participant's Compensation for either the: (choose one)

                         [ ] Contribution Period.

                         [ ] Plan Year.

                [X] 3. N/A.


                True-Up Contributions:
                ----------------------

                The Employer may/may not contribute a True-Up Contribution for each Participant at the end of the Plan Year so that the total Matching Contribution for each Participant is calculated on an annual basis.

                             [ ] May          [X] May not


                Additional Matching Contributions:
                ----------------------------------

                In addition, at the end of the Plan Year, the Employer may contribute Additional Matching Contributions to be allocated in the same proportion that the Matching Contribution made on behalf of each Participant during the Plan Year bears to the Matching Contribution made on behalf of all Participants during the Plan Year.

                              [X] Yes         [ ] No
-------------------------------------------------------------------------------


                                      -35

================================================================================
Plan Document
Section                               X. CONTRIBUTIONS
================================================================================
                Qualified Matching Contributions (QMACs):
                -----------------------------------------

                The Employer may/may not make Qualified Matching Contributions (QMACs) to the Plan.

                     [ ] May        [X] May not

                If the Employer makes QMACs, they shall be made to:

                     [ ]   All Participants.

                     [ ]   Nonhighly Compensated Employee Participants only.

                Amount: (choose one)

                     [ ]   % of the Participant's Elective Deferral
                           Contributions.

                     [ ] % of the Participant's Elective Deferral Contributions, but no amount in excess of either $________or_______% (choose one) of the
                           Participant's Compensation.
------------------------------------------------------------------------------
                NOTE: Regardless of the election above, the Plan automatically allows the Employer to make Qualified Matching Contributions to correct a failed ADP or ACP test.

================================================================================
Plan Document
Section                               X.  CONTRIBUTIONS
================================================================================

------------------------------------------------------------------------------
2C.1             D. Nonelective Contributions

                    ~ If you choose to make a Nonelective Contribution, each Employee eligible to participate in the Plan and who satisfies the Annual Allocation Requirement of Section XI.A or XI.B MUST be given an allocation, regardless of whether they make Elective Deferral Contributions.

                    Availability
                    ------------

                    [ ]   Not Available under the Plan.

                    [X]   Available under the Plan (complete the following).

                    Amount
                    ------

                    The Contribution for each Contribution Period shall be:

                    [ ] 1.    % of Considered Net Profits.

                            ----------------------------------------------------
                    [ ] 2.    % of Compensation of each Participant.

                            ----------------------------------------------------

                           ~ Reminder: Note the period over which Compensation will be determined in section IV.B.

                    [ ] 3. The Employer will contribute an amount equal to $
                           for each Participant.

                            ----------------------------------------------------

                    [X] 4. Discretionary.

                    ~ If option 4 is elected, the amount of the discretionary contribution made by the Employer should be determined by an annual Board of Directors resolution setting a fixed amount of contribution or a formula by which a fixed amount can be determined. The discretionary contribution amount may only be allocated in accordance with the provisions of section XI, Allocation of Contributions.

                    [ ] 5. The Employer will contribute an amount equal to
                           $_____ /hour or unit of each Participant (indicate dollar or cents amount).

                    ~ Option 5 may be chosen ONLY for Employees who are subject to a Collective Bargaining Agreement.

                    [ ] 6.    % of Considered Net Profits to          (fill in)
                              % of Considered Net Profits to          (fill in)
                              % of Considered Net Profits to          (fill in)
                              % of Considered Net Profits to          (fill in)
                              % of Considered Net Profits to          (fill in)

                    ~ Fill in job classification.
-------------------------------------------------------------------------------

================================================================================
Plan Document
Section                               X.  CONTRIBUTIONS
================================================================================
                        Additional Formulas (fill in below):
                           ~ Formulas must be the same type as above.

                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

                [ ] 7.   % of Compensation to each Participant under
                         this Plan in %                               (fill in)
                         of Compensation to each Participant under
                         this Plan in % of                            (fill in)
                         Compensation to each Participant under
                         this Plan in % of                            (fill in)
                         Compensation to each Participant under
                         this Plan in % of                            (fill in)
                         Compensation to each Participant under
                         this Plan in                                 (fill in)

                ~ Fill in job classification.
                       Additional Formulas (fill in below):
                                 ~ Formulas must be the same type as above.

                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------

                [ ] 8. The Employer will contribute an amount equal to:

                       $____per hour of service for each Participant under this
                             Plan in                                  (fill in)
                       $____per hour of service for each Participant under this
                             Plan in                                  (fill in)
                       $____per hour of service for each Participant under this
                             Plan in                                  (fill in)
                       $____per hour of service for each Participant under this
                             Plan in                                  (fill in)

                ~ Fill in job classification.
                       Additional Formulas (fill in below):
                                 ~ Formulas must be the same type as above.

                        --------------------------------------------------------

                        --------------------------------------------------------

                        --------------------------------------------------------
                       ~ Options 6, 7 and 8 may be selected ONLY when a Plan
                         covers Employees whose conditions of employment are mandated under the Davis-Bacon Act.
                       ~ If option 6, 7 or 8 is selected, subsection A.1
                         (Compensation to Compensation allocation) MUST be chosen in Section XI, "Allocation of Contributions."
                       ~ If option 6, 7 or 8 is selected, additional testing
                         will be required to prove that the diferent
                         contributions are available on a nondiscriminatory
                         basis.
----------------------------------------------------------------------------

================================================================================
Plan Document
Section                               X.  CONTRIBUTIONS
================================================================================
                Additional Nonelective Contributions:
                -------------------------------------
                In addition, the Employer of a Plan that provides for nonannual Nonelective Contributions may also contribute an additional annual discretionary Nonelective Contribution at the end of the Plan Year. This contribution will be allocated in accordance with the provisions of section XII.A. of the Adoption Agreement and will be subj ect to the Annual Allocation Requirements of section XII.B. of the Adoption Agreement.
                     [ ] Yes             [X] No

                Additional Requirements
                -----------------------
                Nonelective Contributions shall/shall not be based on ConsideredNet Profits.
                ~ "Shall " must be chosen if option 1 is selected.

                     [X] Shall           [ ] Shall not

                Qualified Nonelective Contributions (QNECs)
                -------------------------------------------
                The Employer may/may not make Qualified Nonelective Contributions (QNECS) to the Plan.

                     [ ] May             [X] May not

                If the Employer makes QNECs, they shall be made to:

                     [ ] All Participants.

                     [ ] Nonhighly Compensated Employee Participants only.

                Amount: (choose one)

                     [ ] % of the Compensation of all participants eligible to
                         share in the allocation.

                     [ ] % of the net profits, but in no event more than
                         $__________for any Plan Year.

                     [ ] an amount determined by the Employer.

                Allocation: (choose one)

                         [ ] In the ratio which each Participant's
                               Compensation for the Plan Year bears to the total Compensation of all Participants for such Plan Year.

                               In the ratio which each Participant's
                               Compensation not in excess of $ ____________for the Plan Year bears to the total Compensation of all Participants not in excess of $ ______ for such Plan Year.

                NOTE: Regardless of the election above, the Plan automatically allows the Employer to make Qualified Nonelective Contributions to correct a failed ADP or ACP test.
------------------------------------------------------------------------------

================================================================================
Plan Document
Section                               X.   CONTRIBUTIONS
================================================================================

2C.1(k)(1);     E. Safe Harbor 401(k) Plan Contributions
2C.1(1)
                [ ] (Check this box, if applicable). This Plan shall be a Safe
                Harbor 401(k)Plan. 1.

                Elective Deferral Contributions for ADP Test Safe Harbor Plan

                    a. Each Participant may elect to have his Compensation
                       actually paid during the (choose one) [ ] Plan Year or
                       [ ] Contribution Period reduced by:

                [ ] 1.          %.

                [ ] 2. up to    %.

                [ ] 3. from     % to____________%.

                [ ] 4. [This election is only available if "Plan Year" is chosen above.] up to the maximum percentage allowable, not to exceed the limits of Code sections 402(g) and 415.

                [ ] 5. A specified monetary amount not in excess of_______% of a Participant's Compensation.

                ~ Lump sum amounts and/or cash bonuses must be subject to the salary deferral election unless the definition of compensation in Section IV.A.9 has been elected and these amounts have been specifically excluded from that compensation definition. Lump sum amounts and cash bonuses are deferred upon and tested in the Plan Year in which paid.

                    b. Modification

                A Participant may change the amount of Elective Deferral Contributions the Participant makes to the Plan (complete 1 and 2):

                       [ ] 1. per Plan Year (may not be less frequent than
                           -----------------------------------------------
                          twice).
                          ------

                       [ ] 2. As of the following date(s) (MM/DD):

                           [ ] [Required] During the 30-day period following

                            ----------------------------------------------------
                           receipt of the annual Safe Harbor 401(k)Plan notice.

                            ----------------------------------------------------
                           [ ] In addition, as of the following dates (MMDDYY):

                            ----------------------------------------------------


                         -------------------------------------------------------

                         -------------------------------------------------------

                         -------------------------------------------------------

------------------------------------------------------------------------------

================================================================================
Plan Document
Section                               X.  CONTRIBUTIONS
================================================================================

                c. Deemed Election to Defer Compensation

                    [ ] 1. An Employee who is eligible to have Elective
                           Deferral Contributions made to the Plan and who is provided Plan enrollment materials shall be deemed to have elected to have had his Compensation paid during the Contribution Period or Plan Year (as applicable) reduced by ________ %, effective (no less than 30 days after the date he receives Plan enrollment materials), unless he has affirmatively elected to reduce his Compensation by a different amount (including zero). A deemed election to defer Compensation may be modified in accordance with the provisions of Section X.E.1.b. above.

                    ~ Percentage amount above may not be greater than 6%.

                               The provision above applies to (choose one):
                           [] []
                               all employees who are eligible to have
Elective
                               Deferral

                               all employees hired on or
                               after__________________who are eligible to have Elective Deferral Contributions made to the Plan.

                               [ ] 2. Deemed elections to defer Compensation are not available under the Plan.

                2. Safe Harbor Contributions for ADP Test Safe Harbor Plan
                   (ADP Test Safe Harbor Contribution)

                   ~ Note: The Employer must elect either a, b, or c, below. In addition, the Employer may elect any combination of a, b, or c, below.

                      [ ] a. Basic Matching Contributions.

                               The Employer will make Matching Contributions and allocate to each Participant's ADP Safe Harbor Contribution Account an amount equal to:

                             (i)  $1.00 for each $1.00 of the Employee's
                                  Elective Deferral Contribution up to 3% of the Employee's Compensation; plus

                             (ii) $.50 for each $1.00 of the Employee's
                                  Elective Deferral Contribution in excess of
                                  3% up to 5% of the Employee's Compensation.
-----------------------------------------------------------------------------

================================================================================
Plan Document                       X. CONTRIBUTIONS
  Section
================================================================================
                [ ] b. Enhanced Matching Contributions.

                        The Employer will make Matching Contributions and allocate to each Participant's ADP Safe Harbor Contribution Account an amount equal to the sum of:

                        (i) $1.00 for each $1.00 of the Employee's Elective
                            Deferral Contribution up to_____% (must be at least 3%, but not greater than 6%) of the Employee's Compensation; plus

                            ~ Note: If the blank above equals at least 4% or more, section (ii), below, need not, but still may, be filled in.

                    (ii) $_____for each $1.00 of the Employee's Elective Deferral Contribution in excess of_____% [must be the same percentage as in (i)], but that does not exceed_____% of the Employee's Compensation.

                            ~ Note: The first and last blank in (ii) must be completed so that, at any rate of elective deferral contribution, the Matching Contribution is at least equal to the formula in subsection a, above. However, the rate of match may not increase as elective deferrals increase.


                [ ] c. Safe Harbor Nonelective Contributions.

                        The Employer will make a Safe Harbor Nonelective Contribution to the ADP Safe Harbor Contribution Account of each Eligible Employee in an amount equal to:

                              % (must be at least 3%) of the Employee's
                              Compensation.

                ADP Test Safe Harbor Contributions will be made to: (elect one)

                    [ ] This Plan.

                    [ ] Another defined contribution plan of the Employer,
                        named:

                           (insert name of plan)
-------------------------------------------------------------------------------

================================================================================
Plan Document                       X. CONTRIBUTIONS
  Section
================================================================================
                3. Additional Matching Contributions to a Safe Harbor 401(k)
                   Plan. (ACP Test Safe Harbor Matching Contributions)

                   ~Note: No additional contributions other than those in E.1 and E.2, above, are required for a Safe Harbor 401(k) Plan. However, additional Matching Contributions may be made by completing this section.

                   The Employer will make additional Matching Contributions to the Safe Harbor 401(k) Plan (ACP Test Safe Harbor Matching Contributions) on behalf of each Eligible Employee in the amount of: (elect one)

                       [ ] a. % of the Employee's Elective Deferral
                              Contribution up to (not to exceed % 6%) of the Employee's Compensation.

                       [ ] b. _____% of the Employee's Elective Deferral
                              Contribution up to _____% of the Employee's
                              Compensation, plus ______% (not to exceed the percentage indicated in the first blank) of the Employee's Elective Deferral Contribution up to _____% of the Employee's Compensation. Under no circumstances shall the total contribution under this section exceed 6% of the Employee's Compensation.

                       [ ] c. A discretionary percentage (not to exceed
                              4%) of the Employee's Compensation. The
                              discretionary percentage must be determined by the Employer prior to the date the contribution is due to be made.

                              Contributions made pursuant to this section X.E.3 shall vest in accordance with the vesting schedule elected by the Employer for these contributions in Section IX of the Adoption Agreement, and are subject to any vesting schedule that may be imposed should the plan become top-heavy.
-------------------------------------------------------------------------------
                                      -43-

================================================================================
Plan Document                       X. CONTRIBUTIONS
Section
================================================================================
2C.1(b)         F. Voluntary (post-tax) Employee Contributions

                Availability/Amount

                [X] Not Available under the Plan.

                [ ] Available under the Plan (complete the elections in 1 and/or 2 below).

                [ ] 1. Periodic Voluntary Employee Contributions SHALL be permitted:

                [ ] a. Up to         % of Compensation actually paid during the
                Contribution Period.

                [ ] b. No limit.

                [ ] 2. Lump Sum Voluntary Employee Contributions shall be

                permitted. [ ] a. Up to          % of Compensation for the Plan
                Year. [ ] b. No Limit.

                ~ Voluntary Employee Contributions are NOT AVAILABLE unless
                Elective Deferral Contributions are available
-------------------------------------------------------------------------------
2C.3            G. Rollover Contributions

                Availability

                [X] 1. Rollover Contributions out of the Plan are always
                       available. [X] Cash only.

                          [ ] Cash and Loan Notes from this and/or a prior
                              plan.

                [X] 2. Rollover Contributions into the Plan:

                          [ ] Not Available under the Plan.

                          [X] Available under the Plan (complete the
                              following).

                              Cash Only or Cash and Loan Notes:

                                 [X] Cash only.

                                 [ ] Cash and Loan Notes from prior plan.

                              Rollover contributions into the Plan may be made
                              by:

                                 [X] Both eligible Employees and Employees who
                                     would be eligible except they do not yet meet the Plan's age and/or service requirement.

                                 [ ] Eligible Employees only.
-------------------------------------------------------------------------------

================================================================================
Plan Document                       X. CONTRIBUTIONS
  Section
================================================================================
7B.8, 7B.9      H. Transfers of Account Balances

                   Availability

                   [X] 1. Transfers of account balances out of the Plan are always available. [X] 2. Transfers of account balances into the Plan:

                                [ ] Not Available under the Plan.

                                [X] Available under the Plan.


================================================================================
Plan Document                       XI. CONTRIBUTION PERIOD
  Section
================================================================================
1.15            A. The regular Contribution Period (by contribution type) shall be:

                ~ For 1, 2, 3, 4, 6, 7, 8, and 9 below, "Other" Contribution Period may not be longer than annual, but may be shorter than bi-weekly.

                ~ For 5 below, "Other" Contribution Period may not be longer than monthly, but may be shorter than bi-weekly.

                1. Matching Contributions: [ ]

                Annual
                                                              [ ] 4-Weekly [ ]

                [X] Monthly                                   Bi-Weekly

                [ ] Other (specify)

                2. Nonelective Contributions:
                                                              [ ] 4-Weekly [ ]

                [X] Annual
                                                              [ ] Bi-Weekly
                [ ] Monthly

                [ ] Other (specify)

                3. Qualified Matching Contributions (QMACs):

                [ ] Annual        [ ] 4-Weekly

                [ ] Monthly       [ ] Bi-weekly.

                [ ] Other (specify)
-------------------------------------------------------------------------------

================================================================================
Plan Document                       XI. CONTRIBUTION PERIOD
  Section
================================================================================
1.15            4. Qualified Nonelective Contributions (QNECs):

                [ ] Annual        [ ] 4-Weekly

                [ ] Monthly       [ ] Bi-weekly.

                [ ] Other (specify)

                5. Elective Deferral Contributions, Required Employee
                   Contributions, and/or Voluntary Employee Contributions:

                ~ Notwithstanding any election in this section, these contributions must be paid to the trust or Insurance Company on the earliest date on which contributions can reasonably be segregated from the Employer's general assets, but no later than 1/5 days after the end of the month in which they were deferred from pay or otherwise contributed by the Employee.

                ~ Annual contribution period is not available for contributions in #5.

                ~The same one choice applies to all contribution types in #5.

                [X] Monthly       [ ] 4-Weekly

                [ ] Bi-weekly     [ ] Other (specify).

                6. Lump Sum Voluntary Employee Contributions:

                [ ] Annual        [ ] Quarterly

                [ ] Semi-Annual   [ ] Other (specify) _____. [not longer than
                annual]

                7. ADP Test Safe Harbor (Matching) Contributions:

                [ ] Annual        [ ] 4-Weekly

                [ ] Monthly       [ ] Bi-Weekly

                [ ] Other (specify).

                8 ADP Test Safe Harbor (Nonelective) Contributions:

                [ ] Annual        [ ] 4-Weekly

                [ ] Monthly       [ ] Bi-Weekly

                [ ] Other (specify).

                9. ACP Test Safe Harbor (Matching) Contributions:

                [ ] Annual        [ ] 4-Weekly

                [ ] Monthly       [ ] Bi-Weekly

                [ ] Other (specify).
-------------------------------------------------------------------------------

================================================================================
Plan Document                      XII. ALLOCATION OF CONTRIBUTIONS
Section
================================================================================
2C.1(g)         A. Allocation Formula for Nonelective Contribution

                   Complete the following ONLY if Section X.D is 1, 4, 6 or
7.

                   ~ If Section X.D is 6 or 7, the Compensation to Compensation allocation formula (1 below) must be chosen.

                   The Nonelective Contribution will be allocated to Participants who meet the requirements of Section XII.B or C as follows:

                   [X] 1. Compensation to Compensation:

                   In the same ratio as each Participant's Compensation bears to the total Compensation of all Participants.

                   [ ] 2. Integrated with Social Security:

                          a. Choose one of the following methods: [ ] Step-Rate
                             Method


                             For each Plan Year, the Employer will contribute an amount equal to % of each Participant's Compensation up to the Social Security Integration Level, plus % of each Participant's Compensation in excess of the Social Security Integration Level. However, in no event will the Excess Contribution percentage exceed the amount specified in Section 2C.1(g)(2)(B) of the Plan.

                             [ ] Maximum Disparity Method

                             For each Plan Year, the Employer's Nonelective Contribution shall be allocated in the manner stated in Section 2C.1(g)(3) of the Plan in order to maximize permitted disparity.

                          b. Social Security Integration Level:

                             [ ] i. $____(not to exceed the Social Security
                                    Taxable Wage Base).

                             [ ] ii. The Social Security Taxable Wage Base
                                     in effect on the first day of the
                                     Plan Year.

                             [ ] iii.% of the Social Security Taxable Wage
                                     Base (not to exceed 100%).
-------------------------------------------------------------------------------

================================================================================
Plan Document                      XII. ALLOCATION OF CONTRIBUTIONS
Section
================================================================================
2C.1(g)         A. Allocation Formula for Nonelective Contribution (continued)

                   [ ] 3. Uniform Points Allocation:

                          Each Participant shall receive _____ (fill in number) points for each (must elect at least either a. and/or b. below):

                          [ ] a. Year of age.

                          [ ] b. Year of Service.

                          [ ] c. $__(not to exceed $200) of Compensation.

                          Each Participant's allocation shall bear the same relationship to the Employer Contribution that his or her total points bears to all points awarded.

2C.1(h)         B. Annual Allocation Requirements

                   An allocation of the annual Nonelective Contribution (other than a Safe Harbor Nonelective Contribution), annual Matching Contribution (other than a Safe Harbor Basic Matching Contribution, Enhanced Matching Contribution or ACP Test Safe Harbor Matching Contribution) , Additional Nonelective Contribution and/or Additional Matching Contribution made by the Employer will be made to each Participant who:

                   [ ] 1. Is a Participant on ANY day during the Plan Year
                           regardless of Service credited during the Plan Year.

                   [ ] 2. Is credited with a Year of Service in the Plan Year for which the contribution is made.
                   [ ] 3. Is a Participant on the last day of the Plan Year.

                   [X] 4. Is credited with a Year of Service in the Plan Year for which the contribution is made and is a Participant on the last day of the Plan Year.

                   An allocation of a Safe Harbor Nonelective Contribution, a Safe Harbor Basic Matching Contribution, Enhanced Matching Contribution or ACP Test Safe Harbor Matching Contribution will be made to each Participant who is a Participant on any day during the Plan Year, regardless of Service credited during the Plan Year.

                   In addition, an allocation will be made by the Employer on behalf of any Participant who retires, dies or becomes disabled during the Plan Year, regardless of the number of Hours of Service credited to such Participant and regardless of whether such Participant is a Participant on the last day of the Plan Year.

                      Annual Nonelective Contribution     [X] Yes        [] No
                      Additional Nonelective Contribution [ ] Yes        [] No
                      Annual Matching Contribution        [ ] Yes        [] No
                      Additional Matching Contribution    [X] Yes        [] No
--------------------------------------------------------------------------------

================================================================================
Plan Document                   XII. ALLOCATION OF CONTRIBUTIONS
  Section
================================================================================
2C.1(h)         C. Nonannual Allocation Requirement

                   An allocation of the nonannual Matching Contribution (other than a Safe Harbor Basic Matching Contribution, Enhanced Matching Contribution or ACP Test Safe Harbor Matching Contribution) or nonannual Nonelective Contribution (other than a Safe Harbor Nonelective Contribution)made by the Employer will be made to each Participant who:

                   [X] 1. Is a Participant on any day of the Contribution
                          Period.

                   [ ] 2. Is a Participant as of the last day of the
                          Contribution Period.

                   An allocation of a Safe Harbor Nonelective Contribution, a Safe Harbor Basic Matching Contribution, Enhanced Matching Contribution or ACP Test Safe Harbor Matching Contribution will be made to each Participant who is a Participant on any day during the Contribution Period, regardless of Service credited during the Contribution Period.

                   In addition, an allocation will be made by the Employer on behalf of any Participant who retires, dies, or becomes disabled during the Contribution Period, regardless of whether such Participant is a Participant as of the last day of the Contribution Period.

                      Nonannual Nonelective Contribution  [ ] Yes   [ ] No
                      Nonannual Matching Contribution     [X] Yes   [ ] No
-------------------------------------------------------------------------------
1.73            D. True-Up Contributions

                   An allocation of the True-Up Contribution made by the Employer will be made to each Participant who:

                   [ ] 1. Is a Participant on ANY day of the Plan Year.

                   [ ] 2. Is a Participant on the last day of the Plan Year.

                   [ ] 3. Is credited with a Year of Service in the Plan Year for which the contribution is made.

                   [ ] 4. Is credited with a Year of Service in the Plan Year for which the contribution is made and is a Participant on the last day of the Plan Year.

                   In addition, an allocation of the True-Up Contribution will be made by the Employer on behalf of any Participant who retires, dies or becomes disabled during the Plan Year, regardless of whether such Participant is a Participant as of the last day of the Plan Year.

                   [ ] Yes    [ ] No
-------------------------------------------------------------------------------

================================================================================
Plan Document                  XII.A. ADP AND ACP TESTING
  Section
================================================================================
4A.             A. Actual Deferral Percentage (ADP) and Actual Contribution
                   Percentage (ACP) Test

                   1. Testing Method (Check off appropriate boxes)

                [X] Current Year Method.

                [ ] Prior Year Method.

                [ ] New Plan Choosing Prior Year Method.

                First Year Method - First Plan Year begins_____________.

                [ ] Prior Year NHCE ADP and ACP deemed to be 3%.

                [ ] Current Year actual data to be used.

                       2. ADP and ACP Tests include

                [X] All Qualified Nonelective Contributions (QNECs).

                [ ] Portion of QNECs needed to pass test (only allowed if Current Year Testing Method is in effect).

                [ ] No QNECs. [ ] N/A.


                ~ Note: The above elections do not apply to a Fail-Safe Contribution made in accordance with the provisions of Section 2C.1 of the Plan.
-------------------------------------------------------------------------------

================================================================================
Plan Document                     XII.A. ADP AND ACP TESTING
  Section
================================================================================
4A.             B. Correction Methodology for ADP Test, ACP Test and Multiple
                   Use Test (MUT)

                   1. Correction Methods. The method used to correct any
                      failure of these tests shall be as indicated below:

                      ADP Correction - [X] Refunds.
                                       [X] Other (explain)_________________Any
                                                                           ---
                                       method in Basic Plan Document Number 03.
                                       ----------------------------------------

                      ACP Correction - [X] Refunds.
                                       [X] Other (explain)_________________Any
                                                                           ---
                                       method in Basic Plan Document Number 03.
                                       ----------------------------------------

                                         MUT Correction - [ ] Refunds - of -
                                         (choose one) Match.  [ ]401(K) [ ]

                          [ ] Other (explain) _______________________________ .


                   2. Borrowing Method.

                To satisfy ADP and ACP testing, ADP percentages may be shifted to ACP, or, if matching contributions meet the section 401(k) distribution requirements, ACP percentages may be shifted to ADP.

                Check off each test for which the Borrowing Method, if required, will be used: [X] ADP test.

                [X] ACP test

                [ ] MUT


                   3. Disaggregation of Otherwise Excludible Employee Groups

                A Plan may separately test the portions of the Plan that apply to Employees who do not otherwise meet the statutory maximum eligibility requirements (i.e., age 21 and 1 Year of Service) of Code section 410(a).

                Indicate which test, if any, this testing method will be used for: [X] ADP test.
-------------------------------------------------------------------------------

================================================================================
Plan Document                   XIII. LIMITATIONS ON ALLOCATIONS
  Section
================================================================================
4B              A. If any Participant is covered by another qualified
                   defined contribution plan maintained by the Employer, other than a Master or Prototype plan:

                ~ Complete part A if you: (1) maintain, or at any time maintained, another qualified retirement plan in which any Participant in this Plan is, was, or could be, a participant; or (2) maintain a Code section 41 5(l)(2) individual medical account, for which amounts are treated as Annual Additions for any Participant in this Plan.

                     [X] 1. N/A. The Employer has no other defined contribution plan(s).

                     [ ] 2. The provisions of Section 4B.5 of the Plan will
                            apply, as if the other plan were a Master or Prototype plan.

                     [ ] 3. The plans will limit total Annual Additions to the
                            Maximum Permissible Amount, and will reduce any Excess Amounts in a manner that precludes Employer discretion, in the following manner:

                            ---------------------------------------------------

                            ---------------------------------------------------
-------------------------------------------------------------------------------

4B              B. If any Participant is or ever has been a Participant in a qualified defined benefit plan maintained by the Employer:

                   Note: The provisions of this section XIII.B shall not apply for any Limitation Year beginning after December 31, 1999.

                ~ Complete part B if you maintain, or at any time maintained, another qualified retirement plan in which any Participant in this Plan is, was, or could be a participant.

                     [ ] 1. N/A. The Employer has no defined benefit plan(s).

                     [ ] 2. In any Limitation Year, the Annual Additions
                            credited to the Participant under this Plan may not cause the sum of the Defined Benefit Plan Fraction and the Defined Contribution Fraction to exceed 1.0. If the Employer contributions that would otherwise be allocated to the Participant's account during such year would cause the 1.0 limitation to be exceeded, the allocation will be reduced so that the sum of the fraction equals
                            1.0. Any contributions not allocated because of the preceding sentence will be allocated to the remaining Participants according to the Plan's allocation formula. If the 1.0 limitation is exceeded because of an Excess Amount, such Excess Amount will be reduced in accordance with Section 4B.4 of the Plan.

                     [ ] 3. Provide the method under which the Plan involved
                            will satisfy the 1.0 limitation in a manner that precludes Employer discretion.

                            ---------------------------------------------------

                            ---------------------------------------------------
-------------------------------------------------------------------------------

================================================================================
Plan Document                  XIII. LIMITATIONS ON ALLOCATIONS
  Section
================================================================================
                C. Compensation will mean all of each Participant's:

                ~ Everyone must complete Section C. If option 1, 2, or 3 was selected in Section IV.A., you must make the same selection here.

                ~ Notwithstanding any other election in this Adoption Agreement, beginning in the 1998 Limitation Year, all options below shall include Employer contributions made pursuant to a Salary Reduction Agreement, which would not otherwise be includable in gross income of the Employee under Code section 125, 402(e)(3), 402(h)(1)(B) or 403(b). Notwithstanding any
                other election in this Adoption Agreement, prior to the 1998 Limitation Year, all options below shall exclude such amounts listed in the prior sentence.

4B.1(b)(1)           [X] 1. Wages, Tips, and Other Compensation Box on Form W-2.
                            [ ]

4B.1(b)(2)           2. Section 3401(a) wages.

4B.1(b)(3)           [ ] 3. 415 safe-harbor compensation.

                     For limitation years beginning on or after- January 1,
                                                                 ----------
                     2001(Fill in date on which the Plan was operated in
                     ----
                     accordance with the CRA amendment of Code section 415(c)(3). This date cannot be earlier than January 1, 1998 or later than January 1, 2001), for purposes of applying the limitations described in section 4.B of the Plan, Compensation paid or made available during such limitation years shall also include elective amounts that are not includible in the gross income of the employee by reason of Code section 132(f)(4).

4B.1(h)         D. The Limitation Year shall be:
                ~ Everyone must complete Section D.

                     [ ] 1. The Calendar Year.

                     [X] 2. The 12-month period coinciding with the Plan Year.

                     [ ] 3. The 12-month period beginning on (MM/DD):._________
-------------------------------------------------------------------------------

================================================================================
Plan Document            XIV. INVESTMENT OF PARTICIPANT'S ACCOUNTS
  Section
================================================================================
5A.1            A. Choose election 1, 2, or 3 below.

                [X] 1. The Participant shall have the authority to direct the investment of Contributions made by the Employer.

                [ ] 2. The Participant shall have the authority to direct investment of all of the Employer Contributions indicated below:

                [ ] Matching Contributions (including any Qualified Matching Contributions)

                [ ] Nonelective Contributions (including any Qualified Nonelective Contributions)

                [ ] Prior Employer Contributions

                [ ] Safe Harbor 401(k) Contributions

                [ ] 3. The Employer shall direct all sources of contributions made by the Employer.
-------------------------------------------------------------------------------
5A.1            B. If the Participant can direct the investment of any or
all
                   contributions made by the Employer, complete the following.

                   Those having authority to direct the investment of the Participant's Account are (choose all that apply):

                   [X] 1. Participants who are active Employees.

                   [X] 2. Participants who are former employees and continue to maintain an account in the Plan or Trust.

                   [X] 3. Beneficiaries.

                   [X] 4. Alternate Payees.
-------------------------------------------------------------------------------

================================================================================
Plan Document                       XV. LIFE INSURANCE
  Section
================================================================================
5B.1            A. Available as a Participant investment:

                [ ] Yes     [X] No

                ~Note: Life Insurance shall only be available as a Participant investment if this is a readoption of a prior plan document that already contains such a provision.
-------------------------------------------------------------------------------
                B. If yes is elected above, Life Insurance shall be available to: [ ]

                1. All Participants.

                [ ] 2. Only to the specified group of Participants (fill in below):

                     ----------------------------------------------------------

                     ----------------------------------------------------------

                     ----------------------------------------------------------
                ~ If subsection 2 is checked, separate nondiscrimination testing will be required.
-------------------------------------------------------------------------------

================================================================================
Plan Document                      XVI. EMPLOYER STOCK
  Section
================================================================================

~ Before electing Employer Stock as an investment option, you should consult your legal counsel on any federal or state securities law requirements arising from ofering Employer Stock as an investment option under your Plan and whether use of this document is appropriate for you under those laws. Neither Connecticut General Life Insurance Company nor any of its employees can advise you on these matters.


1.46            A. Investment in Employer Stock is:

                        [X] Permitted.

                        [ ] Not Permitted.

                   ~ You must complete the following subsections B and C if investment in Employer Stock is permitted and Participants have the authority to direct the investment of Employer Contributions.
-------------------------------------------------------------------------------
1.46            B. Investment in Employer Stock: (check all that apply)

                        [ ] May be made in stock of the Employer or Adopting
                            Employer with which an Employee is employed.

                        [ ] May be made in shares of stock of any of the
                            Employers designated below that are part of the same controlled group of corporations or trades or business under common control as the sponsoring Employer, whether or not the Employer whose stock is offered for investment is an Adopting Employer, and whether or not a Participant is employed by that particular entity.

                        List Employers whose stock may be invested in by
                        Participants:

                ---------------------------------------------------------------
                ---------------------------------------------------------------
                ---------------------------------------------------------------
                ---------------------------------------------------------------
                ---------------------------------------------------------------
-------------------------------------------------------------------------------
1.46            C. Investment in Employer Stock within the Plan by officers or directors of the Employer or by an individual who owns more than 10% of the Employer's Stock is:

                        [X] Permitted.

                        [ ] Not Permitted.
-------------------------------------------------------------------------------
1.46            D. The Trustee:

                   [] 1. Will vote the shares of the Employer Stock.

                   [X] 2. Will vote the shares of the Employer Stock in
                          accordance with any instructions received by the Trustee from the Participant.

                   ~ Option 2 must be selected if CIGNA Bank & Trust Company, FSB is the Trustee.

                   [] 3. May, but is not required to, request voting instructions from the Participants.
-------------------------------------------------------------------------------

================================================================================
Plan Document         XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
~ Complete only the sections for the type of contributions in your plan.
-------------------------------------------------------------------------------
                ~ Withdrawal may be for any reason.

                     [ ] Not Available under the Plan.

                     [ ] Available under the Plan.

                          If available, Required Employee Contributions may be
                           withdrawn:
                           [ ] Once each 6 months.

                           [ ] Once each 12 months.

                           [ ] Other (specify)___________.

                     The Contribution suspension period following a withdrawal
                      of Required Employee Contributions shall be:

                     ~ You must choose one of the suspension periods shown.
                      Related Employer Contributions will be suspended for the same period.

                           [ ] 6 Months.

                           [ ] 12 Months.

                           [ ] 24 Months.

-------------------------------------------------------------------------------
3E.1(b)         B. Withdrawal of Voluntary (post-tax) Employee Contributions.

                ~ Withdrawal may be for any reason.
                     [ ] Not Available under the Plan.
                     [ ] Available under the Plan.

                          If available, Voluntary Employee Contributions may
                           be withdrawn:

                            [ ] Once each 6 months.

                            [ ] Once each 12 months.

                            [ ] Other (specify)_____________.

3E.1(a)         A. Withdrawal of Required (post-tax) Employee Contributions.
-------------------------------------------------------------------------------

================================================================================
Plan Document          XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
                C. Withdrawal of Elective

                   Deferral Contributions. [ ] Not Available under the Plan.


3E.2               [X] Available under the Plan.

3E.8               If available, select the conditions for withdrawal:

                   [ ] Withdrawal upon Participant's attainment of age 59 1/2.

                   Frequency (check all that apply):

                   [ ] At any time.
                   [ ] On_____________ (specify date or dates).
                   [ ] At any time,____________times per year.
                   [ ] Once every___________(i.e., four months, six months,
                       calendar quarter, etc.).
                   [ ] Other (specify)_____________.

                   [X] Withdrawal for Serious Financial Hardship.

                   ~ If a Participant makes a withdrawal of Elective Deferral Contributions due to a Serious Financial Hardship, the Participant must be suspended from making any additional Elective Deferral Contributions for a period of 12 months.

------------------------------------------------------------------------------
                D. Withdrawal of Qualified Matching Contributions Upon
                   Participant's Attainment of Age
3E.3               59-1/2.

                   [ ] Not available under the Plan.
                   [ ] Available under the Plan.


                       If available, select the frequency (check all that apply):
                       [ ] At any time.
                       [ ] On____________________(specify date or dates).
                       [ ] At any time,___________________times per year.
                       [ ] Once every___(i.e., four months, six months, calendar quarter, etc.).
                       [ ] Other (specify)________________.

-------------------------------------------------------------------------------

================================================================================
Plan Document          XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
3E.4            E. Withdrawal of Qualified Nonelective Contributions Upon
                   Participant's Attainment of Age
                   59-1/2.

                   [ ] Not available under the Plan.
                   [ ] Available under the Plan.


                         If available, select the frequency (check all that apply):

                         [ ] At any time.
                         [ ] On_____________(specify date or dates).
                         [ ] At any time,____________times per year.
                         [ ] Once every___(i.e., four months, six months,
                             calendar quarter, etc.).
                         [ ] Other (specify)___________.
-------------------------------------------------------------------------------
                F. Withdrawal of Employer Contributions (Matching, Nonelective
                   and/or Prior Employer Contributions).

                   [ ] Not Available under the Plan.

                   [X] Available under the Plan.

                ~ If Prior Employer Contributions are money purchase plan
                contributions, they may not be withdrawn.
3E.6            If available, select the conditions for withdrawal:

                       [ ] 1. Withdrawal upon Participant's attainment of age
                              59 1/2.

                               Available from:


                                    Matching Contributions.

                                    Frequency (check all that apply): [ ] At any time.
                                    [ ] On___________(specify date or dates).
                                    [ ] At any time,__________times per year.
                                    [ ] Once every________(i.e., four months,
                                        six months,calendar quarter, etc.).
                                    [ ] Other (specify)___________________.

-------------------------------------------------------------------------------

================================================================================
Plan Document      XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
                       [ ] b. Nonelective Contributions.

                              Frequency (check all that apply):
                              [ ] At any time.
                              [ ] On________(specify date or dates).
                              [ ] At any time,________times per year.
                              [ ] Once every_______(i.e., four months, six
                                  months, calendar quarter, etc.).
                              [ ] Other (specify)________________.

                       [ ] c. Prior Employer Contributions.

                              Frequency (check all that apply):
                              [ ] At any time.
                              [ ] On_________(specify date or dates).
                              [ ] At any time,________times per year.
                              [ ] Once every________(i.e., four months, six
                                  months, calendar quarter, etc.).
                              [ ] Other (specify)________________.
-------------------------------------------------------------------------------
3E.6            [ ] 2. Withdrawals to active Participants who have been
                       Participants for a minimum of 60 consecutive months.

                       Available from:

                       [ ] a. Matching Contributions.

                       [ ] b. Nonelective Contributions

                       [ ] c. Prior Employer Contributions.

                       Frequency of withdrawal:

                              [ ] Once each 6 months.
                              [ ] Once each 12 months.
                              [ ] Other (specify)_______________.

                       Suspension Period following withdrawal:

                              [ ] N/A.
                              [ ] 6 months.
                              [ ] 12 months.
                              [ ] 24 months.
-------------------------------------------------------------------------------

================================================================================
Plan Document   XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
3E.7            [X] 3. Withdrawal for Serious Financial Hardship.
                       Available from:

                       [X] a. Matching Contributions.

                       [X] b. Nonelective Contributions

                       [ ] c. Prior Employer Contributions.

                [ ] 4. Age of Money Withdrawal. Vested contributions may
                       be withdrawn after each contribution has accumulated under the Plan for a fixed number of years. This provision applies separately and independently to each separate contribution made by the Employer.

                       Fixed number of years each contribution must be in the plan:_____(fill in; must be minimum of 2 years.)

                       Available from:

                       [ ] a. Matching Contributions.

                       [ ] b. Nonelective Contributions

                       [ ] c. Prior Employer Contributions.

                Prior Employer Contributions:

                Prior Employer Contributions are contributions of a type that are not currently being made to the Plan and are not allowed under the terms of this document, and which were made to the Plan by the Employer prior to the Plan's original conversion and/or restatement on January 1, 1998 (fill in date).
                                       ---------------
-------------------------------------------------------------------------------

================================================================================
Plan Document         XVII. WITHDRAWALS PRECEDING TERMINATION
  Section
================================================================================
3E.9            G. Withdrawal of Rollover Contributions:
                   [ ] Not Available under the Plan.

                   [X] Available under the Plan.

                If available, Rollover Contributions may be withdrawn:

                [ ] Once per Plan Year.
                [ ] Every 6 Months.
                [ ] Every 3 Months.
                [ ] Every Month.
                [X] Anytime.
-------------------------------------------------------------------------------
3E.9            H. Withdrawal of Qualified Voluntary Employee Contributions
                   (QVEC Contributions)

                ~ Applicable only if this is a readoption of an existing plan.
                  If selected, Contributions may be withdrawn for any reason.

                [X] Not Available under the Plan.
                [ ] Available under the Plan.


                      If available, Qualified Voluntary Employe Contributions may be withdrawn:

                      [ ] Once per Plan Year.
                      [ ] Every 6 Months.
                      [ ] Every 3 Months.
                      [ ] Every Month.
                      [ ] Anytime.

-------------------------------------------------------------------------------
                                    -59-

================================================================================
Plan Document       XVII. WITHDRAWALS PRECEDING TERMINATION
   Section
================================================================================
3E.1(c)         I. Withdrawal of Prior Required Employee Contributions.

                ~ Withdrawal may be for any reason.

                   [ ] Not Available under the Plan.

                   [ ] Available under the Plan.

                       If available, Prior Required Employee Contributions may be withdrawn: [ ] Once each 6 months.

                                  [ ] Once each 12 months.

                                  [ ] Other (specify)_____.

                   Prior Required Employee Contributions are post-tax contributions made by Employees in order to receive an Employer contribution and which were made before the Plan's original conversion and/or restatement on_______ (fill in date).
--------------------------------------------------------------------------------
3E.1(d)         J. Withdrawal of Prior Voluntary Employee Contributions.

                ~ Withdrawal may be for any reason and may be taken at any time. []

                   Not Available under the Plan.

                   [ ] Available under the Plan.

                   Prior Voluntary Employee Contributions are voluntary contributions made by Employees prior to these types of contribution being eliminated as a plan option on (fill in date).
--------------------------------------------------------------------------------

================================================================================
Plan Document       XVII.WITHDRAWALS PRECEDING TERMINATION
   Section
================================================================================
2C.1(1);        K. Withdrawal of Safe Harbor 401(k) Plan Elective Deferral
                   Contributions

                [ ] Not Available under the Plan.
                [ ] Available under the Plan.

3E.5            If available, select the conditions for withdrawal:

                [ ] 1. Withdrawal upon Participant's attainment of age 59 1/2. Frequency (check all that apply):

                [ ] At any time.
                [ ] On             (specify date or dates).
                [ ] At any time,   times per year.
                [ ] Once every     (i.e., four months, six months, calendar
                                    quarter, etc.).
                [ ] Other          (specify).

                [ ] 2. Withdrawal for Serious Financial Hardship.

                ~ If a Participant makes a withdrawal of Safe Harbor 401(k) Elective Deferral Contributions due to a Serious Financial Hardship, the Participant must be suspended from making any additional Elective Deferral Contributions for a period of 12 months.
--------------------------------------------------------------------------------

================================================================================
Plan Document       XVII.WITHDRAWALS PRECEDING TERMINATION
   Section
================================================================================
2C.1(l);        L. Withdrawal of ADP Test Safe Harbor (Employer Matching or
                   Employer
3E.5               Nonelective). Contributions Upon the Participant's
                   Attainment of Age 59-1/2.

                [ ] Not available under the Plan.

                [ ] Available under the Plan.

                    If available select the conditions for withdrawal.

                      [ ] 1. Available from 401(k) Safe Harbor (Employer
                             Matching) Contributions.
                             Frequency (check all that apply):

                          [ ] At any time.
                          [ ] On_____________________________(specify date
                              or dates).
                          [ ] At any time,_________________________times per
                              year.
                          [ ] Once every________________________(i.e., four
                              months, six months, calendar quarter, etc.).
                          [ ] Other (specify)________________________.

                      [ ] 2. Available from 401(k) Safe Harbor (Employer
                             Nonelective) Contributions.

                          Frequency (check all that apply):

                          [ ] At any time.
                          [ ] On_____________________________(specify date
                              or dates).
                          [ ] At any time,_________________________times per
                              year.
                          [ ] Once every________________________(i.e., four
                              months, six months, calendar quarter, etc.).
                          [ ] Other (specify)________________________.
--------------------------------------------------------------------------------

================================================================================
Plan Document       XVII.WITHDRAWALS PRECEDING TERMINATION
   Section
================================================================================
                M. Withdrawal of ACP Test Safe Harbor (additional Employer
                   Match) Contribution. (Elect all that apply)

                   [ ] Not available under the Plan.

                   [ ] Available under the Plan.

                             If available select the conditions for withdrawal.

                              [ ] 1. Withdrawal Upon Participant's
                                     Attainment of Age 59-1/2.

                                         Frequency (check all that apply):

                                          [ ] At any time.
                                          [ ] On______(specify date or
                                              dates).
                                          [ ] At any time, ______times per
                                              year.
                                          [ ] Once every(i.e., four months,
                                              six months, calendar quarter,
                                              etc.).
                                          [ ] Other (specify) ________.

                              [ ] 2. Withdrawals to Active Participants who
                                     have been Participants for a minimum of
                                     60-consecutive months.

                              Frequency:

                              [ ] Once every six months. [ ] Once every 12
                                  months.
                              [ ] Other (specify)
                                  _______________________________.

                              Suspension Period Following Withdrawal:

                              [ ] N/A.
                              [ ] 6 months.
                              [ ] 12 months. [ ] 24 months.

                              [ ] 3. Withdrawal for Serious Financial Hardship.

                              [ ] 4. Age of Money Withdrawal.

                                Vested contributions may be withdrawn after each contribution has accumulated under the Plan for a fixed number of years. This provision applies separately and independently to each separate contribution made by the Employer.

                                Fixed number of years each contribution must
                                be in the Plan (fill in; must be minimum of 2 years.)
--------------------------------------------------------------------------------

================================================================================
Plan Document          XVIII. LOANS TO PARTICIPANTS, BENEFICIARIES
   Section                    AND PARTIES-IN-INTEREST
================================================================================
5C              A. Loans are permitted.

                   [X] Yes

                   ~ If yes, Plan must be trusteed (see section I.B.)

                   [ ] No
--------------------------------------------------------------------------------
5C              B. Suspension of loan repayments for qualified military service.
                   The repayment of participant loans will be suspended during qualified military service, pursuant to Code section 414(u)(4).

                   [X] Yes

                   [ ] No
--------------------------------------------------------------------------------
5C              C. Loans are available only from the following sources:

                   ~ Qualified Voluntary Employee Contributions (QVEC Contributions) may not be taken in a loan.

                         [X] All Sources.

                         [ ] List Sources:


-------------------------------------------------------------------------


-------------------------------------------------------------------------


-------------------------------------------------------------------------


-------------------------------------------------------------------------


-------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
Plan Document             XIX. RETIREMENT AND DISABILITY
   Section
================================================================================
1.41            A. Normal Retirement Age is:

                   [X] 1. The date the Participant attains age 65 (not to
                          exceed 65).
                                                               --
                   [ ] 2. The later of:

                            a. The date the Participant attains age(not to
                               exceed 65), or

                            b. The ____ (not to exceed 5th) anniversary of the
                               Participation Commencement Date.

                            ~ Note regarding 2.b above: If, for Plan Years beginning before January 1, 1988, Normal Retirement Age was determined with reference to the anniversary of the Participation Commencement Date (more than 5 but not to exceed 10 years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988 shall be the earlier of
                            (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than 10) or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988. The Participation Commencement Date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

1.19            B. Early Retirement by Participants

                       1. Early Retirement by Participants is:

                          [X] a. Not Permitted.

                 [ ] b. Permitted. Subject to the following conditions:

                            [ ] i.   Age ____ (not to exceed 65).
                            [ ] ii.  Years of Service _______.
                            [ ] iii. Age _____ (not to exceed 65) andYears of
                                     Service.
                            [ ] iv. Age _____ (not to exceed 65) and _____ Years
                                    of Participation.

1.17            C. Disability

                   If an Employer makes any contribution (other than Elective Deferral Contributions) determined on the basis of the Participant's Compensation, the Employer shall/shall not make such contributions on behalf of all disabled Participants on the basis of the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled.

                            [X] Shall   [ ] Shall Not

                   ~ All such contributions are 100% vested and nonforfeitable when made.

================================================================================
Plan Document            XX. DISTRIBUTION OF BENEFITS
   Section
================================================================================
3A.1            A. Distribution of benefits should be in the form of
                   (check all that apply): [X]

                [X] 1. Single Sum.
                [X] 2. Life Annuity.
                [X] 3. Installment Payments.
                [ ] 4. Installment Refund Annuity.
                [X] 5. Employer Stock, to the extent the Participant is invested therein
                [ ] 6. In-kind distribution from self-directed brokerage
                       account, to the extent the Participant is invested therein.

--------------------------------------------------------------------------------

                B. Distribution Timing (check boxes that apply)

                [ ] 1. All Participants may elect to defer their distributions.

                [X] 2. Participants who terminate employment and whose account balances do not exceed $5,000 shall receive an immediate, lump sum cash distribution.

                [ ] 3. Participants who terminate employment and whose account balances do not exceed $ (fill in dollar amount less than $5,000; must be in $100 increments) shall receive an immediate, lump sum cash distribution.

                [ ] 4. Participants who terminated employment and deferred distribution of their vested account balance, and whose vested account balance does not at any subsequent time exceed $ (fill in dollar amount not to exceed $5,000) shall receive an immediate, lump sum cash distribution.

                ~ The filled in dollar amount in #4 must equal the amount in
#2 or #3
                  above.
--------------------------------------------------------------------------------
                C. Expenses - Deferred Participants.

                1. Participants who elect to defer distribution of their
                   benefits shall/shall not pay for all reasonable fees associated with administration of their deferral payment, as permitted by ERISA.

                            [X] Shall   [ ] Shall Not
--------------------------------------------------------------------------------
                D. Distributions Upon Plan Termination.

                1. Distributions upon Plan termination shall be made in the form of (choose one):

                       a. [ ] Single Sum

                       b. [X] The same as in the election in Section XX.A.
                          of this Adoption Agreement.

                ~ In the event that no election is made, Section XX.D. 1.b of the Adoption Agreement shall be the default election.
--------------------------------------------------------------------------------

================================================================================
Plan Document           XX. DISTRIBUTION OF BENEFITS
   Section
================================================================================
3B.1(g)   E. Minimum Required Distributions - Required Beginning Date (RBD).
             (Choose One.)

          ~ This election should reflect any previous election made by you, and match the manner in which you have been operating your Plan.

          [ ] 1. Pre-SBJPA RBD. April 1 of the calendar year following the calendar year the Participant turns age 70-1/2.

          [ ] 2. April 1 of the calendar year following the calendar year the Participant turns age 70-1/2, except actively employed non-5% Owners may defer payment to their SBJPA RBD, provided they reach age 70-1/2 after December 31, _________________________
                 __________ (fill in any year after 1998).

          [X] 3. SBJPA RBD. (Also elect one of options (a), (b), or (c) below)

          For 5% Owners: April 1 of the calendar year following the calendar year the Participant turns age 70-1/2.

          For non-5% Owners: The later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires.

          [ ] a. The Pre-SBJPA RBD is removed and replaced in its entirety by the SBJPA RBD effective ____ This date cannot be earlier than January 1, 1997. In addition, as of the above effective date, the Plan must have allowed all Participants to make in-service withdrawals (at any time and in any amount) prior to age 70-1/2.

          [ ] b. The Pre-SBJPA RBD is replaced by the SBJPA RBD so that employees who are not 5% owners and reach age 70-1/2 after December 31, _______________________ (specify year: cannot be earlier than 1998) will not be required to begin receiving payments until the April 1 following the calendar year of their retirement.

          [X] c. The Pre-SBJPA RBD is replaced by the SBJPA RBD so that employees who are not 5% owners and reach age 70-1/2 after December 31, 1998 (specify year: cannot be earlier than 1998) will not be required to begin receiving payments until the April 1 following the calendar year of their retirement. However, non-5% Owners may make an irrevocable election to receive payments beginning the April 1 following the calendar year in which they attain age 70-1/2.
-------------------------------------------------------------------------------

================================================================================
Plan Document
   Section                        XX. DISTRIBUTION OF BENEFITS
================================================================================
                F. Compliance with 2001 Proposed Regulations Under Code
                Section 401(a)(9) ~

                Select one of the following three choices.

                [ ] 1. Model Amendment Adopting Rules under 2001 Proposed Regulations (under this alternative, Model Amendment applies to all minimum distributions in calendar years beginning on or after the specified date as provided below).

                For all required distributions made with respect to calendar years beginning on or after_____(insert date of intended compliance not earlier than January 1, 2001), the Plan shall apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed in January 2001 (the 2001 Proposed Regulations), notwithstanding any provisions of the Plan or Prototype Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

                [.]2. Model Amendment Adopting Rules under 2001 Proposed Regulations (under this alternative, Model Amendment can be adopted as of a date within the 2001 Plan Year after some minimum distributions have been made under the prior rules).

                With respect to distributions under the Plan made on or after______ (specify date on which the Plan began operating in accordance with the 2001 Proposed Regulations), for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the 2001 Proposed Regulations, notwithstanding any provisions of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to_____(specify date on which the Plan began operating in accordance with the 2001 Proposed Regulations) are less than the amount determined under the 2001 Proposed Regulations, then the amount of the required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

                [X] 3. The Employer does not intend to comply with the 2001 Proposed Regulations at this time. (Electing this choice will require amendment of the Plan at a later date to elect compliance with these regulations.)
-------------------------------------------------------------------------------

================================================================================
Plan Document            XXI. QUALIFIED PRERETIREMENT SURVIVOR ANNUITY
   Section
================================================================================
3C.4           The Qualified Preretirement Survivor Annuity shall be:
                ~ 100% is required for Plans allowing only single sum distributions.[X]

                100% to the surviving spouse.


                [ ] 50% to the surviving spouse.

================================================================================
Plan Document               XXI.A. SPOUSAL CONSENT TO DISTRIBUTIONS
   Section
================================================================================
3C.6            A. Profit Sharing Exception Plans.

                      If the Plan as a whole or any Participant individually meets the requirements of Section 3C.6 of the Plan, Joint and Survivor Annuity Requirements- Safe Harbor Rules, spousal consent shall/shall not be required for:

                      Loans        [X]    Shall[ ]    Shall Not

                      Withdrawals  [X]    Shall[ ]    Shall Not

                      Distributions[X]    Shall[ ]    Shall Not

                      ~ Note: If "Shall" is selected for "Distributions" that election shall apply only to distributions exceeding the Plan's involuntary cash-out threshold (if any) indicated by the Employer's election in Section XX.B. of this Adoption Agreement.

                      ~ Note: If this section and the Plan section 3C.6 are applicable, and no election is made, the default election will be "Shall Not."

                B. If the requirements of section A., above, are not met or are not applicable, spousal consent shall always be required for any loan or withdrawal, and for any distribution exceeding the Plan's involuntary cash-out threshold (if any) indicated by the Employer's election in Section XX.B. of this Adoption Agreement.

                      [X] Always.

================================================================================
Plan Document                    XXII. AMENDMENT OF THE PLAN
   Section
================================================================================
7B             A. The party having the authority to amend the Adoption
                   Agreement is the: [ ]
                   1. Trustee(s).

                   ~ Trustee(s) cannot be chosen if the Trustee is CIGNA
Bank &
                   Trust Company, FSB.
                   [X] 2. Plan Administrator.

                   [X] 3. Plan Committee.

                   [ ] 4. Designated Representative of the Employer.
-------------------------------------------------------------------------------

================================================================================
Plan Document                    XXIII. TOP-HEAVY PROVISIONS
   Section
================================================================================
7A.1(i)        A. Method to be used to avoid duplication of Top-Heavy Minimum benefits when a non-Key Employee is a Participant in both this Plan and a defined benefit plan maintained by the Employer (select one response):

                   [X] 1. N/A. The Employer has no other plan(s).

                   [ ] 2. Single Plan Minimum Top-Heavy Allocation. A minimum
                              Top-Heavy contribution will be allocated to each non-Key Employee's Participant Account in an amount equal to:

                              [ ] a. The lesser of 3% of Compensation or the highest percentage allocated to any Key Employee.

                              [ ] b._____% of Compensation (must be at least
                               3%).

                   [ ] 3. Multiple Plans Top-Heavy Allocation. In order to
                       satisfy Code sections 415 and 416, and because of the required aggregation of multiple plans, a minimum Top-Heavy contribution will be allocated to each non-Key Employee in an amount equal to:

                              [ ] a. Not Applicable. No other plan was in
                                       existence prior to the Effective Date
                                       of this Adoption Agreement.

                              [ ] b. 5% of Compensation, to be provided in a
                                        defined contribution plan of the
                                        Employer.

                              [ ] c. 7 1/2% of Compensation, to be
                                        nonintegrated, and provided in this
                                        Plan.

                               ~ If c is chosen, for all Plan Years in which this Plan is Top-Heavy (but not Super Top-Heavy), the Defined Benefit and Defined Contribution fractions shall be computed using 125%.

                   [ ] 4. Enter the name of the plan(s) and specify the
                       method under which the plan(s) will provide Top-Heavy Minimum Benefits to non-Key Employees [include any adjustments required under Code section 415(e)]:

                        --------------------------------------------------------

                        --------------------------------------------------------

                   ~ If 2, 3, or 4 is selected, the Employer's defined benefit plan must contain provisions coordinating Top-Heavy minimum benefits with this Plan and these elections. ~ If 4 is selected, the method specified must preclude Employer discretion and inadvertent omissions.
-------------------------------------------------------------------------------

================================================================================
Plan Document                    XXIII. TOP-HEAVY PROVISIONS
Section
================================================================================

7A.1 B. Present Value: In order to establish the present value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest,based on:

                Complete B only if response to A is 2, 3, or 4. Fill in all blanks.

                [ ] 1. Interest Rate%.

                [ ] 2. Mortality Table.

                [ ] 3. Valuation Date.
--------------------------------------------------------------------------------
7A.2            C.   Where a non-Key Employee is a Participant this
                     and another defined contribution plan(s) of the Employer, choose which plan will provide the minimum Top-Heavy contribution:

                     [X] 1. N/A. The Employer has no other plan.

                     [ ] 2. The minimum allocation will be met in this Plan.

                     [ ] 3. The minimum allocation will be met in the other
                             defined contribution plan. Enter the name of the plan:

----------------------------------------------------

                     ~ If 2 or 3 is selected, the Employer's other defined
                     contribution plan must contain provisions coordinating the
                     Top-Heavy Minimum Contribution with this Plan and these
                     elections.
--------------------------------------------------------------------------------
7A.3            D.   Top-Heavy Vesting Schedule. In the event the plan becomes
                     Top-Heavy, the vesting schedule shall be:

                ~ Must meet one of the schedules below and must be at least as liberal as the vesting schedule elected in Section IX.A.

                      [ ] 1. 100% vesting after_____(not to exceed 3) years of
                              Service.

                                          vesting after 1 Year of Service
                      [ ] 2._____%(not less than 20) vesting after 2 Years of
                                    Service
                            _____%(not less  than 40) vesting after  3 Years of
                                    Service
                            _____%(not less than 60) vesting after 4 Years of
                                    Service
                            _____%(not less  than  80)  vesting after 5 Years of
                                    Service
                            100% vesting after 6 Years of
                                    Service

                                [X] 3. Same vesting schedule(s) as elected in
                            Adoption Agreement Section IX (already meets
                            Top-Heavy minimum vesting requirements).

                ~ If the vesting schedule under the Plan shifts into the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election provisions in Section 7B.1 of the Plan shall apply.

                ~ The Top-Heavy vesting schedule will remain in efect even if the Plan ceases to be Top Heavy.
--------------------------------------------------------------------------------

================================================================================
plan document                      XXIV. OTHER ADOPTING EMPLOYER
section
================================================================================
6F1 6F2        A The following Adoptive Employer(s) also adopt this plan
                    and have executed this Adoption Agreement:

                ~ Fill in below the names and the Employer Identification Numbers(ENIs) of Adopting Employers.

                   ~ Must meet requirements of Plan definition of Employer,
                     Plan Section 1.25.

                  BCP
Ingredients-43-1926865__________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
                  ____________________________________________________________
------------------------------------------------------------------------------

The Employer hereby adopts the Connecticut General Life Insurance Company Defined Contribution Prototype Profit Sharing/Thrift Plan with 401(k) Feature, including all elections made in this Non-Standardized Adoption Agreement, and the Employer agrees to be bound by all the terms of the Plan and by all the terms of this Adoption Agreement and of the Annuity Contract. The Employer further agrees that it will furnish promptly all information required by the Trustee, if applicable, the Plan Administrator and the Insurance Company in order to carry out their functions. The Employer shall notify the Trustee, if applicable, the Plan Administrator and the Insurance Company promptly of any changes in the status of the Employer which might affect the Employer's duties and responsibilities hereunder.

The elections under this Adoption Agreement may be changed by the Employer from time to time by a written instrument signed by the Employer, the Plan Administrator and the Trustee, if applicable, and accepted by the Plan Sponsor The Employer consents to the exercise by the Plan Sponsor of the right to amend the Plan and the Annuity Contract from time to time as it may deem necessary or advisable.

By signing this Adoption Agreement, the Employer specifically acknowledges that the Insurance Company has no authority: (1) to answer legal questions and that all such questions shall be answered by legal counsel for the Employer; and (2) to make determinations involved in the administration of the Plan and that all such determinations shall be answered by the Employer's Plan Administrator or other designated representative.

Upon execution of this Adoption Agreement by the Employer, the Plan shall be effective with respect to that Employer as of the Effective Date specified herein, provided the Plan Administrator and the Trustee, if applicable, shall then or thereafter execute this Adoption Agreement to signify their acceptance of their duties and responsibilities hereunder and provided further, the Plan Sponsor will indicate its acceptance of the Employer in accordance with its usual rules and practices.

The Employer may rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under section 401 of the Internal Revenue Code only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

The Employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in Announcement 2001-77. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made by the Employer to Employee Plans Determinations of the Internal Revenue Service.

Connecticut General Life Insurance Company will inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of such Plan.

CAUTION: You should very carefully examine the elections you have made in this Adoption Agreement and discuss them with your legal counsel. Failure to properly fill out the Adoption Agreement may result in disqualification of your plan. This Adoption Agreement may only be used in conjunction with Basic Plan Document Number 03.

(Note: The Employer, Plan Administrator and Trustee, if applicable, must all sign below. If CIGNA Bank & Trust Company, FSB is the Trustee, only the Employer and the Plan Administrator must sign this Adoption Agreement, as CIGNA Bank & Trust Company, FSB is governed by the terms of a separate Trust Agreement.)

Executed at______, this___day of_____, 20__.

                Employer's Exact Name:Balchem Corporation______

Witness:__________________________By:

                                Title: _________________________

_________Additional Adopting Employer's Exact Name: BCP Ingredients

Witness:
By:_______________________________________

                                 Title:

ACCEPTED this     day of____________20

Witness:                        By(Plan Adminstrator):

Witness:                        By(Plan Adminstrator):

Witness:                        By(Plan Adminstrator):

Witness:                        By(Trustee):___________________

Witness:                        By(Trustee):___________________

Witness:                        By(Trustee):___________________

ACCEPTED this__30th__day of_September_20 03

                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                     By(Authorized Representative):
                                                   -------------